PROSPECTUS SUPPLEMENT dated April 4, 2006 (To Prospectus dated April 4, 2006)

$1,454,024,000 (Approximate)

NEWCASTLE MORTGAGE SECURITIES TRUST 2006-1
Issuing Entity

NEWCASTLE INVESTMENT CORP.
Sponsor

FINANCIAL ASSET SECURITIES CORP.
Depositor

CENTEX HOME EQUITY COMPANY, LLC
Originator and Servicer

ASSET-BACKED NOTES, SERIES 2006-1

Consider carefully the risk factors beginning on page S-11 in this prospectus supplement and on page 6 in the prospectus.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of Financial Asset Securities Corp., Newcastle Investment Corp., Centex Home Equity Company, LLC or any of their affiliates. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Only the fifteen classes of notes identified below are being offered by this prospectus supplement and the accompanying prospectus.

The Offered Notes

•	Represent obligations of the issuing entity, the assets of which consist of a pool of first lien and second lien, fixed-rate and adjustable-rate residential mortgage loans.

•	Will accrue interest at a rate equal to one-month LIBOR plus the related fixed margin, subject to certain limitations described in this prospectus supplement.

•	Will be entitled to monthly payments beginning in April 2006.

Credit Enhancement

•	Subordination as described in this prospectus supplement under “Description of the Notes—Credit Enhancement.”

•	Overcollateralization as described in this prospectus supplement under “Description of the Notes—Overcollateralization Provisions.”

•	Excess Interest as described in this prospectus supplement under “Description of the Notes—Overcollateralization Provisions.”

Class	Original Note Balance(1)	Note Rate(2)
Class A-1	$688,307,000	Variable
Class A-2	$113,959,000	Variable
Class A-3	$261,902,000	Variable
Class A-4	$116,334,000	Variable
Class M-1	$ 51,098,000	Variable
Class M-2	$ 47,340,000	Variable
Class M-3	$ 29,306,000	Variable
Class M-4	$ 24,046,000	Variable
Class M-5	$ 23,294,000	Variable
Class M-6	$ 21,792,000	Variable
Class M-7	$ 21,040,000	Variable
Class M-8	$ 18,034,000	Variable
Class M-9	$ 15,029,000	Variable
Class M-10	$ 15,029,000	Variable
Class M-11	$ 7,514,000	Variable
_________________
(1) Approximate. Subject to a variance of ± 5%.
(2) Determined as described under “Description of the Notes—Note Rates” in this prospectus supplement and subject to limitation or increase under certain circumstances.

Greenwich Capital Markets, Inc. (the “Underwriter”) will offer the offered notes from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of the offered notes (other than the Class M-9 Notes, Class M-10 Notes and Class M-11 Notes), before deducting expenses and underwriting fees, will be approximately $1,416,452,000. The Underwriter’s commission will be any positive difference between the price they pay to the Depositor for the offered notes and the amount they receive from the sale of such notes to the public. See “Method of Distribution” in this prospectus supplement

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Delivery of the offered notes will be made in book-entry form through the facilities of The Depository Trust Company, and upon request through the facilities of Clearstream Banking Luxembourg and the Euroclear System, on or about April 6, 2006.

[RBS Greenwich Capital Logo]

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY OF TERMS
RISK FACTORS
AFFILIATIONS AND RELATED TRANSACTIONS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ORIGINATOR
THE SPONSOR
THE SERVICER
THE INDENTURE TRUSTEE
THE DEPOSITOR
THE ISSUING ENTITY
THE OWNER TRUSTEE
ASSIGNMENT OF THE MORTGAGE LOANS
THE SALE AND SERVICING AGREEMENT
THE INDENTURE
DESCRIPTION OF THE NOTES
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS
METHOD OF DISTRIBUTION
LEGAL INVESTMENT CONSIDERATIONS
LEGAL MATTERS
RATINGS
ANNEX I
ANNEX II
ANNEX III

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each Underwriter has represented and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b)
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

SUMMARY OF TERMS

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire document and the accompanying prospectus.

•
This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Offered Notes

On the Closing Date, Newcastle Mortgage Securities Trust 2006-1 will issue fifteen classes of notes offered by this prospectus supplement and the accompanying prospectus. The assets of the Trust that will support the notes will consist of a pool of fixed-rate and adjustable-rate mortgage loans having the characteristics described in this prospectus supplement. The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes, the Class M-4 Notes, the Class M-5 Notes, the Class M-6 Notes, the Class M-7 Notes, the Class M-8 Notes, the Class M-9 Notes, the Class M-10 Notes and the Class M-11 Notes are the only classes of offered notes.

The offered notes will be book-entry securities clearing through The Depository Trust Company (in the United States) or upon request through Clearstream Banking Luxembourg and the Euroclear System (in Europe) in minimum denominations of $25,000; provided that offered notes must be purchased in minimum total investments of $100,000 per class.

We refer you to “Description of the Notes— General,” “Description of the Notes—Book-Entry Notes” and “The Mortgage Pool” in this prospectus supplement.

The Owner Trust Certificates

One or more classes of Owner Trust Certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interest in the trust. In addition, the Owner Trust Certificates (subject to payments to the owner trustee) will be entitled to payments of available funds remaining after payments on the offered notes, as described in this prospectus supplement. The Owner Trust Certificates are not offered by this prospectus supplement. The Owner Trust Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

Cut-off Date

March 1, 2006.

Closing Date

On or about April 6, 2006.

The Issuing Entity

Newcastle Mortgage Securities Trust 2006-1, a Delaware statutory trust established under the trust agreement. The Issuing Entity is also referred to as the Trust in this prospectus supplement. We refer you to “The Issuing Entity” in this prospectus supplement for additional information.

The Depositor

Financial Asset Securities Corp., a Delaware corporation and an affiliate of Greenwich Capital Markets, Inc. We refer you to “The Depositor” in this prospectus supplement for additional information.

The Sponsor

Newcastle Investment Corp., a Maryland corporation. We refer you to “The Sponsor” in this prospectus supplement for additional information.

The Seller

NIC WL LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Sponsor.

The Originator and Servicer

Centex Home Equity Company, LLC, a Delaware limited liability company. Any obligation specified to be performed by the master servicer in the prospectus is an obligation to be performed by the related Servicer with respect to the Mortgage Loans serviced by it. We refer you to “The Originator” and the “The Servicer” in this prospectus supplement for additional information.

Indenture Trustee and Custodian

JPMorgan Chase Bank, N.A., a national banking association. We refer you to “The Indenture Trustee” in this prospectus supplement for additional information.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation acting not in its individual capacity, but solely as owner trustee under the Trust agreement. We refer you to “The Owner Trustee” in this prospectus supplement for additional information.

Designations

Each class of notes will have different characteristics, some of which are reflected in the following general designations.

•	Offered Notes

Class A Notes and Mezzanine Notes.

•	Class A Notes

Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

•	Mezzanine Notes

Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes, Class M-9 Notes, Class M-10 Notes and Class M-11 Notes.

Mortgage Loans

On the Closing Date the Issuing Entity will acquire a pool of first lien and second lien, fixed-rate and adjustable-rate mortgage loans. The mortgage loans in the Trust as of the Closing Date will consist of approximately 11,272 mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $1,502,867,687 (the “Mortgage Loans”).

The statistical information in this prospectus supplement reflects the characteristics of the Mortgage Loans as of the Cut-off Date. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the mortgage pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans may vary.

The Mortgage Loans have the following characteristics (with all figures being approximate and all percentages and weighted averages being based on scheduled principal balances as of the Cut-off Date):

Mortgage Loans with Prepayment Charges:	59.71%
Fixed-Rate Mortgage Loans:	34.26%
Second lien Mortgage Loans:	8.18%
Interest Only Mortgage Loans:	26.53%
Range of Remaining Term to Stated Maturities:	11 months to 360 months
Weighted Average Remaining Term to Stated Maturity:	345 months
Range of Original Principal Balances:	$5,000 to $1,467,000
Average Original Principal Balance:	$134,177
Range of Outstanding Principal Balances:	$1,430 to $1,464,704
Average Outstanding Principal Balance:	$133,328
Range of Current Mortgage Rates:	4.350% to 18.000%
Weighted Average Current Mortgage Rate:	7.577%
Weighted Average Credit Score of the Mortgage Loans	612
Weighted Average Gross Margin of the Adjustable-Rate Mortgage Loans:	4.567%
Weighted Average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans:	14.093%
Weighted Average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans:	7.122%
Weighted Average Initial Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	2.921%
Weighted Average Periodic Rate Adjustment Cap of the Adjustable-Rate Mortgage Loans:	1.484%
Weighted Average Months Until Next Adjustment Date for the Adjustable-Rate Mortgage Loans:	23 months
Geographic Concentration in Excess of 5%: California Florida Texas Arizona	28.29% 11.92% 7.30% 5.40%

Payment Dates

The Indenture Trustee will make payments on the notes on the 25th day of each calendar month beginning in April 2006 (each, a “Payment Date”) (i) to the holder of record of the Offered Notes as of the business day preceding such Payment Date, in the case of any notes held in book-entry form or (ii) to the holder of record as of the last business day of the calendar month immediately preceding the month in which the Payment Date occurs, in the case of any notes held in registered, certificated form. If the 25th day of a month is not a business day, then the Payment Date will be made on the next business day.

Maturity Date

The maturity date for the Offered Notes will be the Payment Date in March 2036. The maturity date for the Offered Notes is one month following the maturity date of the latest maturing Mortgage Loan. The actual final Payment Date for each class of Offered Notes may be earlier, and could be substantially earlier, than the maturity date.

Payments on the Notes

Interest Payments

The note rate for the Offered Notes will be calculated at the per annum rate of One-Month LIBOR plus the related margin as set forth below, subject to a maximum note rate of 11.50% and the limitations set forth in this prospectus supplement.

	Margin
Class	(1)	(2)
A-1	0.070%	0.140%
A-2	0.120%	0.240%
A-3	0.180%	0.360%
A-4	0.280%	0.560%
M-1	0.350%	0.525%
M-2	0.370%	0.555%
M-3	0.390%	0.585%
M-4	0.450%	0.675%
M-5	0.480%	0.720%
M-6	0.570%	0.855%
M-7	1.150%	1.725%
M-8	1.300%	1.950%
M-9	2.200%	3.300%
M-10	2.500%	3.750%
M-11	2.500%	3.750%
__________
(1) For each Payment Date up to and including the Coupon Step-Up Date, as defined in this prospectus supplement under “The Indenture—Optional Redemption.”
(2) On each Payment Date after the Coupon Step-Up Date.

We refer you to “Description of the Notes—Note Rates” in this prospectus supplement for additional information.

Interest payable on the notes accrues during an accrual period. The accrual period for the Offered Notes for any Payment Date is the period from the previous Payment Date (or, in the case of the first accrual period, from the Closing Date) to the day prior to the current Payment Date. Interest will be calculated for the Offered Notes on the basis of the actual number of days in the accrual period, based on a 360-day year.

The Offered Notes will accrue interest on their note balances outstanding immediately prior to each Payment Date.

We refer you to “Description of the Notes” in this prospectus supplement for additional information.

Principal Payments

Principal will be paid to the holders of the Offered Notes on each Payment Date in the amounts and priorities described herein under “Description of the Notes—Allocation of Available Funds.”

Payment Priorities

In general, on any Payment Date, funds available for payment from payments and other amounts received on the Mortgage Loans will be paid as follows:

Interest Payments
to pay interest on the Class A Notes, on a pro rata basis based on the entitlement of each such class; and

to pay interest on the Mezzanine Notes, but only in the amounts and priorities described under “Description of the Notes—Allocation of Available Funds” in this prospectus supplement.

Principal Payments
to pay principal on the Class A Notes, but only in the amounts and priorities described under “Description of the Notes—Allocation of Available Funds” in this prospectus supplement; and

to pay principal on the Mezzanine Notes, but only in the amounts and priorities described under “Description of the Notes—Allocation of Available Funds” in this prospectus supplement.

We refer you to “Description of the Notes—Allocation of Available Funds” in this prospectus supplement for additional information.

Trigger Event

The occurrence of a Trigger Event, on or after the Stepdown Date, may have the effect of accelerating or decelerating the amortization of certain classes of Offered Notes and affecting the weighted average lives of such notes. The Stepdown Date is the earlier to occur of (1) the first Payment Date on which the aggregate note balance of the Class A Notes has been reduced to zero and (2) the later of (x) the Payment Date occurring in April 2009 and (y) the first Payment Date on which the Senior Credit Enhancement Percentage is greater than or equal to 42.90%. A Trigger Event will be met if delinquencies or losses on the Mortgage Loans exceed the levels set forth in the definition thereof.

We refer you to “Description of the Notes—Allocation of Available Funds” in this prospectus supplement for additional information.

Fees and Expenses

Before payments are made on the notes, the following fees and expenses will be payable by the trust: (i) the Servicer will be paid a monthly fee equal to one-twelfth of 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the first day of the related due period, (ii) the Indenture Trustee will be paid a monthly fee equal to one-twelfth of 0.0050% multiplied by the aggregate principal balance of the Mortgage Loans as of the first day of the related due period and (iii) the Owner Trustee will be paid a monthly fee (beginning on the 13th payment date) equal to $333.33. The servicing fee will be payable from amounts on deposit in the collection account and the indenture trustee fee and the owner trustee fee will be payable from amounts on deposit in the payment account.

The Swap Provider is entitled to a monthly payment calculated as one-twelfth of the Strike Rate (as defined herein) on the Base Calculation Amount (as defined herein) for such Payment Date multiplied by 250. The Trust is entitled to an amount equal to one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Base Calculation Amount for such Payment Date multiplied by 250. Only the positive net payment of the two obligations will be paid by the applicable party. If a net payment is owed to the Swap Provider, the Indenture Trustee shall pay such amount from the payment account before payments are made on the Notes.

Advances

The Servicer will make cash advances to cover delinquent payments of principal and interest on a Mortgage Loan to the extent it reasonably believes that the cash advances are recoverable from future payments on such Mortgage Loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

We refer you to “The Sale and Servicing Agreement—Advances” in this prospectus supplement and “Description of the Securities—Advances” in the prospectus for additional information.

Optional Redemption

At its option, the holder of the Owner Trust Certificates may redeem the Offered Notes, in whole but not in part, by purchasing the Mortgage Loans and any REO Properties remaining in the Trust, after the aggregate principal balance of the Mortgage Loans and any REO Properties is equal to or less than 20% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. However, the holder of the Owner Trust Certificates will not be permitted to exercise such right until one year following the Closing Date.

We refer you to “The Indenture—Optional Redemption” and “Description of the Notes—Note Rates” in this prospectus supplement and “Operative Agreements—Termination; Optional Termination; Calls” in the prospectus for additional information.

Repurchase or Substitution of Mortgage Loans

The Originator will make certain representations and warranties with respect to each Mortgage Loan as of the Closing Date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the noteholders, the Originator will be obligated to cure such breach, or otherwise repurchase or replace such Mortgage Loan.

See “Assignment of the Mortgage Loans” in this prospectus supplement for additional information.

Credit Enhancement

1. Subordination

The rights of the holders of the Mezzanine Notes to receive payments will be subordinated to the rights of the holders of the Class A Notes, in each case to the extent described in this prospectus supplement.

In addition, the rights of the holders of Mezzanine Notes with higher numerical class designations to receive payments will be subordinated to the rights of the holders of the Mezzanine Notes with lower numerical class designations.

Subordination is intended to enhance the likelihood of regular payments on the more senior notes in respect of interest and principal and to afford such notes protection against realized losses on the Mortgage Loans.

We refer you to “Description of the Notes—Subordination” in this prospectus supplement for additional information.

2. Overcollateralization

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate note balance of the Offered Notes by approximately $48,843,687. Such amount represents approximately 3.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the approximate amount of overcollateralization that will be required to be provided under the indenture. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

We refer you to “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement for additional information.

3. Excess Interest

The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Offered Notes and to pay certain fees and expenses of the Trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). The excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain overcollateralization at required levels.

We refer you to “Description of the Notes—Allocation of Available Funds” and “—Overcollateralization Provisions” in this prospectus supplement for additional information.

4. Allocation of Losses

If, on any Payment Date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the Mortgage Loans as described under “Description of the Notes—Overcollateralization Provisions” in this prospectus supplement or Net Swap Payments received under the Interest Rate Swap Agreement, then realized losses on the Mortgage Loans will be allocated to the Mezzanine Notes, in reverse numerical order, until the note balances thereof have been reduced to zero. The indenture will not permit the allocation of realized losses on the Mortgage Loans to the Class A Notes; however investors in the Class A Notes should realize that under certain loss scenarios there will not be enough interest and principal on the mortgage loans to pay to such notes all interest and principal amounts to which such notes are then entitled.

Once realized losses are allocated to a class of the Mezzanine Notes, as described above, such realized losses will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Notes (together with deferred interest) may be paid to the holders of these notes according to the priorities set forth under “Description of the Notes— Overcollateralization Provisions” and “Description of the Notes—Interest Rate Swap Agreement, the Swap Provider and the Swap Account” in this prospectus supplement.

We refer you to “Description of the Notes—Allocation of Losses” in this prospectus supplement for additional information.

Interest Rate Swap Agreement

The Trust will enter into an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) with The Royal Bank of Scotland plc, as swap provider (the “Swap Provider”). Under the Interest Rate Swap Agreement, on each Payment Date (beginning with the Payment Date in May 2006), the Trust will be obligated to make fixed payments as specified in this prospectus supplement and the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount (as defined herein) for that Payment Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date, and the denominator of which is 360. To the extent that the fixed payment exceeds the floating payment on any Payment Date, amounts otherwise available to noteholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Payment Date, the Swap Provider will make a Net Swap Payment to the owner trustee.

Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related payment date, and on any subsequent payment dates until paid in full, generally prior to any payment to noteholders. See “Description of the Notes—The Interest Rate Swap Agreement and the Swap Account” in this prospectus supplement for additional information.

Net Swap Payments and Swap Termination Payments payable by the Trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from available funds before payments to noteholders.

Ratings

It is a condition of the issuance of the Offered Notes that they be assigned ratings at least as high as the following ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”; together with S&P, the “Rating Agencies”):

	S&P	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA+	Aa2
M-3	AA	Aa3
M-4	AA	A1
M-5	AA-	A2
M-6	A+	A3
M-7	A	Baa1
M-8	A-	Baa2
M-9	BBB+	Baa3
M-10	BBB	NR
M-11	BBB-	NR

A security rating is not a recommendation to buy, sell or hold securities. The ratings on the Offered Notes do not constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of basis risk shortfall amounts to the Offered Notes or the possibility that a holder of an Offered Note might realize a lower than anticipated yield. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

We refer you to “Ratings” in this prospectus supplement and in the prospectus for additional information.

Tax Status

For federal income tax purposes the Offered Notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the Owner Trust Certificates. Each noteholder that is unrelated to the owner of the Owner Trust Certificates, by its acceptance of a note, will agree to treat the Offered Notes as debt.

The Trust is classified as a taxable mortgage pool. The Trust will not, however, be subject to federal income tax as a corporation as long as the Owner Trust Certificates are owned exclusively by a “real estate investment trust” (“REIT”) or by a “qualified REIT subsidiary” or by an entity that is wholly-owned by a REIT or “qualified REIT subsidiary” and disregarded for federal income tax purposes. The Sponsor will certify that it is a “real estate investment trust” and it will own the Owner Trust Certificates through a “qualified REIT subsidiary” or an entity disregarded for federal income tax purposes. Moreover, the trust agreement sets forth restrictions on the transferability of the Owner Trust Certificates to ensure that it will only be held by a “real estate investment trust,” a “qualified REIT subsidiary” or an entity disregarded for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus for additional information.

Considerations for Benefit Plan Investors

A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code should review carefully with its legal counsel whether the purchase or holding of the offered notes or an interest therein could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

Any benefit plan fiduciary considering whether to purchase any offered notes or an interest therein on behalf of a benefit plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code.

We refer you to “Considerations for Benefit Plan Investors” in this prospectus supplement and “ERISA Considerations” in the prospectus for additional information.

Legal Investment

The Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

We refer you to “Legal Investment Considerations” in this prospectus supplement and in the prospectus for additional information.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus.

Taxation of the Trust

It is anticipated that the Trust will be characterized as one or more taxable mortgage pools (“TMP”), for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the Trust will be entirely owned by the Sponsor, which is a “real estate investment trust” (“REIT”). So long as the Trust is owned directly or indirectly by a REIT, classification of the trust as a TMP will not cause it to be subject to corporate income tax. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the Sponsor may be required to treat a portion of the dividends they receive from the Sponsor as though they were “excess inclusions” with respect to a residual interest in a “real estate mortgage investment conduit” (“REMIC”), within the meaning of Section 860D of the Code.

In the event that the Trust is not wholly owned by a REIT or a “qualified REIT subsidiary,” it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Any transfer of the Owner Trust Certificates will require such transferee to represent that it is a REIT, a “qualified REIT subsidiary” or a wholly-owned entity of a REIT or “qualified REIT subsidiary” that is disregarded for federal income tax purposes.

In the event any Offered Notes are held by the Sponsor or a “qualified REIT subsidiary” of the Sponsor, such Offered Notes will not be characterized as debt or equity until any such Notes are issued or sold to other parties. If such classes of Offered Notes were not characterized as debt for federal income tax purposes at a time they were so issued or sold, the Trust would no longer be treated as wholly-owned by the Sponsor or as a “qualified REIT subsidiary”, resulting in the adverse tax consequences discussed above.

In the event that federal income taxes are imposed on the Trust, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the Trust, with a consequential redemption of the offered notes at a time earlier than anticipated.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their Mortgage Loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their Mortgage Loans. A prepayment of a Mortgage Loan generally will result in a prepayment on the notes.

•	If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the Mortgage Loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate Mortgage Loans, the Mortgage Loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the Mortgage Loans. In addition, if interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•
Approximately 59.71% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the Mortgage Loan during a stated period, which may be from one year to three years after the Mortgage Loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the Mortgage Loan during the applicable period.

•
The Originator may be required to purchase Mortgage Loans from the Trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the Servicer has the option to purchase Mortgage Loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the Offered Notes as a prepayment of the Mortgage Loans.

•
The holder of the Owner Trust Certificates may purchase all of the Mortgage Loans and any REO Properties when the aggregate principal balance of the Mortgage Loans and REO Properties is equal to or less than 20% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

•	If the rate of default and the amount of losses on the Mortgage Loans is higher than you expect, then your yield may be lower than you expect.

•
As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreement as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Offered Notes and will influence the yield on such notes in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the Offered Notes.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the Offered Notes then entitled to principal payments at any time that the overcollateralization provided by the mortgage pool falls below the required level.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Payment Status of the Mortgage Loans

Approximately 0.40% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) are 30-59 days delinquent as of February 28, 2006. A mortgage loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next scheduled due date. As a result of the inclusion of delinquent mortgage loans, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

The Servicer will be required to make advances of delinquent payments of principal and interest on any delinquent Mortgage Loans (to the extent such advances are deemed by the Servicer to be recoverable), until such Mortgage Loans become current. Furthermore, with respect to any delinquent Mortgage Loan, the Servicer may either foreclose on any such Mortgage Loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the related Mortgage Loan. If the Servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Investors should also see the tables titled “Historical Delinquency of the Mortgage Loans.”

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Notes

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, the military conflict with Iraq has resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the Mortgage Loans. In accordance with the servicing standard set forth in the sale and servicing agreement, the Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of Mortgage Loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the “Relief Act”) or state laws providing for similar relief. See “Material Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Servicer or, any subservicer or any financial guaranty insurance policy.

Second Lien Loan Risk

Approximately 8.18% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the Servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the Servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second Mortgage Loans may be greater than that of Mortgage Loans secured by first liens on comparable properties.

Interest Only Mortgage Loans

Approximately 26.53% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) require the borrowers to make monthly payments of accrued interest only for up to five years following origination as described below. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may have an aversion to paying the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required on such mortgage loans during such interest only period, the noteholders will receive smaller principal payments during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal payments may reduce the return on an investment in the related Class A Notes and the Mezzanine Notes that are purchased at a discount.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year time period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential Inadequacy of Credit Enhancement for the Offered Notes

The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Offered Notes, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, neither the Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Notes and to pay certain fees and expenses of the Trust. Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the Trust are covered, the available excess interest generated by the Mortgage Loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the Mortgage Loans or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

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Every time a Mortgage Loan is prepaid in full, liquidated or written off, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•
If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required payments on the Offered Notes.

•
The fixed-rate Mortgage Loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate Mortgage Loans have mortgage rates that adjust based on an index that is different from the index used to determine the note rates on the Offered Notes. In addition, (i) the first adjustment of the rates for approximately 74.89% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date), will not occur until two years after the date of origination, (ii) the first adjustment of the rates for approximately 24.31% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date), will not occur until three years after the date of origination and (iii) the first adjustment of the rates for approximately 0.60% of the adjustable-rate Mortgage Loans (by aggregate principal balance of the adjustable-rate Mortgage Loans as of the Cut-off Date), will not occur until five years after the date of origination. As a result, the note rates on the Offered Notes may increase relative to the mortgage rates on the Mortgage Loans, or may remain constant as the mortgage rates on the adjustable-rate Mortgage Loans decline. In either case, increases in the note rates on the Offered Notes would require that more of the interest generated by the Mortgage Loans be applied to cover interest on such notes.

•
If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the amount of excess interest generated by the Mortgage Loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Offered Notes

The Offered Notes accrue interest at note rates based on the one-month LIBOR index plus specified margins, limited by the available funds rate and a maximum note rate. The available funds rate for the Offered Notes is based on the weighted average of the mortgage rates on the Mortgage Loans net of certain fees and expenses of the Trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event).

The adjustable-rate Mortgage Loans have mortgage rates that adjust based on a six-month LIBOR or one-year LIBOR index. The adjustable-rate Mortgage Loans have periodic and maximum limitations on adjustments to their mortgage rates, and substantially all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates generally two years, three years or five years after the origination thereof. The fixed-rate Mortgage Loans have mortgage rates that will not adjust. As a result of the limit on the note rates on the Offered Notes, such notes may accrue less interest than they would accrue if their note rates were based solely on the one-month LIBOR index plus the specified margin (in the case of the Offered Notes).

A variety of factors could limit the note rates on the Offered Notes. Some of these factors are described below:

•
The note rates for the Offered Notes adjust monthly while the mortgage rates on the adjustable-rate Mortgage Loans adjust less frequently and the mortgage rates on the fixed-rate Mortgage Loans do not adjust. Furthermore, substantially all of the adjustable-rate Mortgage Loans will have the first adjustment to their mortgage rates generally two years, three years or five years following their origination. Consequently, the limit on the note rates on the Offered Notes may prevent any increases in the note rates such Notes for extended periods in a rising interest rate environment.

•
If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher mortgage rates than on the Mortgage Loans with relatively lower mortgage rates, the note rates on the Offered Notes are more likely to be limited.

•
The index used to determine the mortgage rates on the adjustable-rate Mortgage Loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on certain of the adjustable-rate Mortgage Loans may decline while the note rates on the Offered Notes are stable or rising. It is also possible that the mortgage rates on the adjustable-rate Mortgage Loans and the note rates on the Offered Notes that are subject to adjustment may both decline or increase during the same period, but that the note rates on such notes may decline more slowly or increase more rapidly.

If the note rates on the Offered Notes are limited for any Payment Date, the resulting basis risk shortfalls may be recovered by the holders of such notes on such Payment Date or future Payment Dates to the extent that on such Payment Date or future Payment Dates there are available funds remaining after certain other payments on the Offered Notes and the payment of certain fees and expenses of the Trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Provider Trigger Event).

Risks Associated with the Mezzanine Notes

The weighted average lives of, and the yields to maturity on, the Mezzanine Notes, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in such notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest and overcollateralization following payments of principal on the related Payment Date and any Net Swap Payment received under the Interest Rate Swap Agreement, will reduce the note balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such Notes than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be payable with respect to such written down amount (except in the case of Subsequent Recoveries). However, the amount of any realized losses allocated to the Mezzanine Notes (together with deferred interest) may be paid to the holders of such Notes according to the priorities set forth under “Description of the Notes—Overcollateralization Provisions” and “Description of the Notes—Interest Rate Swap Agreement, the Swap Provider and the Swap Account” in this prospectus supplement.

Unless the aggregate note balance of the Class A Notes has been reduced to zero, the Mezzanine Notes will not be entitled to any principal payments until at least April 2009 or a later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the Mortgage Loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the Mezzanine Notes, the holders of such notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency levels occur, it is possible for such notes to receive no principal payments even if no losses have occurred on the Mortgage Loans.

In addition, the multiple class structure of the Mezzanine Notes causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because payments of principal will be made to the holders of such notes according to the priorities described in this prospectus supplement, the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal payments on such classes. The yield to maturity on such classes of notes will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization, Net Swap Payments received under the Interest Rate Swap Agreement or a class of Mezzanine Notes with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Payment Date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full, but only up to the amount of the Servicer’s servicing fee. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the Servicer.

On any Payment Date, any shortfalls resulting from the application of the Relief Act or any similar state law providing for similar relief and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated to the Net Monthly Excess Cashflow.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the Mortgage Loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 39.28% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) had loan-to-value ratios in excess of 80%, but not in excess of 100% at origination and are not covered by any borrower-paid primary mortgage insurance. Additionally, the Originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the Mortgage Loans may differ from the appraised value or the actual value of such mortgaged properties. As used in this prospectus supplement, the loan-to-value ratio of any second lien Mortgage Loan is calculated based on the sum of the principal balance of such Mortgage Loan and the principal balance of the related senior lien mortgage loan divided by the applicable valuation of the related mortgaged property. See “The Originator” herein.

Simultaneous Second Lien Risk

With respect to approximately 15.36% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date), at the time of origination of such first lien Mortgage Loan, the Originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average original loan-to-value ratio of such Mortgage Loans is approximately 81.86%, and the original weighted average combined loan-to-value ratio of such Mortgage Loans (including the related simultaneous second lien) is approximately 99.44%. With respect to such Mortgage Loans, foreclosure frequency may be increased relative to Mortgage Loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the Originator or from any other lender.

Geographic Concentration

The chart presented under “Summary of Terms—Mortgage Loans” lists the states with the highest concentrations of Mortgage Loans. Because of the relative geographic concentration of the Mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the Mortgaged properties were more geographically diversified. For example, some of the Mortgaged Properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires, mudslides and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the Mortgage Loans in general:

•	Economic conditions in states with high concentrations of Mortgage Loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

•
Declines in the residential real estate markets in the states with high concentrations of Mortgage Loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•
Any increase in the market value of properties located in the states with high concentrations of Mortgage Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

The Mortgage Loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement and could result in the borrowers rescinding such Mortgage Loans against either the Trust or subsequent holders of the Mortgage Loans.

The Originator will represent that as of the Closing Date, each Mortgage Loan originated by the Originator is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Originator will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described under “Assignment of the Mortgage Loans” in this prospectus supplement.

The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending.  Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business.  It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability.  If any such proceeding were determined adversely to the Originator or Servicer and were to have a material adverse effect on its financial condition, the ability of the Servicer to service the Mortgage Loans in accordance with the sale and servicing agreement, or the ability of the Originator to fulfill its obligation to repurchase or substitute for defective Mortgage Loans, could be impaired.

Hurricanes May Pose Special Risks

During the late summer of 2005, Hurricane Katrina and Hurricane Rita caused catastrophic damage to areas in the Gulf Coast region of the United States. The Originator will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair. In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the Originator will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal payments on the Offered Notes. Any damage to a mortgaged property that secures a Mortgage Loan in the Trust occurring after the Closing Date as a result of any other casualty event occurring after the Closing Date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

The full economic impact of Hurricane Katrina and Hurricane Rita is uncertain but may affect the ability of borrowers to make payments on their mortgage loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the Mortgage Loans. Any impact of these events on the performance of the Mortgage Loans may increase the amount of losses borne by the holders of the Offered Notes or impact the weighted average lives of the Offered Notes.

High Cost Loans

None of the Mortgage Loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994 (the “Homeownership Act”) or any similar state or local law or regulation. See “Material Legal Aspects of the Loans—Homeownership Act and Similar State Laws” in the prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The Originator’s failure to comply with these laws could subject the trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in the borrowers rescinding such Mortgage Loans against either the Trust or subsequent holders of the Mortgage Loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the Originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Originator will be required to purchase such Mortgage Loan from the Trust.

See “Material Legal Aspects of the Loans—Homeownership Act and Similar State Laws” in the prospectus.

The Offered Notes Are Obligations of the Issuing Entity Only

The Offered Notes will represent obligations of the Issuing Entity and will not represent an interest in or obligation of the Depositor, the Servicer, the Originator, the Sponsor, the Seller, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their respective affiliates. Neither the Offered Notes nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicer, the Originator, the Sponsor, the Seller, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their respective affiliates. Proceeds of the assets included in the Trust will be the sole source of payments on the Offered Notes, and there will be no recourse to the Depositor, the Servicer, the Originator, the Sponsor, the Seller, the Indenture Trustee, the Owner Trustee, the Underwriters or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Notes.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Payment Date exceeds the fixed amount owed to the Swap Provider on such Payment Date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds the Strike Rate. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the Mortgage Loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for payment to noteholders, and may reduce the note rate of the Offered Notes. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Notes. In addition, any termination payment payable to the Swap Provider (other than a termination payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for payment to noteholders.

Upon early termination of the Interest Rate Swap Agreement, the Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Payment Date, and on any subsequent Payment Dates until paid in full, generally prior to payments to noteholders. This feature may result in losses on the notes. Due to the priority of the applications of the available funds, the Mezzanine Notes will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the Trust before such effects are borne by the Class A Notes and one or more classes of Mezzanine Notes may suffer a loss as a result of such payment.

To the extent that payments on the Offered Notes depend in part on payments to be received by the Trust under the Interest Rate Swap Agreement, the ability of the Indenture Trustee to make such payments on such notes will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement. The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Notes. See “Description of the Offered Notes—The Swap Provider” in this prospectus supplement.

Lack of Liquidity

Greenwich Capital Markets, Inc. (the “Underwriter”) intends to make a secondary market in the Offered Notes, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Nature of the Mortgage Loans

Substantially all of the Mortgage Loans in the Trust are loans that do not meet the customary credit standards of Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these Mortgage Loans than with mortgage loans that satisfy such credit standards. In the event the Mortgage Loans do become delinquent or subject to liquidation, you may face delays in receiving payments and losses if the credit enhancement features of the Trust are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the Offered Notes may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No rating agency is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Notes, the liquidity and market value of the affected notes is likely to be reduced.

Suitability of the Offered Notes as Investments

The Offered Notes are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

AFFILIATIONS AND RELATED TRANSACTIONS

Each of the Depositor and Greenwich Capital Markets, Inc. is a direct wholly owned direct subsidiary of Greenwich Capital Holdings, Inc. On March 30, 2006, Centex Corporation announced that it had signed a definitive agreement to sell the Originator and the Servicer to an affiliate of the Sponsor.

There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between (a) any of the Sponsor, the Depositor and the Issuing Entity and (b) any of the Servicer, the Indenture Trustee or the Originator.

Greenwich Capital Markets, Inc. provides warehouse financing to the Sponsor that may be secured by some or all of the Mortgage Loans. Greenwich Capital Markets, Inc. will release any and all of its liens on or security interests in the Mortgage Loans prior to the Closing Date.

THE MORTGAGE POOL

The information set forth in the following paragraphs is based on servicing records and representations about the Mortgage Loans that were made by the Originator at the time it sold the Mortgage Loans to the Seller.

The statistical information presented in this prospectus supplement relates to the Mortgage Loans and related Mortgaged Properties as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. The Depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Notes are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

If any material pool characteristic of the Mortgage Loans on the Closing Date differs by more than 5% or more from the description of the Mortgage Loans in this prospectus supplement, the depositor will file updated pool characteristics by Form 8-K within four days following the Closing Date.

Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Cut-off Date Principal Balance”). The “Principal Balance” of a Mortgage Loan as of any date is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan. The “Pool Balance” as of any date is equal to the aggregate of the Principal Balances of the Mortgage Loans in the Mortgage Pool.

General

Newcastle Mortgage Securities Trust 2006-1 (the “Trust”) will consist of a pool of residential mortgage loans (the “Mortgage Loans” or the “Mortgage Pool”). The Mortgage Loans consist of approximately 11,272 Mortgage Loans with a Cut-off Date Principal Balance of approximately $1,502,867,687.

All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments (each, a “Mortgage”). The Mortgages create first liens or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units, planned unit developments, manufactured housing and condominium units (each, a “Mortgaged Property”). Approximately 91.82% of the Mortgage Loans are secured by first liens on the related mortgaged properties and approximately 8.18% of the Mortgage Loans are secured by second liens on the related mortgaged properties.

The Mortgage Loans will generally consist of mortgages to subprime borrowers. A description of the underwriting standards used by the Originator to originate the Mortgage Loans are set forth under “The Originator” in this prospectus supplement.

The Seller previously purchased the Mortgage Loans from the Originator pursuant to the Master Mortgage Loan Purchase and Servicing Agreement, dated February 28, 2006 (the “Master Agreement”), among the Seller, the Originator and Harwood Street Funding II, LLC. The Depositor will purchase the Mortgage Loans and acquire the Seller’s rights against the Originator under the Master Agreement from the Seller pursuant to the Assignment and Recognition Agreement, dated as of the Closing Date, among the Originator, the Seller and the Depositor (the “Assignment Agreement”). Pursuant to the Sale and Servicing Agreement, dated as of the Closing Date, among the Depositor, the Servicer, the Issuer and the Indenture Trustee (the “Sale and Servicing Agreement”), the Depositor will cause the Mortgage Loans and the Seller’s rights under the Master Agreement to be assigned to the Issuing Entity. Pursuant to the Indenture, dated as of the Closing Date (the “Indenture”), the Issuing Entity will pledge the Mortgage Loans and the Seller’s rights under the Master Agreement to the Indenture Trustee to secure payment on the Offered Notes. See “Assignment of the Mortgage Loans” in this prospectus supplement.

Each of the Mortgage Loans was selected from the Originator’s portfolio of mortgage loans. The Mortgage Loans were originated by the Originator or acquired by the Originator in the secondary market in the ordinary course of its business and were underwritten or re-underwritten by the Originator in accordance with its respective underwriting standards as described under “The Originator” in this prospectus supplement.

Under the Master Agreement, certain representations and warranties regarding the Mortgage Loans have been made by the Originator. Pursuant to the Assignment Agreement, the Seller has assigned its rights with respect to the Master Agreement, including remedies with respect to breaches of representations and warranties, to the Depositor (who will further assign such rights to the Issuer). To the extent set forth under “Assignment of the Mortgage Loans,” the Indenture Trustee will enforce the obligations of the Originator under the Master Agreement to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists uncured deficient documentation or an uncured breach of any such representation or warranty, if such breach or deficiency materially and adversely affects the Noteholders’ interests in such Mortgage Loan. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Offered Notes in its capacity as Seller. The Originator will have no obligation with respect to the Offered Notes in its capacity as Originator, other than in connection with representations and warranties made by it under the Master Agreement and assigned to the Indenture Trustee as described above.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein and each adjustable-rate mortgage loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

Each Mortgage Loan will accrue interest at the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note (each such rate, a “Mortgage Rate”). Approximately 65.74% of the Mortgage Loans are adjustable-rate Mortgage Loans (the “Adjustable-Rate Mortgage Loans”) and approximately 34.26% of the Mortgage Loans are fixed-rate Mortgage Loans (the “Fixed-Rate Mortgage Loans”).

Each Fixed-Rate Mortgage Loan has a Mortgage Rate that is fixed for the life of such Mortgage Loan.

Substantially all of the Adjustable-Rate Mortgage Loans accrue interest at a Mortgage Rate that is adjustable following an initial period of two years, three years or five years following origination. Generally, the Adjustable-Rate Mortgage Loans provide for semi-annual adjustment to the mortgage rate (the “Mortgage Rate”) thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided, (i) the first adjustment of the rates for approximately 74.89% of the Adjustable-Rate Mortgage Loans (by aggregate Principal Balance of the Adjustable-Rate Mortgage Loans as of the Cut-off Date) will not occur until two years after the date of origination, (ii) the first adjustment of the rates for approximately 24.31% of the Adjustable-Rate Mortgage Loans (by aggregate Principal Balance of the Adjustable-Rate Mortgage Loans as of the Cut-off Date) will not occur until three years after the date of origination, (iii) the first adjustment of the rates for approximately 0.60% of the Adjustable-Rate Mortgage Loans (by aggregate principal balance of the Adjustable-Rate Mortgage Loans as of the Cut-off Date), will not occur until five years after the date of origination (each Adjustable-Rate Mortgage Loan having any such two year, three year or five year initial fixed period, a “Delayed First Adjustment Mortgage Loan”). On each Adjustment Date for each Adjustable-Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of Six-Month LIBOR or one-year LIBOR (each, as defined below) and a fixed percentage amount (the “Gross Margin”). The Mortgage Rate on any Adjustable-rate Mortgage Loan will not decrease on the first related Adjustment Date, will not increase by more than a stated percentage (as specified in the related mortgage note) on the first related Adjustment Date (the “Initial Periodic Rate Cap”) and will not increase or decrease by more than a stated percentage (as specified in the related mortgage note) on any Adjustment Date thereafter (the “Periodic Rate Cap”). The Adjustable-Rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 2.921% per annum and a weighted average Periodic Rate Cap of approximately 1.484% per annum thereafter. Each Mortgage Rate on each Adjustable-Rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the “Maximum Mortgage Rate”) or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the “Minimum Mortgage Rate”). Effective with the first monthly payment due on each Adjustable-Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Adjustable-Rate Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Periodic Rate Caps, the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Adjustable-Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the Adjustable-Rate Mortgage Loans will permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

Approximately 26.53% of the Mortgage Loans require the borrowers to make monthly payments of accrued interest only for up to five years following origination, the required monthly payments are limited to accrued interest (each, an “Interest Only Period”). At the end of the Interest Only Period, the monthly payments on each such Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.

Approximately 59.71% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on partial prepayments and prepayments in full made within a stated number of months that is between 12 and 60 months from the date of origination of such Mortgage Loan. The amount of the prepayment charge is provided in the related mortgage note and with respect to approximately 58.32% of the Mortgage Loans that have a prepayment charge, the prepayment charge is equal to six months’ interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12 month period. The holders of the Owner Trust Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for payment on any class of Offered Notes. Under certain circumstances, as described in the Sale and Servicing Agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of some originators to impose prepayment charges, was amended. The Depositor makes no representations as to the effect that the prepayment charges, decisions by the Servicer with respect to the waiver thereof and the recent amendment of the Parity Act, may have on the prepayment performance of the Mortgage Loans. However, the Office of Thrift Supervision’s ruling does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of Mortgage Loans—Prepayment Charge; Late Fees” in the prospectus.

The Index. The index with respect to the Adjustable-Rate Mortgage Loans is the average of interbank offered rates for six-month or one-year U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by the Western Edition of The Wall Street Journal (“Six Month LIBOR,” “One-Year LIBOR” or the “Index”). If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon percentages of the Principal Balances of the Mortgage Loans as of the Cut-off Date.

Approximately 39.28% of the Mortgage Loans had loan-to-value ratios (or combined loan-to-value ratios in the case of second lien Mortgage Loans) at origination in excess of 80.00%. No Mortgage Loan had a loan-to-value ratio (or combined loan-to-value ratios in the case of second lien Mortgage Loans) at origination in excess of 100.00%. The weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately 78.32%. There can be no assurance that the loan-to-value ratio or combined loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio or combined loan-to-value ratio. Additionally, the Originator’s determination of the value of a Mortgaged Property used in the calculation of the original loan-to-value ratios or combined loan-to-value ratios of the Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at origination. See “Risk Factors—High Loan-to-Value Ratios Increase Risk of Loss.”

Approximately 73.68% of the Mortgage Loans have a scheduled payment due each month (the “Due Date”) on the first day of the month. The remainder of the Mortgage Loans have Due Dates throughout the month.

The weighted average remaining term to maturity of the Mortgage Loans was approximately 345 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to January 29, 1998 or after March 15, 2006, or has a remaining term to maturity of less than 11 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is February 15, 2036.

The average Principal Balance of the Mortgage Loans at origination was approximately $134,177. The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $133,328. No Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $1,464,704 or less than approximately $1,430.

As of the Cut-off Date, the Mortgage Loans had Mortgage Rates of not less than 4.350% per annum and not more than 18.000% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.577% per annum. As of the Cut-off Date, the Adjustable-Rate Mortgage Loans had Gross Margins ranging from 1.020% per annum to 9.300% per annum, Minimum Mortgage Rates ranging from 4.350% per annum to 11.990% per annum and Maximum Mortgage Rates ranging from 9.550% per annum to 18.990% per annum. As of the Cut-off Date, the weighted average Gross Margin of the Adjustable-Rate Mortgage Loans was approximately 4.567% per annum, the weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately 7.122% per annum and the weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans was approximately 14.093% per annum. The latest next Adjustment Date following the Cut-off Date on any Adjustable-Rate Mortgage Loan occurs in January 1, 2011 and the weighted average time until the next Adjustment Date for all of the Adjustable-Rate Mortgage Loans is approximately 23 months.

The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Original Principal Balances of the Mortgage Loans(1)

Original Principal Balance ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5,000-50,000	2,650	$85,371,732.07	5.68%
50,001-100,000	2,944	211,871,991.62	14.10
100,001-150,000	2,036	250,866,156.68	16.69
150,001-200,000	1,250	215,934,625.78	14.37
200,001-250,000	896	199,105,277.70	13.25
250,001-300,000	495	135,559,219.43	9.02
300,001-350,000	342	110,609,041.97	7.36
350,001-400,000	246	91,991,358.71	6.12
400,001-450,000	169	71,736,834.19	4.77
450,001-500,000	123	58,694,757.38	3.91
500,001-550,000	55	28,995,527.08	1.93
550,001-600,000	37	21,154,536.63	1.41
600,001-650,000	15	9,331,437.28	0.62
650,001-700,000	3	2,003,914.73	0.13
700,001-750,000	1	711,818.90	0.05
750,001-800,000	6	4,718,687.92	0.31
850,001-900,000	2	1,748,612.21	0.12
950,001-1,000,000	1	997,452.71	0.07
1,450,001-1,467,000	1	1,464,704.28	0.10
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) The average Original Principal Balance of the Mortgage Loans was approximately $134,177.

Cut-off Date Principal Balances of the Mortgage Loans(1)

Cut-off Date Principal Balance ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1,430-50,000	2,731	$89,060,844.66	5.93%
50,001-100,000	2,877	209,513,733.87	13.94
100,001-150,000	2,040	252,163,014.58	16.78
150,001-200,000	1,248	216,394,857.72	14.40
200,001-250,000	884	197,010,287.31	13.11
250,001-300,000	493	135,165,099.35	8.99
300,001-350,000	341	110,359,770.19	7.34
350,001-400,000	246	92,041,713.11	6.12
400,001-450,000	169	71,785,796.29	4.78
450,001-500,000	122	58,245,878.45	3.88
500,001-550,000	56	29,543,435.79	1.97
550,001-600,000	36	20,606,627.92	1.37
600,001-650,000	15	9,331,437.28	0.62
650,001-700,000	3	2,003,914.73	0.13
700,001-750,000	1	711,818.90	0.05
750,001-800,000	6	4,718,687.92	0.31
850,001-900,000	2	1,748,612.21	0.12
950,001-1,000,000	1	997,452.71	0.07
1,450,001-1,464,704	1	1,464,704.28	0.10
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $133,328.

Credit Scores for the Mortgage Loans(1)

Credit Score	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than or equal to 400	37	$992,694.72	0.07%
426-450	3	266,771.30	0.02
451-475	20	1,127,661.46	0.08
476-500	101	6,220,498.24	0.41
501-525	658	60,592,602.74	4.03
526-550	1,393	153,692,401.61	10.23
551-575	1,475	171,456,447.20	11.41
576-600	1,986	263,683,201.34	17.55
601-625	1,731	239,833,201.80	15.96
626-650	1,652	248,876,539.31	16.56
651-675	1,132	179,486,113.68	11.94
676-700	584	99,075,449.13	6.59
701-725	241	37,003,482.30	2.46
726-750	136	20,528,439.52	1.37
751-775	86	13,506,714.86	0.90
776-800	36	6,337,772.94	0.42
Greater than 800	1	187,695.12	0.01
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) The weighted average credit score of the Mortgage Loans that had credit scores as of the Cut-off Date was approximately 612.

Original Terms to Maturity of the Mortgage Loans(1)

Original Term (months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
60	13	$461,447.67	0.03%
72	3	43,214.79	0.00
84	8	84,817.20	0.01
96	7	168,689.24	0.01
120	214	5,869,875.09	0.39
132	2	90,633.51	0.01
144	9	663,698.42	0.04
150	1	21,720.85	0.00
156	3	170,554.70	0.01
180	766	37,510,165.01	2.50
181	1	77,226.49	0.01
182	1	29,811.20	0.00
183	1	49,526.75	0.00
192	2	169,202.38	0.01
204	1	24,376.19	0.00
210	1	41,638.88	0.00
228	1	158,346.45	0.01
240	455	24,943,386.58	1.66
276	1	71,383.96	0.00
288	1	84,189.32	0.01
300	48	2,910,427.98	0.19
324	1	59,909.15	0.00
336	1	68,683.92	0.00
360	9,731	1,429,094,761.54	95.09
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) The weighted average original term to maturity of the Mortgage Loans as of the Cut-off Date was approximately 352 months.

Remaining Terms to Maturity of the Mortgage Loans(1)

Remaining Term (months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1-60	149	$2,575,775.19	0.17%
61-120	493	18,556,857.37	1.23
121-180	558	31,069,155.05	2.07
181-240	299	18,810,174.20	1.25
241-300	776	46,661,091.88	3.10
301-360	8,997	1,385,194,633.58	92.17
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date was approximately 345 months.

Prepayment Charge Terms of the Mortgage Loans

Prepayment Charge	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
N/A	5,378	$605,520,093.07	40.29%
12	299	61,855,644.76	4.12
24	840	164,826,597.83	10.97
36	4,271	643,822,552.75	42.84
60	484	26,842,798.86	1.79
Total	11,272	$1,502,867,687.27	100.00%

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Single Family	8,978	$1,153,359,781.78	76.74%
PUD	1,355	225,573,364.89	15.01
Condominium	457	66,463,472.95	4.42
Manufactured Housing	288	30,751,984.53	2.05
Townhouse	140	20,703,129.54	1.38
Two-Four Family	54	6,015,953.58	0.40
Total	11,272	$1,502,867,687.27	100.00%
__________________
(1) PUD refers to a home or “unit” in a Planned Unit Development.

Occupancy Status of the Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Primary	11,116	$1,494,852,876.80	99.47%
Investor	114	4,985,797.10	0.33
Second Home	42	3,029,013.37	0.20
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) Occupancy as represented by the mortgagor at the time of origination.

Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Cash Out Refinance	7,955	$978,770,386.10	65.13%
Purchase	1,991	316,337,004.67	21.05
Rate/Term Refinance	1,326	207,760,296.50	13.82
Total	11,272	$1,502,867,687.27	100.00%

Original Loan-to-Value Ratios of the Mortgage Loans(1)(2)

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.88-10.00	3	$136,318.47	0.01%
10.01-15.00	9	524,772.06	0.03
15.01-20.00	20	1,162,310.58	0.08
20.01-25.00	40	2,673,930.53	0.18
25.01-30.00	44	2,735,796.44	0.18
30.01-35.00	77	7,059,032.32	0.47
35.01-40.00	111	8,669,248.19	0.58
40.01-45.00	137	12,335,305.72	0.82
45.01-50.00	201	18,790,134.35	1.25
50.01-55.00	239	25,640,590.09	1.71
55.01-60.00	380	41,697,629.91	2.77
60.01-65.00	531	64,007,119.65	4.26
65.01-70.00	714	90,627,903.66	6.03
70.01-75.00	925	111,378,645.61	7.41
75.01-80.00	3,301	525,104,718.13	34.94
80.01-85.00	1,406	184,238,165.56	12.26
85.01-90.00	1,888	271,190,502.74	18.04
90.01-95.00	688	110,487,193.52	7.35
95.01-100.00	558	24,408,369.74	1.62
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 78.32%.
(2) For a description of the determination of loan-to-value ratio by the Originator see “The Originator” herein.

Original Combined Loan-to-Value Ratios of the Mortgage Loans(1)(2)

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
5.88-10.00	3	$136,318.47	0.01%
10.01-15.00	9	524,772.06	0.03
15.01-20.00	20	1,162,310.58	0.08
20.01-25.00	40	2,673,930.53	0.18
25.01-30.00	44	2,735,796.44	0.18
30.01-35.00	77	7,059,032.32	0.47
35.01-40.00	111	8,669,248.19	0.58
40.01-45.00	137	12,335,305.72	0.82
45.01-50.00	201	18,790,134.35	1.25
50.01-55.00	239	25,640,590.09	1.71
55.01-60.00	380	41,697,629.91	2.77
60.01-65.00	528	63,850,913.04	4.25
65.01-70.00	713	90,024,794.21	5.99
70.01-75.00	917	110,594,199.95	7.36
75.01-80.00	2,378	341,304,361.72	22.71
80.01-85.00	1,382	182,636,896.46	12.15
85.01-90.00	1,693	235,499,355.54	15.67
90.01-95.00	747	121,194,998.71	8.06
95.01-100.00	1,629	232,820,711.03	15.49
Greater than 100.00	24	3,516,387.95	0.23
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 81.02%.
(2) For a description of the determination of loan-to-value ratio by the Originator see “The Originator” herein.

Geographic Payment of the Mortgaged Properties related to the Mortgage Loans(1)

State	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
California	1,852	$425,196,869.82	28.29%
Florida	1,303	179,198,920.45	11.92
Texas	1,374	109,735,375.13	7.30
Arizona	601	81,118,076.72	5.40
Virginia	412	66,883,681.26	4.45
Washington	373	62,422,036.30	4.15
Colorado	313	50,030,160.73	3.33
Maryland	265	39,498,816.06	2.63
New Jersey	291	39,048,016.15	2.60
Ohio	355	33,818,595.46	2.25
Nevada	177	33,468,621.71	2.23
Michigan	299	29,766,951.01	1.98
Georgia	290	29,306,921.84	1.95
Connecticut	158	28,097,555.66	1.87
Pennsylvania	344	27,647,898.70	1.84
Indiana	298	27,525,062.45	1.83
New York	200	21,483,690.01	1.43
North Carolina	259	21,423,994.17	1.43
Massachusetts	114	19,539,517.86	1.30
Oregon	108	15,218,614.61	1.01
Tennessee	165	15,162,691.14	1.01
Missouri	176	14,358,472.96	0.96
South Carolina	140	11,776,992.86	0.78
Kentucky	145	11,448,314.07	0.76
Louisiana	148	10,137,898.89	0.67
Utah	72	9,447,520.47	0.63
Minnesota	68	8,907,476.34	0.59
New Mexico	83	8,808,458.15	0.59
Wisconsin	86	8,158,982.71	0.54
Illinois	86	7,429,997.36	0.49
Iowa	82	7,233,155.56	0.48
Oklahoma	115	7,108,046.64	0.47
New Hampshire	39	5,318,666.10	0.35
Delaware	34	5,085,247.10	0.34
Idaho	45	4,373,259.48	0.29
West Virginia	48	4,186,540.40	0.28
Kansas	72	3,998,960.14	0.27
Maine	41	3,404,419.57	0.23
Arkansas	63	2,946,061.56	0.20
Rhode Island	24	2,857,730.03	0.19
Mississippi	68	2,790,198.75	0.19
Vermont	21	2,560,929.63	0.17
Nebraska	37	2,278,410.39	0.15
Montana	11	1,202,904.71	0.08
Wyoming	8	734,659.27	0.05
North Dakota	4	260,016.15	0.02
Alabama	1	226,012.84	0.02
South Dakota	3	189,760.58	0.01
District of Columbia	1	46,527.32	0.00
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) The greatest ZIP Code geographic concentration of Mortgage Loans was approximately 0.61% in the 92563 ZIP Code.

Documentation Levels of the Mortgage Loans(1)

Documentation Level	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full Documentation	9,525	$1,174,615,363.86	78.16%
No Income Verification	1,440	280,897,770.57	18.69
Limited Documentation	307	47,354,552.84	3.15
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) For a description of each Documentation Level, see “The Originator” herein.

Risk Categories of the Mortgage Loans

Risk Categories	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
A	9,966	$1,409,749,229.92	93.80%
B	841	66,129,604.36	4.40
C	435	25,126,680.72	1.67
D	30	1,862,172.27	0.12
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) For a description of each Risk Category, see “The Originator” herein.

Current Mortgage Rates of the Mortgage Loans(1)

Current Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.350-4.500	2	$441,750.32	0.03%
4.501-5.000	10	1,992,503.14	0.13
5.001-5.500	126	26,476,159.91	1.76
5.501-6.000	601	140,612,979.24	9.36
6.001-6.500	1,395	316,390,094.58	21.05
6.501-7.000	1,484	289,454,979.01	19.26
7.001-7.500	962	170,877,329.11	11.37
7.501-8.000	934	138,795,250.45	9.24
8.001-8.500	585	71,334,915.23	4.75
8.501-9.000	787	85,469,470.34	5.69
9.001-9.500	601	53,820,235.51	3.58
9.501-10.000	802	60,449,384.61	4.02
10.001-10.500	477	28,855,499.85	1.92
10.501-11.000	622	36,966,691.86	2.46
11.001-11.500	385	21,340,265.04	1.42
11.501-12.000	493	24,368,280.12	1.62
12.001-12.500	254	10,644,422.47	0.71
12.501-13.000	311	10,989,011.86	0.73
13.001-13.500	161	6,114,247.03	0.41
13.501-14.000	126	3,734,052.80	0.25
14.001-14.500	93	2,206,825.21	0.15
14.501-15.000	50	1,287,994.23	0.09
15.001-15.500	6	108,697.42	0.01
15.501-16.000	1	23,441.20	0.00
16.001-16.500	2	94,512.60	0.01
16.501-17.000	1	17,264.28	0.00
17.501-18.000	1	1,429.85	0.00
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) The weighted average current Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 7.577% per annum.

Gross Margins of the Adjustable-Rate Mortgage Loans(1)

Gross Margin (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.020-2.000	4	$944,433.33	0.10%
2.001-3.000	142	33,408,245.06	3.38
3.001-4.000	1,397	338,056,743.08	34.21
4.001-5.000	1,638	337,219,298.65	34.13
5.001-6.000	942	151,564,260.18	15.34
6.001-7.000	569	76,003,623.69	7.69
7.001-8.000	298	36,873,772.89	3.73
8.001-9.000	115	13,790,471.37	1.40
9.001-9.300	3	196,300.43	0.02
Total	5,108	$988,057,148.68	100.00%
___________________
(1) The weighted average Gross Margin of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 4.567% per annum.

Maximum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.550-10.000	1	$88,000.00	0.01%
10.001-11.000	9	1,521,276.21	0.15
11.001-12.000	22	5,925,047.73	0.60
12.001-13.000	525	131,774,125.87	13.34
13.001-14.000	1,926	438,280,691.82	44.36
14.001-15.000	1,309	237,068,300.19	23.99
15.001-16.000	710	101,640,253.41	10.29
16.001-17.000	413	51,755,461.23	5.24
17.001-18.000	152	15,055,306.37	1.52
18.001-18.990	41	4,948,685.85	0.50
Total	5,108	$988,057,148.68	100.00%
___________________
(1) The weighted average Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 14.093% per annum.

Minimum Mortgage Rates of the Adjustable-Rate Mortgage Loans(1)

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
4.350-5.000	9	$1,984,828.69	0.20%
5.001-6.000	500	127,234,016.67	12.88
6.001-7.000	1,939	442,196,072.25	44.75
7.001-8.000	1,331	241,326,180.59	24.42
8.001-9.000	709	101,374,043.02	10.26
9.001-10.000	425	53,741,342.10	5.44
10.001-11.000	153	15,154,262.50	1.53
11.001-11.990	42	5,046,402.86	0.51
Total	5,108	$988,057,148.68	100.00%
___________________
(1) The weighted average Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans as of the Cut-off Date was approximately 7.122% per annum.

Initial Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	9	$630,497.61	0.06%
1.410	1	104,773.54	0.01
1.500	176	26,795,503.28	2.71
2.000	236	38,641,345.31	3.91
2.100	1	95,255.16	0.01
2.500	1	93,451.94	0.01
2.950	1	89,836.94	0.01
2.995	1	256,000.00	0.03
3.000	4,678	920,774,094.75	93.19
3.090	1	114,709.92	0.01
7.000	1	159,200.00	0.02
8.750	1	196,757.19	0.02
10.600	1	105,723.04	0.01
Total	5,108	$988,057,148.68	100.00%
___________________
(1) Relates solely to initial rate adjustments.

Subsequent Periodic Rate Caps of the Adjustable-Rate Mortgage Loans(1)

Periodic Rate Cap (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.000	280	$39,701,617.42	4.02%
1.500	4,783	939,987,326.37	95.13
2.000	44	8,218,394.90	0.83
3.000	1	149,809.99	0.02
Total	5,108	$988,057,148.68	100.00%
___________________
(1) Relates to all rate adjustments subsequent to initial rate adjustments.

Products of the Mortgage Loans

Product	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2/28 6 Month LIBOR ARM	3,712	$739,933,517.64	49.23%
Fixed Rate	5,903	489,867,639.70	32.60
3/27 6 Month LIBOR ARM	1,354	240,214,537.80	15.98
Fixed Rate Balloon	261	24,942,898.89	1.66
5/25 1 Year LIBOR ARM	30	5,969,259.66	0.40
6 Month LIBOR ARM	12	1,939,833.58	0.13
Total	11,272	$1,502,867,687.27	100.00%

Seasoning of the Mortgage Loans

Seasoning (months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Less than 1	1	$169,029.00	0.01%
1	84	19,768,566.71	1.32
2	1,458	215,103,345.65	14.31
3	2,262	323,677,643.09	21.54
4	2,364	345,986,242.80	23.02
5	1,647	242,731,967.48	16.15
6	1,509	214,103,346.64	14.25
7	461	69,389,169.78	4.62
8	10	973,880.68	0.06
9	11	1,406,161.46	0.09
10	8	1,049,472.41	0.07
11	1	54,848.51	0.00
12	1	92,087.12	0.01
13	1	74,088.39	0.00
18	1	48,017.75	0.00
22	1	55,625.02	0.00
23	1	112,709.36	0.01
60	150	7,907,118.43	0.53
61	252	11,381,229.07	0.76
62	213	10,897,674.75	0.73
63	174	8,349,669.58	0.56
64	163	7,982,599.02	0.53
65	133	5,974,522.23	0.40
66	134	6,188,248.79	0.41
67	92	4,076,719.95	0.27
68	88	3,380,742.52	0.22
69	34	1,206,741.18	0.08
70	7	334,489.87	0.02
71	4	156,310.10	0.01
72	1	40,425.10	0.00
78	1	16,777.84	0.00
80	1	58,974.54	0.00
81	1	28,650.83	0.00
97	2	81,740.25	0.01
98	1	8,851.37	0.00
Total	11,272	$1,502,867,687.27	100.00%
___________________
(1) The weighted average seasoning of the Mortgage Loans as of the Cut-off Date was approximately 7 months.

Historical Delinquency of the Mortgage Loans Since Origination

Delinquency Period	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
30 Days (times):
0	10,601	$1,467,115,802.23	97.62%
1	281	17,565,848.04	1.17
2	117	6,716,607.81	0.45
3	73	3,565,320.40	0.24
4	57	2,336,841.67	0.16
5	31	1,549,285.04	0.10
6	36	1,450,091.38	0.10
7	19	774,374.23	0.05
8	17	631,142.10	0.04
9	14	460,930.38	0.03
10	5	130,606.16	0.01
11	5	110,079.57	0.01
12	2	29,150.00	0.00
13	5	242,489.74	0.02
14	1	23,463.20	0.00
15	1	27,847.59	0.00
17	2	39,627.15	0.00
18	1	21,412.36	0.00
19	1	29,894.78	0.00
22	1	8,851.37	0.00
30	1	18,428.54	0.00
37	1	19,593.53	0.00
Total	11,272	$1,502,867,687.27	100.00%
60 Days (times):
0	11,100	$1,494,705,413.91	99.46%
1	103	5,482,273.11	0.36
2	42	1,521,487.90	0.10
3	13	514,911.78	0.03
4	5	211,433.18	0.01
5	1	106,534.26	0.01
6	2	82,539.14	0.01
7	4	171,110.43	0.01
11	1	53,555.02	0.00
12	1	18,428.54	0.00
Total	11,272	$1,502,867,687.27	100.00%
90 Days (times):
0	11,199	$1,498,696,903.55	99.72%
1	32	1,979,525.85	0.13
2	13	605,465.10	0.04
3	8	540,718.51	0.04
4	7	284,143.35	0.02
5	2	163,522.77	0.01
6	3	132,836.21	0.01
7	3	129,866.21	0.01
8	1	184,221.45	0.01
10	1	52,251.86	0.00
12	1	40,467.74	0.00
14	1	23,500.72	0.00
39	1	34,263.95	0.00
Total	11,272	$1,502,867,687.27	100.00%

STATIC POOL INFORMATION

Certain static pool information may be found at www.rbsgcregab.com. Access to this internet address is unrestricted and free of charge. Information provided through this internet address about securitized pools of mortgage loans that were established before January 1, 2006 will not be deemed to be a part of this prospectus or the registration statement for the notes offered hereby.

Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the Trust.

THE ORIGINATOR

General

The Originator, Centex Home Equity Company, LLC (“CHEC” or the “Originator”), a Delaware limited liability company, is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming home equity loans, through five major origination sources. CHEC was originally named Nova Credit Corporation and was headquartered in Denver, Colorado. In the first calendar quarter of 1997, CHEC’s operations were moved to Dallas, Texas and CHEC underwent a reorganization and the hiring of a new management team. In April 1997, CHEC’s name was changed to Centex Credit Corporation. In September of 2001, CHEC merged into its wholly-owned subsidiary, Centex Home Equity Company, LLC, a Delaware limited liability company, with Centex Home Equity Company, LLC becoming the surviving entity. CHEC is a wholly-owned subsidiary of Centex Financial Services, LLC, a financial services subsidiary of Centex Corporation, headquartered in Dallas, Texas. Centex Corporation is a publicly traded, diversified company with a market capitalization of approximately $8.4 billion and is primarily engaged in the home building, financial services and construction services industries. CHEC is also affiliated with CTX Mortgage Company, LLC, a Delaware limited liability company, which originates home mortgage loans conforming to the guidelines of the Federal National Mortgage Association, referred to as Fannie Mae, and the Federal Home Loan Mortgage Corporation, referred to as Freddie Mac. Since inception, CHEC has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories. CHEC’s home equity loans to these borrowers are made for many purposes such as debt consolidation, refinancing, home improvement and educational expenses. Substantially all of CHEC’s home equity loans are secured by first or second mortgage liens on one- to four-family residences, and have amortization schedules ranging from 5 to 40 years.

CHEC is currently licensed to do business in 48 states and employs approximately 2,430 people located in 132 offices in 32 states. CHEC originates home equity loans through its retail branch network of 78 branch offices located in 29 states. In addition, CHEC originates home equity loans through a broker referral network from four division offices with a total of 23 regions. A third production source for CHEC is referral of home equity loans from its affiliate conforming mortgage company, CTX Mortgage Company, LLC. A fourth source of origination of home equity loans for CHEC is purchases of loans from wholesale sources approved by CHEC. The final source of origination of home equity loans is CHEC’s direct sales unit which sources loans through telemarketing and direct mail efforts. CHEC’s strategy is to utilize these origination channels to generate growth in the volume of the home equity loans originated while diversifying sources of the home equity loans and maintaining emphasis on its underwriting standards.

CHEC’s executive offices are located at 2828 N. Harwood Street, Dallas, Texas, 75201. Its telephone number is (214) 758-7000. CHEC has centralized its underwriting, servicing and quality control functions in its Lewisville office. The Lewisville office is located at 350 Highland Drive, Lewisville, Texas, 75067.

On March 30, 2006, Centex Corporation announced that it had signed a definitive agreement to sell CHEC to an affiliate of the Sponsor. The sale is subject to certain conditions including regulatory approvals and is expected to close within 90-120 days.

The following table sets forth information regarding the size, composition and growth of CHEC’s origination portfolio:

	As of March 31,				As of December 31, 2005
CHEC Origination Portfolio	2002	2003	2004	2005
	($ in millions)
Non Prime Mortgage Loans	$ 2,092.4	$ 2,506.2	$ 3,920.7	$ 5,276.3	$ 4,789.9
Growth Rate	22%	20%	56%	35%

Underwriting Guidelines Applicable to the Mortgage Loans

The Pre-Underwriting Process. CHEC’s mortgage loan application process is conducted by CHEC’s branch officers and approved mortgage brokers who compile information necessary for CHEC’s underwriting department to evaluate the mortgage loan. The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers and usually sent by facsimile transmission to the processing department at one of CHEC’s offices. Branch personnel communicate with CHEC’s centralized underwriting staff, located in Lewisville, Texas, Denver, Colorado and Tempe, Arizona, which consists of approximately 45 underwriters. CHEC also employs 19 other underwriters in five divisional offices, which have loan approval authority on a limited basis. Branch operation personnel review the applicant’s credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given CHEC’s underwriting guidelines. A credit report from one approved repository is required for pre-approval and one preferred credit bureau report or two credit reports are required prior to underwriting review. These credit reports are the primary means utilized to verify each borrower’s mortgage and other debt payment histories. Based on this review, the proposed terms of the mortgage loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the mortgage loan applicant. If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing and funding of the loan.

The Standard Non-Conforming Program. The Mortgage Loans were originated under, or, if acquired by CHEC from wholesale sources, were re-underwritten to comply with, CHEC’s Standard Non-Conforming Program. The Standard Non-Conforming Program is applicable to residential loans which, for credit reasons, do not conform to “traditional lenders” underwriting guidelines comparable to those employed by savings and loans and commercial banks. CHEC began underwriting mortgage loans in accordance with the Standard Non-Conforming Program in May 1997.

CHEC’s underwriting standards under the Standard Non-Conforming Program are primarily intended to assess the creditworthiness of the mortgagor and the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. While CHEC’s primary consideration in underwriting a mortgage loan is the borrower’s employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the mortgage loan is another critical factor. In addition, it also considers, among other things, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property.

CHEC currently employs approximately 64 underwriters and has its underwriting functions primarily centralized in its Dallas, Texas headquarters. CHEC does not delegate underwriting authority to any broker or correspondent lender. CHEC’s underwriting department functions independently of its mortgage origination departments. Underwriters are compensated on a salary basis, and not through commissions.

CHEC’s policy is that every mortgage loan is reviewed and approved by an underwriter with assigned approval authorities. Mortgage loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting vice president.

CHEC has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings “A+” through “D”. Terms of loans made by CHEC as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Mortgage loan applicants with less favorable credit ratings are generally offered mortgage loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

The Mortgage Loans underwritten under CHEC’s Standard Non-Conforming Program are Fixed-Rate Mortgage Loans and Adjustable-Rate Mortgage Loans. Except for balloon loans and interest only loans, the Fixed-Rate Mortgage Loans originated by CHEC have amortization schedules ranging from 5 to 40 years, and generally require equal monthly payments that are due as of a scheduled day of each month which is fixed at the time of origination. The fixed rate balloon loans originated by CHEC generally provide for scheduled amortization over 30 or 40 years, with a maturity date and a balloon payment at the end of the 15th or 30th year. CHEC originates adjustable rate mortgage (ARM) loan products called six-month ARMs, 2/28 ARMs, 3/27 ARMs or 5/25 ARMs, each of which bear interest at rates which adjust based on the six-month (or, in the case of the 5/25 ARMs, one-year) LIBOR, with the initial rate adjustment date being either six months, 24 months, 36 months or 60 months after the date of origination of the loan, respectively. The six-month ARMs amortize over 15 to 40 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.50%. The maximum adjustment over the life of a six-month ARM is capped at 7.00% above the initial interest rate of the loan and the minimum interest rate is generally equal to the initial interest rate. The 2/28 and the 3/27 ARMs amortize over 30 or 40 years, have an initial interest rate adjustment date which is 24 months or 36 months, respectively, after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 3.00%. After the initial rate adjustment date, the 2/28 ARMs and the 3/27 ARMs adjust every six months, allow for a maximum periodic rate adjustment of 1.50%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan. Certain of CHEC’s fixed, 2/28 ARM and 3/27 ARM loans contain an interest only feature whereby the mortgagor initially makes monthly payments of interest only on the outstanding balance. At the expiration of this interest only period, the mortgagor makes monthly payments of principal and interest sufficient to fully repay the loan over the remaining term. The 5/25 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 60 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%. After the initial rate adjustment date, the 5/25 ARMs adjust every 12 months, allow for a maximum periodic rate adjustment of 2.00%, have a lifetime cap on interest rate adjustments of 6.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan.

The principal amounts of the mortgage loans originated by CHEC generally range from a minimum of $5,000 to a maximum of $1,000,000. The collateral securing loans originated by CHEC are generally one- to four-family residences, including condominiums, townhomes and manufactured housing treated as real property under applicable state law. These properties may or may not be occupied by the owner. It is CHEC’s policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property. CHEC generally does not originate second lien mortgage loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

CHEC has established a “piggyback” program under which CHEC may originate a first and second lien mortgage loan with the same borrower and secured by the same property simultaneously. Under the “piggyback” program, the loan-to-value ratio of the first mortgage must meet standard “A+”, “A-1” or “A-2” product guidelines. The second mortgage is allowed a combined loan-to-value ratio of up to 100%. Under the program, second mortgages must meet, in addition to standard program requirements, certain other requirements, including a maximum loan size of $150,000, a maximum loan term of 240 months, collateral consisting of a single family owner occupied property, “Full Documentation” from the borrower as described below and an “A-2” or better credit standard.

The Mortgage Loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the “Full Documentation” residential loan program, the “Limited Documentation” residential loan program or the “Stated Income” residential loan program. Under each of these programs, CHEC reviews the mortgage loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the mortgage loan, reviews the type and use of the property being financed and reviews the property for compliance with CHEC’s standards. In determining an applicant’s ability to repay a six-month ARM, CHEC uses a qualifying rate equal to six-month LIBOR plus a margin. In determining an applicant’s ability to repay a 2/28 ARM, a 3/27 ARM or a 5/25 ARM, CHEC uses a qualifying rate equal to six-month LIBOR plus a margin, minus a percentage amount up to 2.50%. It is the policy of CHEC for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each mortgage loan by its underwriting department. In addition, CHEC performs a separate appraisal review by CHEC’s appraisal review department on mortgage loans not appraised by an Originator preferred appraisal management company and loans considered to be higher risk loans. These higher risk loans include Limited Documentation Program loans, Stated Income Program loans, loans secured by multi-unit properties, loans secured by non-owner occupied collateral, loans with higher loan-to-value ratios, loans involving non-approved appraisers and loans with higher loan amounts. Finally, CHEC performs a full compliance review to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion and all federal and state regulations properly complied with. Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by CHEC’s staff appraiser and generally conforming to current Fannie Mae and/or Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

CHEC’s underwriting criteria require it to determine the income of each borrower and the source of funds (if applicable). Under the Full Documentation Program, it is the policy of CHEC that mortgage loans to borrowers who are salaried employees be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on any of the following: written confirmation from employers, one or more pay-stubs, recent W-2 tax forms or recent tax returns. In addition, a telephone confirmation of employment is made. Under the Limited Documentation Program, self-employed borrowers are qualified based upon monthly income stated on the mortgage loan application. Current tax return or six to twelve months of current bank statements and a copy of business license are obtained to verify existence of business and acceptable cash flow. Under the Stated Income Program, borrowers are qualified based upon monthly income as stated on the mortgage loan application and telephone confirmation of employment. Self-employed borrowers under the Stated Income Program are required to submit a business license, current bank statements, or other acceptable form of documentation and verification with directory assistance to ensure existence of the business.

Verification of the applicant’s source of funds (if any) is generally required under purchase money programs in the form of a standard verification of deposit, current bank statement or other acceptable documentation. Twelve months of mortgage payments or rental history must be verified by lender or landlord. If appropriate compensating factors exist, CHEC may waive certain documentation requirements for individual borrowers. All documentation should be no more than 60 days old at underwriting and no more than 90 days old at the time of the funding of the related loan. Upon completion of a mortgage loan’s underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by CHEC. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and CHEC’s operating procedures. Title insurance that insures CHEC’s interest as mortgagee and evidence of adequate homeowner’s insurance naming CHEC and its assignees as an additional insured party are required on all loans.

Mortgage Life Insurance. CHEC is currently underwriting some of its mortgage loans with mortgage life insurance that is underwritten by an unrelated third party. This insurance provides for the payment of indebtedness upon the death of the insured. This insurance may be underwritten as either joint insurance (covering both borrower and co-borrower) or single insurance (covering the primary borrower only). The maximum coverage amount of the mortgage life insurance is $100,000 and is based upon a net payoff basis. The term of the coverage is generally limited to five years. Borrowers pay for the mortgage life insurance by payment of monthly premiums that are not financed as part of the mortgage loan balance. The insured can voluntarily cancel the policy at any time and the policy can be cancelled by the insurer if three monthly premiums become delinquent. Loans originated prior to March 1, 2002 may have included credit life insurance whereby the borrower paid a single premium for the purchase of such credit life insurance which was financed as part of the home equity loan balance.

Involuntary Unemployment Insurance. CHEC is currently underwriting some of its mortgage loans with involuntary unemployment insurance that is underwritten by an unrelated third party. This insurance provides for the payment of monthly loan payments upon the insured’s loss of income due to (i) individual or mass layoff, (ii) general strike, unionized labor dispute or lockout or (iii) termination by an employer, unless such termination occurred because of willful misconduct. The insurance covers the primary borrower only. The maximum coverage amount of the involuntary unemployment insurance is $1,000 per month. The insurance payments are generally limited to six months. Borrowers pay for the involuntary unemployment insurance by payment of monthly premiums that are not financed as part of the mortgage loan balance. The insured can cancel the policy at any time, and the insurer can cancel the policy if three monthly premiums become delinquent.

Underwriting Criteria of CHEC

“A+” Risk. Under the “A+” risk category, the prospective borrower must have within the prior 12 month period no 30-day late payments on an existing mortgage. Judgments over $5,000 are not permitted within the past two years. No bankruptcy or foreclosure may have occurred during the preceding three years commencing from the date of discharge or the date the foreclosure was filed. No state or federal tax liens greater than $5,000 are permitted in the last year. A maximum loan-to-value ratio of 90% for home equity loans originated under the Full Documentation Program (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan of less than $1,000,000 on an owner-occupied property. A maximum loan-to-value ratio of 80% for a home equity loan originated under the Full Documentation Program (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan of less than $500,000 on non-owner occupied property. The maximum debt service-to-income ratio is 45%. The prospective borrower must also have a minimum risk (FICO) score of 580.

“A-1” Risk. Under the “A-1” risk category, the prospective borrower must have a maximum of one 30-day late payment in the last 12 months on an existing mortgage. Consecutive 30-day delinquencies may be considered as a single late. This is limited to 30-days late only. Judgments over $5,000 within the last two years are not allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years (bankruptcy may be allowed if the bankruptcy by the borrower occurred more than one year ago and the borrower has had no 30-day late payments within the last 12 months). A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of up to 85% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for a home equity loan on a one-to-four family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the seller on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 560.

“A-2” Risk. Under the “A-2” risk category, the prospective borrower must have a maximum of three 30-day late payments and no 60-day late payments within the last 12 months on an existing home equity loan. Collection accounts, charge-offs or judgments within the last two years are allowed. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding two years. A maximum loan-to-value ratio of up to 90% (85% for the Limited Documentation Program or 80% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner occupied property. A maximum loan-to-value ratio of up to 80% (75% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate of the home equity loan. The maximum loan amount is $1,000,000 for a single family property and $500,000 for a two-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for a home equity loan on a one-to-four family property under the Limited Documentation Program or Stated Income Program. Exceptions to the maximum loan amount for a single-family, owner occupied property are considered by the seller on a limited basis. The prospective borrower must also have a minimum risk (FICO) score of 525.

“B” Risk. Under the “B” risk category, the prospective borrower must have no 60-day late payments within the last 12 months on an existing home equity loan on the subject property. Open collections and/or charge-offs and judgments within the last 24 months are permitted and are not required to be paid from the proceeds of the home equity loan. No bankruptcy or foreclosure by the borrower may have occurred during the preceding 24 months. A maximum loan-to-value ratio of 85% (80% for the Limited Documentation Program or 75% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner occupied property. A maximum loan-to-value ratio of 75% (70% for the Limited Documentation Program or 65% for the Stated Income Program) is permitted for a home equity loan on a non-owner occupied property. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $750,000 for a one-to-four family property under the Full Documentation Program. The maximum loan amount is $500,000 for home equity loans originated under the Limited Documentation Program or Stated Income Program. The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-1” Risk. Under the “C-1” risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing home equity loan. The existing home equity obligation can be up to 60 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs within the last 24 months. However, collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No bankruptcy or notice of default filings by the borrower may have occurred during the preceding 12 months. A maximum loan-to-value ratio of 80% (75% for the Limited Documentation Program or 70% for the Stated Income Program) is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of 70% (65% for the Limited Documentation Program) is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000 for a home equity loan on a one-to-four family owner-occupied or non-owner occupied property. The prospective borrower must also have a minimum risk (FICO) score of 500.

“C-2” Risk. Under the “C-2” risk category, the prospective borrower may have experienced significant credit problems in the past. A maximum of two 60-day late payments or one 90-day late payment within 12 months is acceptable on an existing home equity loan on the subject property. The existing home equity obligation can be up to 90 days past due at the funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. There may be open collections or charge-offs during the past 24 months and collection accounts, unpaid charge-offs or judgments are not required to be paid from the proceeds of the home equity loan. No foreclosure or notice of default filings by the borrower may have occurred during the preceding 12 months. Any bankruptcy must be discharged. A maximum loan-to-value ratio of 75% is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan-to-value ratio of 65% is permitted for a home equity loan on a non-owner-occupied property. The debt service-to-income ratio is generally 50% or less based on the relevant qualifying rate for the home equity loan. The maximum loan amount is $350,000. The prospective borrower must also have a minimum risk (FICO) score of 500.

“D” Risk. Under the “D” risk category, the prospective borrower may have experienced significant credit problems in the past. As to non-mortgage credit, significant prior defaults may have occurred. The borrower is sporadic in some or all areas with a disregard for timely payment or credit standing. With respect to an existing home equity loan on the subject property, the home equity loan may be no more than one time 120 days late and may be in foreclosure proceedings. The existing home equity loan is not required to be current at the time the application is submitted. The borrower may have open collections, charge-offs and judgments, which are generally paid through the loan proceeds if the amount exceeds $5,000. Bankruptcy or notice of default filings by the borrower may be present at the time of the loan. A maximum loan-to-value ratio of 70% is permitted for a home equity loan on a one-to-four family owner-occupied property. A maximum loan to value ratio of 50% is permitted for a home equity loan on non-owner occupied one-to-four family property. The maximum loan amount is $350,000. The debt service-to-income ratio generally is 50% or less based on the relevant qualifying rate for the home equity loan. The prospective borrower must also have a minimum risk (FICO) score of 500.

Exceptions. As described above, CHEC uses the foregoing categories and characteristics as underwriting guidelines only. On a case-by-case basis, it may determine that the prospective borrower warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception or an exception from certain requirements of a particular risk category. An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: reduced loan-to-value ratio; good property maintenance; mortgage history consistent with the risk category upgrade; stable employment; disposable income; the length of residence in the subject property and credit score greater than or equal to 580.

Accordingly, CHEC may classify certain mortgage loan applications in a more favorable risk category than other mortgage loan applications that, in the absence of these compensating factors, would satisfy only the criteria of a less favorable risk category.

THE SPONSOR

Newcastle Investment Corp. will be the sponsor of the transaction (the “Sponsor”). The Sponsor is a Maryland corporation which was incorporated in June 2002. Its common stock is traded on the New York Stock Exchange under the trading symbol “NCT”.

The Sponsor has elected to be taxed as a Real Estate Investment Trust, or REIT, under the Internal Revenue Code of 1986, as amended, and its principal objective is to acquire a highly diversified portfolio of real estate related debt investments that has moderate credit risk and sufficient liquidity. The Sponsor generally utilizes a match funded financing strategy in order to minimize refinancing and interest rate risks. The Sponsor is externally managed and advised by its manager, Fortress Investment Group LLC.

The Sponsor has been engaged in the securitization of assets since its inception in 2002. The purpose of the Sponsor’s securitization transactions is to use securitization as a means of permanently financing assets in which the Sponsor invests. The assets securitized by the Sponsor have included, among other things, commercial mortgage backed securities, unsecured REIT debt, real estate loans, asset backed securities and residential mortgage loans. The Sponsor participates in the structuring of its securitization transactions and typically pools the assets to be securitized (either directly or indirectly through major investment banks). In addition, the Sponsor typically receives and holds, directly or indirectly through its affiliates, the entire interest in one or more of the most subordinated classes of securities issued in its securitization transactions. The Sponsor is not aware of any prior securitization initiated by it which has defaulted or experienced an early amortization triggering event.

The Sponsor has only limited experience securitizing residential mortgage loans. The Sponsor securitized a portfolio of prime residential mortgage loans in 2004. The portfolio contained 1,795 loans and had a balance as of the related cut-off date of approximately $646,356,820. The Sponsor does not originate or service any of the residential mortgage loans that it securitizes.

The Sponsor currently holds its interest in the Mortgage Loans through NIC WL LLC (the “Seller”), a wholly-owned subsidiary of the Sponsor. The Seller is a Delaware limited liability company which was formed in February 2006. The Seller purchased the Mortgage Loans from the Originator pursuant to the Master Agreement. The Seller currently has no material assets other than the Mortgage Loans.

THE SERVICER

The information set forth in the following paragraphs has been provided by Centex.

General. CHEC has been servicing loans since March 1997, when it assumed the default management cycle of loans previously handled by CTX Mortgage Company, LLC, a seller/servicer of primarily conforming mortgage loans. CHEC or one of its affiliates originates all of the loans it services, other than those purchased by it from wholesale sources. Servicing encompasses, among other activities, the following processes: billing and collection of payments when due, movement and reporting of cash to the payment clearing bank accounts, customer help, reconveyance, recovery of delinquent installments, instituting foreclosure and liquidation of the underlying collateral. CHEC’s most current rating as a residential subprime loan servicer is “RPS2+” by Fitch Ratings, dated May 10, 2005. CHEC was ranked “above average” as a residential subprime loan servicer by S&P in December 2004.

On March 30, 2006, Centex Corporation announced that it had signed a definitive agreement to sell CHEC to an affiliate of the Sponsor. The sale is subject to certain conditions including regulatory approvals and is expected to close within 90-120 days.

The following table sets forth information regarding the size, composition and growth of CHEC’s servicing portfolio:

	As of March 31,				As of December 31, 2005
CHEC Servicing Portfolio	2002	2003	2004	2005
	($ in millions)
Non Prime Mortgage Loans(1)	$4,370.0	$4,642.6	$6,503.6	$7,913.7	$8,762.0
Growth Rate	33%	6%	40%	22%
Non Prime Mortgage Loans— Serviced for Others(2)	$-	$840.0	$640.0	$1,398.0	$1,916.0
Growth Rate	-%	-%	(24)%	118%
Total Serviced Portfolio	$4,370.0	$5,482.6	$7,143.6	$9,311.7	$10,678.0
Growth Rate	33%	25%	30%	30%
__________
(1) Includes loans originated or acquired, and serviced, by CHEC that are held (a) in CHEC-sponsored term securitizations, (b) in the Harwood Street Funding II, LLC home equity loan warehouse or (c) in CHEC’s inventory.
(2) Includes loans originated or acquired by CHEC, which CHEC has sold in whole-loan sale transactions to unaffiliated parties on a servicing-retained basis.

A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

CHEC services all loans in its Dallas, Texas servicing facility using a mid-range AS-400 based servicing platform, known as “LSAMS,” for which it purchased a separate user license in August of 1997. The LSAMS system is also employed by other large servicers in the subprime and prime mortgage loan industries. CHEC purchased an additional servicing system from London Bridge Corporation, known as “FORTRACS.” This event-tracking system, working in tandem with LSAMS, can separately track (i) mortgaged properties in foreclosure, (ii) borrower bankruptcies and (iii) mortgaged properties acquired by foreclosure or otherwise in connection with defaulted home equity loans (commonly referred to as REO property). FORTRACS has generally increased CHEC’s ability to track and monitor loans in the default process.

CHEC’s operating and compliance policies and procedures are published on its intranet system and updated to comply with state and federal legal and regulatory requirements.

CHEC’s default management policy has been designed to identify collection problems so as to facilitate a prompt response to the delinquent borrower’s situation. Early identification of a significant collection problem is especially critical in the subprime mortgage environment.

Borrowers are mailed a monthly billing statement approximately two weeks prior to their payment’s scheduled due date. Collection activity on an account begins as soon as five days after the scheduled due date if a payment is not made. CHEC uses a custom behavioral risk scoring model to prioritize the calling of customers in the early stages of delinquency and utilizes a Davox predictive power dialer to assist with productivity of calls. New loans that do not perform in accordance with their loan terms are specifically identified for collection work performed by managers and, if necessary, the originating operation. Notices and special collection letters are used in the normal collection process.

The collection strategy is to determine the facts surrounding the delinquency, obtain customer agreement for the solution, and attempt to preclude future delinquency on the part of the borrower. Generally, when a promise for payment is obtained from the borrower by the collector, LSAMS will target the loan in the “queue” for the date of the promised payment. If the payment is made, the account is removed from the collection queue. If the arrangement for payment was not kept, the loan is placed back in the call route for the collector to contact and follow up on the previous arrangements for payment. If the payment is received per the arrangements and no future promise or target dates are noted on LSAMS, the loan will be removed from the collection cycle unless the account becomes delinquent in the future.

Generally, when a loan appears in the LSAMS default management system, the collector will telephone the borrower to discuss the past due payment situation. Standard collection form letters, approved by CHEC’s legal department, are generally utilized in conjunction with telephone calling, in order to reach the delinquent borrower. Documentation of collection activity is critically important in the default management process. Collectors have access on LSAMS to borrower demographics, telephone numbers, loan payment history and all previous collection notes, to assist in the collection of a past due account. CHEC’s policy requires that managers in the collection department monitor the collectors’ work on LSAMS and offer them appropriate guidance and training.

CHEC’s policy is to send out a notice of demand when an account is classified as a 60-day delinquent account. This may be done sooner if the circumstances of a particular account indicate that legal action appears likely. This letter will give the customer 30 days’ notice of CHEC’s intent to initiate foreclosure action on the loan. If an alternative to foreclosure is appropriate, a recommended course of action will be prescribed by senior servicing management. Servicing and collection practices regarding the liquidation of properties (e.g., foreclosure) and the rights of the borrower vary from state to state.

Prior to any foreclosure action, and intermittently updated throughout the process, CHEC performs an in-depth market value analysis of the mortgaged property on all defaulted loans. This analysis, which is performed by the appraisal review department, includes a current appraisal or broker price opinion of the mortgaged property conducted by an independent vendor from CHEC’s approved network of appraisers or real estate brokers. CHEC uses the market value analysis to develop its strategy for bidding, repairs, and sale of the property.

If CHEC acquires title to a property at a foreclosure sale or through other means, the REO property department immediately begins working on the file by obtaining at least two local real estate brokers to inspect the property and provide an estimate of repairs needed and a recommended list price. Repairs are performed if it is determined that they will increase the net liquidation proceeds and speed of disposal.

If the property is not vacated when it is acquired, a local attorney will be hired to commence eviction proceedings or small cash incentives may be offered the customer to vacate the property in marketable condition. Once it has listed a foreclosed property, the REO property department will follow up closely with the listing agent to ensure that the collateral is secure and that it is being aggressively marketed.

The REO sales team markets properties through a network of over 2,000 approved real estate brokers. CHEC utilizes an online purchase offer management system to track and respond promptly to offers submitted by the real estate brokers. The REO closing department handles all paperwork required to transfer the property in the final sale. CHEC’s REO policies and procedures support expeditious disposition of REO property to maximize recovery.

If a loan is liquidated for less than its unpaid principal balance plus accrued interest, reimbursement of liquidation expenses and servicer advances, or if CHEC determines that a delinquent loan is nonrecoverable, a realized loss will be incurred. A separate loss recovery unit is responsible for pursuing deficiency balances after completion of the foreclosure action. This unit evaluates relevant information on loans that resulted in a realized loss, searches for recovery opportunities and attempts recovery of funds through various collection methods.

CHEC will exercise its discretion consistent with customary servicing procedures and its rights under the relevant servicing agreements, with respect to the enforcement and servicing of loans in such manner as will maximize the receipt of principal and interest, including but not limited to the waiver of ancillary fees, such as late charges and prepayment penalties, and the modification of the loans.

CHEC will not agree to any modification, waiver or amendment of any provision of any loan unless, in its good faith judgment, the modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the loan, but only in the event of a payment default with respect to the loan or in the event that a payment default with respect to the loan is reasonably foreseeable by CHEC. However, with respect to loans held in CHEC-sponsored term securitizations, no such modification, waiver or amendment may extend the maturity date of the loan beyond the date that is six months after the latest final scheduled distribution date of the classes of offered securities of the related trust fund that remain outstanding. In addition, CHEC may modify, waive or amend any provision of a loan if required to do so by statute or a court of competent jurisdiction.

CHEC outsources the tracking and follow-up on homeowners and flood insurance for loans without escrows. CHEC follows an established process of sending CHEC-approved letters notifying the customer of non-receipt of proof of insurance renewal. This three-letter process is supplemented with phone calls made to the homeowner’s insurance agent. If proof of insurance has still not been received following this process, CHEC will obtain a collateral protection insurance policy on the borrower’s behalf and at the borrower’s expense. CHEC has a master policy with the collateral protection insurance provider, which protects against errors and omissions with a blanket policy covering CHEC’s balance on the loan. For property taxes on loans without escrows, CHEC obtains tax service contracts on the loans from a major vendor, which tracks all properties for the payment of property taxes by the homeowner.

CHEC offers full tax and insurance escrow services to its new customers. These escrow services involve collecting monthly pro-rated tax and insurance amounts from borrowers and controlling the payments to taxing authorities and insurers.

CHEC, as servicer, reports borrower information monthly to the major credit reporting agencies.

Borrower Bankruptcy. Under the Federal Bankruptcy Code (Title 11 of the United States Code), as amended by the Bankruptcy Amendments and Federal Judgeship Act of 1984, as well as the Bankruptcy Abuse Prevention and Consumer Protection Act, a borrower may be entitled to protection from both the immediate foreclosure by CHEC upon the mortgaged property and the collection by CHEC of past due payments. In addition, a borrower’s bankruptcy filing could limit the ability of CHEC to seek and secure a deficiency judgment against the borrower where such judgment may be allowed by state law.

In the case of a Chapter 7 bankruptcy filing by a borrower, unless and until CHEC secures a reaffirmation agreement from the borrower, the process of collecting payments on the loan or foreclosing on the mortgaged property may be delayed by the filing. If a reaffirmation agreement is executed by the borrower and approved by the bankruptcy court, and is not otherwise rejected in the bankruptcy proceedings, the borrower may retain the mortgaged property and will be obligated to continue to make loan payments. If the borrower elects not to reaffirm the loan, the borrower is deemed to have surrendered the mortgaged property.

In addition to filings under Chapter 7 of the Bankruptcy Code, borrowers may seek protection from enforcement of loan obligations pursuant to Chapter 13 of the Bankruptcy Code. Courts have broad discretion in the administration of bankruptcies pursuant to Chapter 13, including the discretion to restructure the loan by reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the loan and reducing the lender’s security interest, including classifying the lender as an unsecured lender, or making other modifications to the loan the court deems appropriate.

Upon receipt of notice of the filing of a bankruptcy by a borrower, CHEC will verify the validity of the filing by the use of its PACER bankruptcy reporting system. In the case of a Chapter 7 bankruptcy filing, a reaffirmation agreement will be provided by CHEC to counsel for the borrower. If the borrower fails to execute a reaffirmation agreement, the mortgaged property is deemed surrendered and CHEC may begin the process to recover the property.

In the case of a Chapter 13 bankruptcy filing, CHEC will file a proof of claim to protect the loan amount and secured nature of the claim. If a borrower fails to make post-petition mortgage payments, or plan payments of arrearages, during the pendency of a Chapter 13 bankruptcy, CHEC will seek relief from the automatic stay and proceed to recover the mortgaged property.

Material Changes in Servicing Procedures. There have been no material changes to CHEC’s servicing policies and procedures during the past three years.

For a description of the limitations on the liability of the Servicer, see “Operative Agreements—Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

THE INDENTURE TRUSTEE

The Indenture Trustee is JPMorgan Chase Bank, N.A. (“JPMorgan”), a national banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1.2 trillion and operations in more than 50 countries. The operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. JPMorgan acts as Indenture Trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business. JPMorgan Worldwide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans. As of December 31, 2005, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2,000 asset-backed securities transactions, including about 804 domestic residential mortgage receivables securities transactions.

Since 1990, JPMorgan Chase Bank, N.A. or its predecessors have been responsible for calculating or making distributions to holders of asset-backed securities. As of December 31, 2005, JPMorgan Worldwide Securities Services performed such functions for approximately 800 asset-backed securities transactions, including about 418 domestic residential mortgage receivables securities transactions.

As more fully described in the Sale and Servicing Agreement and the Indenture, the Indenture Trustee will have the following material duties: (i) to authenticate and deliver the Notes; (ii) to maintain a note register; (iii) to calculate and make the required payments to noteholders on each Payment Date; (iv) to prepare and make available to noteholders the monthly payment reports and any other reports required to be delivered by the Indenture Trustee; (v) upon a Servicer event of default to act as successor servicer, or to appoint a successor servicer; (vi) to perform tax reporting for the Trust, (vii) to communicate with investors and rating agencies with respect to the notes and (viii) to prepare and file periodic reports with the Securities and Exchange Commission on behalf of the Trust with respect to the Notes.

In addition, the Indenture Trustee will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the Noteholders. The Indenture Trustee will maintain the mortgage files in secure and fire-resistant facilities. The mortgage files will not be physically segregated from other mortgage files in the Indenture Trustee’s custody but will be kept in shared facilities. However, the Indenture Trustee’s proprietary document tracking system will show the location within the Indenture Trustee’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Indenture Trustee on behalf of the Noteholders. The Indenture Trustee will review each mortgage file in accordance with the review criteria specified in the Sale and Servicing Agreement and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received.

THE DEPOSITOR

Financial Asset Securities Corp. (the “Depositor”) is a Delaware corporation organized on August 2, 1995, for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. The Depositor is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. (“GCM”). GCM is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 625-2700.

The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor has been engaged in the securitization of residential mortgage loans since 1995. The Depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or notes of interest that are secured by a pledge or other assignment of, or represent an interest in, residential mortgage loans. The Depositor acquires residential mortgage loans from affiliated and non-affiliated entities. If acquiring and engaging in the securitization of mortgage loans by its affiliated entity, Greenwich Capital Financial Products, Inc., mortgage loans are originated by third-party originators according to their respective underwriting guidelines.

From January 2000 through and including December 2005, the Depositor has securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Depositor securitized mortgage loans with an aggregate principal balance of approximately $0.7, $1.1, $3.6, $10.3, $16.9 and $22.7 billion, respectively. Such issuances have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

After the issuance of the Offered Notes, the Depositor will be required to perform certain actions on a continual basis, including but not limited to:

•
giving prompt written notice to the other parties to the transaction agreements upon the discovery by the Depositor of a breach of any of the representations and warranties made by the Originator in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the noteholders in such mortgage loan;

•	appointing a successor indenture trustee in the event the Indenture Trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the Indenture; and

•	preparing and filing any reports required under the Securities Exchange Act of 1934, as amended.

Generally, however, it is expected that the above functions will be performed by the Depositor’s agents in accordance with the transaction agreements.

THE ISSUING ENTITY

Newcastle Mortgage Securities Trust 2006-1 (the “Issuing Entity”) will be a Delaware statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated on the Closing Date (the “Trust Agreement”), among the Depositor, the Owner Trustee and the certificate registrar for the transactions described in this prospectus supplement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the proceeds therefrom, (ii) issuing the Offered Notes and the Owner Trust Certificates, (iii) making payments on the Offered Notes and the Owner Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuing Entity is not expected to have any significant assets other than the trust estate pledged as collateral to secure the Offered Notes. The assets of the Issuing Entity will consist of the Mortgage Loans pledged to secure the Offered Notes, the Seller’s rights under the Master Agreement and any payments received under the Interest Rate Swap Agreement for the benefit of the holders of the Offered Notes. The Issuing Entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee. The Issuing Entity will not have any directors, officers, or other employees. The fiscal year end of the Issuing Entity will be December 31. The Issuing Entity will act through the Owner Trustee.

THE OWNER TRUSTEE

Wilmington Trust Company is the Owner Trustee under the Trust Agreement.

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903.  Wilmington Trust Company’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB of the Securities Act of 1933, as amended (“Regulation AB”). Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuing Entity or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. The Owner Trustee has not participated in the preparation of this prospectus supplement and has assumed no responsibility for its contents. The Owner Trustee’s sole duties and liabilities with respect to the notes are limited to the express duties and liabilities of the Owner Trustee as set forth in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation will be the successor of the Owner Trustee under the Trust Agreement.

ASSIGNMENT OF THE MORTGAGE LOANS

On the Closing Date, the Depositor will transfer to the Issuing Entity all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the Indenture Trustee and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Issuing Entity will in turn pledge to the Indenture Trustee under the Indenture all of its right, title and interest in the foregoing property as collateral for the Notes. Concurrently with such pledge, the Indenture Trustee will deliver the Notes to the Depositor. Each Mortgage Loan transferred to the Issuing Entity will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Indenture Trustee pursuant to the Sale and Servicing Agreement. The Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Sale and Servicing Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Indenture Trustee the mortgage notes endorsed in blank or to the Indenture Trustee on behalf of the Noteholders and the Related Documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or is lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator. The assignments of Mortgage will not be recorded by or on behalf of the Depositor in the appropriate offices for real property records unless required by the Rating Agencies as provided in the Sale and Servicing Agreement; provided, however, upon the occurrence of certain events set forth in the Sale and Servicing Agreement, each such assignment of Mortgage will be recorded as set forth in the Sale and Servicing Agreement.

Within 45 days of the Closing Date, the Indenture Trustee will review the Mortgage Loans and the Related Documents pursuant to the Sale and Servicing Agreement and if any Mortgage Loan or Related Document is found not to conform to the Indenture Trustee’s review criteria set forth in the Sale and Servicing Agreement and if any material defect is not cured, the Indenture Trustee will enforce the Originator’s obligations under the Master Agreement to either (i) as permitted pursuant to the Master Agreement, substitute for such Mortgage Loan a qualified substitute mortgage loan or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) generally equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon and any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory- or abusive-lending law. The Purchase Price will be required to be remitted to the Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Originator to repurchase or substitute for a Deleted Mortgage Loan are the only remedies regarding any defects in the Mortgage Loans and Related Documents available to the Indenture Trustee or the Noteholders.

In connection with the substitution of a qualified substitute mortgage loan, the Originator will be required to remit to the Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such qualified substitute mortgage loan.

Pursuant to the Master Agreement (as assigned to the Depositor pursuant to the Assignment Agreement and to the Issuing Entity pursuant to the Sale and Servicing Agreement), the Originator made certain representations and warranties as to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., the Mortgage Rate). In addition, pursuant to the Master Agreement, the Originator represented and warranted that, among other things: (i) at the time of transfer, the Originator transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable federal, state and local laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Noteholders in the related Mortgage Loan and Related Documents, the Indenture Trustee will enforce the obligations of the Originator under the Master Agreement to effect a cure by either (i) as permitted pursuant to the Master Agreement, substituting for such Deleted Mortgage Loan a qualified substitute mortgage loan or (ii) repurchasing such Deleted Mortgage Loan at a price generally equal to the Purchase Price, in each case to the extent set forth in the Master Agreement. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Master Agreement that materially and adversely affects the interests of the Noteholders.

Mortgage Loans required to be transferred to the Originator as described in the preceding paragraphs are referred to as “Deleted Mortgage Loans.”

Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein. In addition, the Servicer will represent and warrant, on the Closing Date, that, among other things, it will accurately and fully report its mortgagor credit files to each of the credit repositories in a timely manner.

THE SALE AND SERVICING AGREEMENT

Payments on Mortgage Loans; Deposits to Collection Account and Payment Account

The Servicer will establish and maintain or cause to be maintained one or more separate trust accounts (each, a “Collection Account”) for the benefit of the Noteholders. Each Collection Account will be an Eligible Account (as defined in the Sale and Servicing Agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as defined in the Sale and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Payment Account. The Indenture Trustee will establish an account (the “Payment Account”) into which will be deposited amounts withdrawn from the Collection Account for payment to Noteholders on a Payment Date and payment of certain fees and expenses of the Trust. The Payment Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the Business Day prior to the related Payment Date unless such Permitted Investments are invested in investments managed or advised by the Indenture Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Payment Date. Any investment income on funds in the Payment Account will be paid to the Indenture Trustee as provided in the Sale and Servicing Agreement.

A “Permitted Investment” is any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Indenture Trustee or any of their respective Affiliates or for which an Affiliate of the Indenture Trustee serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, notes of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Indenture Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating generally in one of the two highest available rating categories of each Rating Agency and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A (or its equivalent) or higher by each Rating Agency; provided, that, such repurchase obligations are accounted for by the Trust as secured loans to the repurchase counterparty in accordance with Financial Accounting Standard 140;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds, including those money market funds managed or advised by the Indenture Trustee or its Affiliates, that have the highest applicable rating from the Rating Agencies; and

(vii) if previously confirmed in writing to the Indenture Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Notes;

In addition, no instrument described hereunder may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Payment Date from (i) its own funds, (ii) funds in the Collection Account that are not included in the Available Funds for such Payment Date or (iii) a combination of (i) and (ii), an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance”).

Advances on a Mortgage Loan are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on such Mortgage Loan. The purpose of making such Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or state laws providing for similar relief. Subject to the recoverability standard above, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account. The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Indenture Trustee for payment on the Notes. In the event the Servicer fails in its obligation to make any required Advance and is terminated as Servicer, the Indenture Trustee, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the Sale and Servicing Agreement.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Sale and Servicing Agreement. Each such expenditure will constitute a “Servicing Advance.”

Servicing Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds. The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

The Sale and Servicing Agreement will provide that the Servicer may enter into a facility with any person which provides that such person (an “Advancing Person”) may fund Advances and/or Servicing Advances, although no such facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Servicer in respect of its servicing activities (the “Servicing Fee”) for the Mortgage Loans will be at the “Servicing Fee Rate” of 0.50% per annum on the aggregate Principal Balance of the Mortgage Loans. As additional servicing compensation, the Servicer will be entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges and Prepayment Interest Excess (as defined in the Sale and Servicing Agreement), non-sufficient fund fees and other ancillary fees, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any Servicing Accounts. The Servicer will be obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall but only in an amount up to its Servicing Fee for the related Payment Date (payments made by the Servicer in satisfaction of such obligation, “Compensating Interest”).

With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the portion of the related Prepayment Period (as defined below) occurring in the month preceding the month of such Determination Date, the “Prepayment Interest Shortfall” is an amount equal to interest at the applicable Mortgage Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the month in which the related Prepayment Period began.

Events of Default and Removal of Servicer

The circumstances under which the Servicer may be removed are set forth under “Operative Agreements—Events of Default; Rights Upon Events of Default” in the prospectus.

In the event of a Servicer event of default, the Indenture Trustee (or such other successor servicer as is approved in accordance with the Sale and Servicing Agreement) will be the successor in all respects to the Servicer under the Sale and Servicing Agreement within 90 days of the time the Servicer receives a notice of termination. The Indenture Trustee, in its capacity as successor servicer, immediately will assume all of the obligations of the Servicer to make Advances. As compensation therefor, the Indenture Trustee (or such other successor servicer) will be entitled to such compensation as the Servicer would have been entitled to under the Sale and Servicing Agreement if no such notice of termination had been given.

Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor servicer or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000, acceptable to the holder of the Owner Trust Certificates and meeting such other standards for a successor servicer as are set forth in the Sale and Servicing Agreement. Pending appointment of a successor to the Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee will act in such capacity as described in the prior paragraph.

Upon any termination or appointment of a successor to the Servicer pursuant to the Sale and Servicing Agreement, the Indenture Trustee will give prompt written notice thereof to the Noteholders and each Rating Agency. No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an event of default by the Servicer for five business days after a responsible officer of the Indenture Trustee becomes aware of the occurrence of such an event, the Indenture Trustee will transmit by mail to all Noteholders notice of such occurrence unless such event of default by the Servicer has been waived or cured.

All reasonable costs and expenses incurred by the Indenture Trustee in connection with the transfer of servicing shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs, and if such predecessor servicer defaults in its obligation to pay such costs, such costs will be paid by the successor servicer (reimbursable from the Trust) or, in the case of the Indenture Trustee, from the assets of the Trust.

Evidence as to Compliance

The Servicer is required to deliver to the Indenture Trustee in March of each year, starting in March 2007, an officer’s certificate stating that (i) a review of the Servicer’s activities during the reporting period and of its performance under the Sale and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the prospectus to the contrary, the Sale and Servicing Agreement will generally provide that in March of each year, starting in March 2007, each party participating in the servicing function will provide to the Indenture Trustee a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Sale and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Servicing of Delinquent Mortgage Loans

The Servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Sale and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would result in the recovery of the highest net present value of proceeds on such Mortgage Loan. However, there can be no assurance that following such procedures will have that result or that following such procedures will lead to the alternative that is in the best interests of the Noteholders. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

THE INDENTURE

General

The Offered Notes will be issued under the Indenture, dated the Closing Date, between the Issuing Entity and the Indenture Trustee, a form of which is filed as an exhibit to the registration statement. The trust estate pledged to the Indenture Trustee pursuant to the Indenture will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans and the Related Documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Noteholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights under all insurance policies required to be maintained pursuant to the Sale and Servicing Agreement, (v) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account and (vi) the rights of the Seller under the Master Agreement (as assigned to the Depositor pursuant to the Assignment Agreement).

Duties of the Indenture Trustee

If an Event of Default has occurred and is continuing, the Indenture Trustee will exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Except during the continuance of an Event of Default, the Indenture Trustee will undertake to perform such duties and only such duties as are specifically set forth in the Indenture and in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of the Indenture; however, the Indenture Trustee will examine any certificate or opinion to determine whether or not they conform on their face to the requirements of the Indenture.

The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that the Indenture Trustee will not be liable for any error of judgment made in good faith by a responsible officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and the Indenture Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders or from the Issuing Entity, which they are entitled to give under the transaction documents.

Rights of the Indenture Trustee

The Indenture Trustee may conclusively rely on, and will be fully protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document. Before the Indenture Trustee acts or refrains from acting, it may require an officer’s certificate or an opinion of counsel. The Indenture Trustee will not be liable for any action it takes or omits to take in good faith in reliance on an officer’s certificate or opinion of counsel. The Indenture Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers so long as the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith. The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to the transaction documents and the Offered Notes will be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The Indenture Trustee may execute any of the trusts or powers under the Indenture or perform any duties under the Indenture, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

Resignation and Removal of the Indenture Trustee

The Indenture Trustee may resign at any time, in which event the Issuing Entity will be obligated to appoint a successor Indenture Trustee for the Offered Notes or such class of Offered Notes within the period specified in the Indenture. The Indenture Trustee also may be removed at any time by Noteholders representing more than 50% of the aggregate Note Balance of the Offered Notes. The Issuing Entity will remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

Reimbursement and Indemnification of the Indenture Trustee and Owner Trustee

The Indenture Trustee will not be under any obligation to exercise any of the trusts or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless the Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the cost, expenses and liabilities which may be incurred. The Issuing Entity will reimburse the Indenture Trustee and the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s or the Owner Trustee’s agents, counsel, accountants and experts. The Issuing Entity will indemnify the Indenture Trustee and the Owner Trustee and hold each of them harmless against any and all claims, taxes, penalties, losses, liabilities or expenses (including attorneys’ fees and expenses) of any kind whatsoever incurred by either of them in connection with the administration of the Trust and the performance of their respective duties under any of the agreements to which it is a party.

Events of Default

Notwithstanding the prospectus, an “Event of Default” under the Indenture with respect to the Offered Notes is as follows: (a) the failure of the Issuing Entity to pay the Interest Payment Amount on any class of Offered Notes or any Principal Payment Amount on any Payment Date; (b) a default by the Issuing Entity in the observance of certain negative covenants in the Indenture; (c) a default by the Issuing Entity in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the aggregate Note Balance of the Offered Notes, as applicable; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any Offered Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity by the Indenture Trustee or by the holders of at least 25% of the aggregate Note Balance of the Offered Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity; (f) the failure by the Issuing Entity on a respective Final Stated Maturity Date to reduce the Note Balance of any class of Offered Notes then outstanding to zero or (g) the Issuing Entity becoming an entity subject to federal income tax.

Rights upon Event of Default

In case an Event of Default should occur and be continuing with respect to the Offered Notes, then (in every such case) the Indenture Trustee, at the written direction of the Noteholders representing more than 50% of the aggregate Note Balance of the Offered Notes then outstanding, will declare the principal of the Offered Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable. Such declarations in respect of the Offered Notes may under certain circumstances be rescinded by the Noteholders representing more than 50% of the aggregate Note Balance of the Offered Notes.

If, following an Event of Default, any Offered Notes have been declared to be due and payable, the Indenture Trustee may, if directed by the Noteholders representing more than 50% of the aggregate Note Balance of the Offered Notes, refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Offered Notes in accordance with their terms, notwithstanding the acceleration of the maturity of the Offered Notes. The Indenture Trustee, however, must sell or cause to be sold (in accordance with the direction of the Noteholders representing more than 50% of the aggregate Note Balance of the Offered Notes) the assets included in the Trust if collections in respect of such assets are determined (by an independent appraiser payable by the Trust) to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Offered Notes. In the event the assets of the Trust are sold, any collection on, or the proceeds from the sale of, the assets will be applied in accordance with the provisions of the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default has occurred and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Noteholders representing more than 50% of the aggregate Note Balance of the Offered Notes will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Offered Notes; and the Noteholders representing more than 50% of the aggregate Note Balance of the Offered Notes may, in certain cases, waive any default with respect thereto.

Limitation on Suits

No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) the Noteholders representing not less than 25% of the aggregate Note Balance of the Offered Notes have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Balance of the Offered Notes.

Supplemental Indentures

Without the consent of the holders of any Offered Notes, the Issuing Entity and the Indenture Trustee, at any time and from time to time, may enter into one or more supplemental Indentures for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, (b) to evidence the succession of another person to the Issuing Entity; (c) to add to the covenants of the Issuing Entity; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the Indenture; (f) to make any other provisions with respect to matters or questions arising under the Indenture; (g) to evidence and provide for the acceptance of the appointment of a successor indenture trustee; or (h) to modify, eliminate or add to the provisions of the Indenture; provided, that, with respect to any supplemental indenture under (f) and (h) above, such action (as evidenced by either (i) an opinion of counsel delivered to the Depositor, the Issuing Entity and the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the holders of the Offered Notes or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any class of Offered Notes) will not materially and adversely affect the interests of the holders of the Offered Notes and will not (as evidenced by an officer’s certificate of the Sponsor) cause the Trust to fail to qualify as a “qualified special purpose entity” under Financial Accounting Standard 140.

The Issuing Entity and the Indenture Trustee also may, with the consent of the holders of not less than a majority of the Note Balance of each class of Offered Notes affected thereby, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the holders of the Offered Notes under the Indenture; provided that no such supplemental indenture will, without the consent of the holder of each Offered Note affected thereby: (a) change the date of payment of any installment of principal of or interest on any Offered Note, or reduce the principal amount thereof or the Note Rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust to payment of principal of or interest on the Offered Notes, or change any place of payment where, or the coin or currency in which, any Offered Note or the interest thereon is payable; (b) reduce the percentage of the Note Balances of the Offered Notes, the consent of the holders of which is required for any such supplemental indenture; (c) reduce the percentage of the Note Balances of the Offered Notes required to direct the Indenture Trustee to direct the Issuing Entity to sell or liquidate the Trust; (d) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Offered Note; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust or terminate the lien of the Indenture.

Optional Redemption

The holder of the Owner Trust Certificates will have the right to redeem the Offered Notes, in whole but not in part, by purchasing the Mortgage Loans and any REO Properties remaining in the Trust on any Payment Date on which the aggregate Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and REO Properties is equal to or less than 20% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. However, the holder of the Owner Trust Certificates will not be permitted to exercise such right until one year following the Closing Date. The first Payment Date on which such option could be exercised is referred to herein as the “Optional Redemption Date.” In the event that the option is exercised, the purchase will be made at a price (the “Redemption Price”) generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the fair market value of the REO Properties and (ii) the fair market value of the Mortgage Loans and the REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, any accrued and unpaid Basis Risk Shortfall Amounts and any remaining amounts owed to the Swap Provider. However, the holder of the Owner Trust Certificates will not be permitted to redeem the Offered Notes unless the Redemption Price paid in connection with such option is sufficient to retire the Note Balance of the remaining Offered Notes to zero. In the event such option is exercised, the portion of the purchase price allocable to the Offered Notes will be, to the extent of available funds:

(i)	100% of the then outstanding Note Balance of the Offered Notes, plus

(ii)	interest for the final Accrual Period on the then outstanding Note Balance of the Offered Notes at the then applicable Note Rate for the class, plus

(iii)	any previously accrued but unpaid interest thereon to which the holders of the Offered Notes are entitled, together with the amount of any Basis Risk Shortfalls, plus

(iv)	in the case of the Mezzanine Notes, any previously unpaid Allocated Realized Loss Amount and Deferred Interest.

Reports to Noteholders

On each payment date, the indenture trustee will provide or make available to each holder of an offered note a statement (based, as applicable, on information received from the servicer) setting forth, among other things:

(i)  the amount of the payment made on such Payment Date to the holders of each class of Offered Notes allocable to principal;

(ii)  the amount of the payment made on such Payment Date to the holders of each class of Offered Notes allocable to interest;

(iii)  the Net Monthly Excess Cashflow, the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Target Amount, the Overcollateralization Deficiency Amount and the Senior Credit Enhancement Percentage for such Payment Date;

(iv)  the fees and expenses of the Issuing Entity accrued and paid on such Payment Date and to whom such fees and expenses were paid;

(v)  the aggregate amount of Advances for such Payment Date (including the general purpose of such Advances);

(vi)  the aggregate Principal Balance of the Mortgage Loans and any REO Properties as of the end of the related Due Period;

(vii)  the number, aggregate Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(viii)  the number and aggregate unpaid Principal Balance of Mortgage Loans in respect of which (a) one monthly payment is delinquent, (b) two monthly payments are delinquent, (c) three monthly payments are delinquent and (d) foreclosure proceedings have begun, in each case, as of the last day of the calendar month preceding the related Payment Date;

(ix)  the total number and cumulative principal balance of all REO Properties as of the close of business on the last day of the calendar month preceding the related Payment Date;

(x)  the aggregate amount of principal prepayments made during the related Prepayment Period;

(xi)  the delinquency percentage;

(xii)  the aggregate amount of Realized Losses incurred during the related Prepayment Period, the aggregate amount of Realized Losses incurred since the Closing Date and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period;

(xiii)  the Note Balance of each class of Offered Notes, before and after giving effect to the payments and allocations of Realized Losses made on such Payment Date;

(xiv)  the Monthly Interest Payable Amount in respect of the Offered Notes for such Payment Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Offered Notes on such Payment Date;

(xv)  the aggregate amount of any Prepayment Interest Shortfall for such Payment Date, to the extent not covered by payments of Compensating Interest by the Servicer;

(xvi)  the Basis Risk Shortfall Amount for the Offered Notes, if any, for such Payment Date and the amount remaining undistributed after reimbursements therefor on such Payment Date;

(xvii)  whether a Stepdown Date or a Trigger Event is in effect on such Payment Date;

(xviii)  the total cashflows received and the general sources thereof;

(xix)  the respective Note Rates applicable to the Offered Notes for such Payment Date (and whether such Note Rate was limited by the Available Funds Rate) and the Note Rate applicable to the Offered Notes for the immediately succeeding Payment Date;

(xx)  the amount of any Net Swap Payments or Swap Termination Payments; and

(xxi)  the applicable Record Dates, Accrual Periods and Determination Dates for calculating payments for such Payment Date.

In addition, the Indenture Trustee will include on Form 10-D (to the extent it receives information from the Servicer) information regarding any material breaches of representations and warranties regarding the Mortgage Loans and material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time.

The Indenture Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Indenture Trustee’s internet website.

The primary source of information available to investors concerning the Offered Notes will be the monthly statements made available via the Indenture Trustee’s internet website, which will include information as to the outstanding Note Balance of the Offered Notes and the status of the applicable form of credit enhancement. Also, investors may read and copy any Form 10-D, Form 10-K or Form 8-K at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the issuing entity will be signed by the Servicer.

DESCRIPTION OF THE NOTES

General

The Offered Notes will be issued pursuant to the Indenture. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Notes will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Issuing Entity will issue (i) the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (collectively, the “Class A Notes”) and (ii) the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes, the Class M-4 Notes, the Class M-5 Notes, the Class M-6 Notes, the Class M-7 Notes, the Class M-8 Notes, the Class M-9 Notes, the Class M-10 Notes and the Class M-11 Notes (collectively, the “Mezzanine Notes”). The Class A Notes and the Mezzanine Notes are offered hereby and are collectively referred to herein as the “Offered Notes.”

The Offered Notes will have the Original Note Balances specified on the cover hereof, subject to a permitted variance of plus or minus five percent.

The Offered Notes will be issued in book-entry form as described below. The Offered Notes will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that Offered Notes must be purchased in minimum total investments of $100,000 per class. The maturity date (the “Maturity Date”) for the Offered Notes is the Payment Date in March 2036.

Payments on the Offered Notes will be made by the Indenture Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in April 2006 (each, a “Payment Date”), to the persons in whose names such Notes are registered at the close of business on the Record Date. The “Record Date” for any Offered Note issued in book-entry form is the business day immediately preceding such Payment Date and the “Record Date” for any physical Offered Note or any book-entry Offered Note that becomes a Definitive Note (as defined herein), will be the last business day of the month immediately preceding the month in which the related Payment Date occurs.

Fees and Expenses of the Trust

The following fees and expenses will be paid from amounts received on the Mortgage Loans prior to payments to Noteholders:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly
For each Mortgage Loan, a monthly fee payable to the Servicer. The monthly fee is calculated as one-twelfth of 0.50% on the unpaid Principal Balance of the Mortgage Loans as of the first day of the related Due Period.
Withdrawn from amounts on deposit in the Collection Account, before payments to Noteholders.(1)
Indenture Trustee	Monthly
For each Mortgage Loan, a monthly fee payable to the Indenture Trustee. The monthly fee is calculated as one-twelfth of 0.0050% on the unpaid Principal Balance of the Mortgage Loans as of the first day of the related Due Period.
Withdrawn from amounts on deposit in the Payment Account, before payments to Noteholders.
Owner Trustee	Monthly	A monthly fee payable to the owner trustee, beginning with the 13th payment date, in an amount equal to $333.33.	Withdrawn from amounts on deposit in the Payment Account, before payments to Noteholders.
Swap Provider	Monthly
A monthly payment calculated as the positive excess, if any, of (a) one-twelfth of the Strike Rate on the Base Calculation Amount for such Payment Date multiplied by 250 over (b) one-month LIBOR (as set forth in the Interest Rate Swap Agreement and calculated on an actual/360 basis) on the Base Calculation Amount for such Payment Date multiplied by 250.
Withdrawn from amounts on deposit in the Payment Account, before payments to Noteholders.
_________________________
(1) See “The Sale and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement for a description of additional compensation that the servicer may receive.

Book-Entry Notes

The Offered Notes will be book-entry Notes (for so long as they are registered in the name of the applicable depository or its nominee, the “Book-Entry Notes”). Persons acquiring beneficial ownership interests in the Book-Entry Notes (“Note Owners”) will hold such Notes through The Depository Trust Company (“DTC”) in the United States, or upon request through Clearstream Banking Luxembourg, formerly known as Cedelbank SA (“Clearstream”), or the Euroclear System (“Euroclear”) (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate Note Balance of such Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold such positions in customers’ securities accounts in the depositories’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that Offered Notes must be purchased in minimum total investments of $100,000 per class. Except as described below, no Note Owner acquiring a Book-Entry Note (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Note (a “Definitive Note”). Unless and until Definitive Notes are issued, it is anticipated that the only “Noteholder” of the Offered Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC (“DTC Participants”).

The Note Owner’s ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Note Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

Note Owners will receive all payments of principal of and interest on the Book-Entry Notes from the Indenture Trustee through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. DTC Participants and indirect participants with whom Note Owners have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess notes representing their respective interests in the Book-Entry Notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

Note Owners will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not DTC Participants may transfer ownership of Book-Entry Notes only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see “Federal Income Tax Consequences—REMICS—Backup Withholding With Respect to REMIC Notes” and “—Foreign Investors in REMIC Notes” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the Rules, as in effect from time to time.

Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world’s major financial institutions.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, “IML,” the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its customers (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear was created in 1968 to hold securities for its participants (“Euroclear Participants”) and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-Participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Notes through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in the Book-Entry Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments on the Book-Entry Notes will be made on each Payment Date by the Indenture Trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Note Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Note Owners of the Book-Entry Notes that it represents.

Under a book-entry format, Note Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—REMICS—Backup Withholding With Respect to REMIC Notes” and “—Foreign Investors in REMIC Notes” in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Note Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Note Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Note Owners are credited.

DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

Definitive Notes will be issued to Note Owners of the Book-Entry Notes, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor or (b) after the occurrence of a Servicer Event of Default (as defined in the Indenture), Note Owners having percentage interests aggregating not less than 51% of the Book-Entry Notes advise the Indenture Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Note Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Note Owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender to it by DTC of the global certificate or notes representing the Book-Entry Notes and delivery to it by DTC of instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

None of the Depositor, the Servicer, the Sponsor or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Available Funds

Payments to holders of each class of Notes will be made on each Payment Date from Available Funds. With respect to any Payment Date, “Available Funds” will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer, the Indenture Trustee, the Owner Trustee or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event): (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the Servicer by the Determination Date, after deduction of the Servicing Fee for such Payment Date, the Indenture Trustee Fee for such Payment Date, the Owner Trustee Fee and any accrued and unpaid Servicing Fees, Indenture Trustee Fees and Owner Trustee Fees in respect of any prior Payment Dates, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Payment Date.

Interest Payments

On each Payment Date the Indenture Trustee will withdraw from the Payment Account that portion of Available Funds for such Payment Date consisting of the Interest Remittance Amount for such Payment Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Payment Date.

(i)  concurrently, to the holders of the Class A Notes, on a pro rata basis based on the entitlement of each such class, the Monthly Interest Payable Amount and the Unpaid Interest Shortfall Amount, if any, for each such class; and

(ii)  sequentially, to the holders of the Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes, Class M-9 Notes, Class M-10 Notes and Class M-11 Notes, in that order, in an amount equal to the Monthly Interest Payable Amount for each such class.

Principal Payments

I.  On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, payments in respect of principal to the extent of the Principal Payment Amount will be paid in the following amounts and order of priority:

(i)  to the holders of the Class A Notes (allocated among the Class A Notes in the priority described below) until the Note Balances thereof have been reduced to zero; and

(ii)  sequentially, to the holders of the Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes, Class M-9 Notes, Class M-10 Notes and Class M-11 Notes, in that order, in each case, until the Note Balances thereof have been reduced to zero.

II.  On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, payments in respect of principal to the extent of the Principal Payment Amount will be paid in the following amounts and order of priority:

(i)  to the holders of the Class A Notes (allocated among the Class A Notes in the priority described below), the Senior Principal Payment Amount until the Note Balances thereof have been reduced to zero;

(ii)  to the holders of the Class M-1 Notes, the Class M-1 Principal Payment Amount until the Note Balance thereof has been reduced to zero;

(iii)  to the holders of the Class M-2 Notes, the Class M-2 Principal Payment Amount until the Note Balance thereof has been reduced to zero;

(iv)  to the holders of the Class M-3 Notes, the Class M-3 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(v)  to the holders of the Class M-4 Notes, the Class M-4 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(vi)  to the holders of the Class M-5 Notes, the Class M-5 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(vii)  to the holders of the Class M-6 Notes, the Class M-6 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(viii)  to the holders of the Class M-7 Notes, the Class M-7 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(ix)  to the holders of the Class M-8 Notes, the Class M-8 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(x)  to the holders of the Class M-9 Notes, the Class M-9 Principal Payment Amount, until the Note Balance thereof has been reduced to zero;

(xi)  to the holders of the Class M-10 Notes, the Class M-10 Principal Payment Amount, until the Note Balance thereof has been reduced to zero; and

(xii)  to the holders of the Class M-11 Notes, the Class M-11 Principal Payment Amount, until the Note Balance thereof has been reduced to zero.

With respect to the Class A Notes, all principal payments will be paid sequentially, first, to the holders of the Class A-1 Notes, until the Note Balance of the Class A-1 Notes has been reduced to zero; second, to the holders of the Class A-2 Notes, until the Note Balance of the Class A-2 Notes has been reduced to zero; third, to the holders of the Class A-3 Notes, until the Note Balance of the Class A-3 Notes has been reduced to zero; and fourth, to the holders of the Class A-4 Notes, until the Note Balance of the Class A-4 Notes has been reduced to zero, provided, however, on any payment date on which the aggregate Note Balance of the Mezzanine Notes has been reduced to zero, all principal payments will be paid concurrently, to the holders of the Class A Notes, on a pro rata basis based on the Note Balance of each such class.

The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes and is intended to preserve the availability of the subordination provided by the Mezzanine Notes.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the Class A Notes consists of subordination, as described under “—Subordination” below, allocation of Realized Losses on the Mortgage Loans, as described under “—Allocation of Losses” below and excess interest and overcollateralization, as described under “—Overcollateralization Provisions” herein.

Subordination

The rights of the holders of the Mezzanine Notes to receive payments will be subordinated, to the extent described herein, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of their scheduled monthly payments of interest and principal and to afford such holders protection against Realized Losses.

The protection afforded to the holders of the Class A Notes by means of the subordination of the Mezzanine Notes will be accomplished by the preferential right of the holders of the Class A Notes to receive on any Payment Date, prior to payment on the Mezzanine Notes, payments in respect of interest and principal, subject to funds available for such payments.

In addition, the rights of the holders of the Mezzanine Notes with lower numerical class designations will be senior to the rights of holders of Mezzanine Notes with higher numerical class designations, to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior Notes of payments in respect of interest and principal and to afford such holders protection against Realized Losses.

Allocation of Losses

Any Realized Losses on the Mortgage Loans will be allocated on any Payment Date, first, to Net Monthly Excess Cashflow, second, to Net Swap Payments received under the Interest Rate Swap Agreement, third, to the Overcollateralized Amount, until the Overcollateralized Amount has been reduced to zero, fourth, to the Class M-11 Notes, fifth, to the Class M-10 Notes, sixth, to the Class M-9 Notes, seventh to the Class M-8 Notes, eighth, to the Class M-7 Notes, ninth, to the Class M-6 Notes, tenth, to the Class M-5 Notes, eleventh, to the Class M-4 Notes, twelfth, to the Class M-3 Notes, thirteenth, to the Class M-2 Notes and fourteenth, to the Class M-1 Notes, in each instance until their Note Balances are reduced to zero.

The Indenture will not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses will not be allocated to such Notes, under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to pay such Notes all interest and principal amounts to which they are then entitled.

Any allocation of a Realized Loss to a Mezzanine Note will be made by reducing the Note Balance thereof by the amount so allocated as of the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Note Balance of any Mezzanine Note be reduced more than once in respect of any particular amount both (i) allocable to such Mezzanine Note in respect of Realized Losses and (ii) payable as principal to the holder of such Mezzanine Note from Net Monthly Excess Cashflow.

Once Realized Losses have been allocated to the Mezzanine Notes, such amounts with respect to such Notes will not be reinstated (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts (together with Deferred Interest) may be paid to the holders of the Mezzanine Notes from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions” below or from the Swap Account, according to the priorities set forth under “—Interest Rate Swap Agreement, the Swap Provider and the Swap Account” below.

Overcollateralization Provisions

The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Note Rates on the Class A Notes and Mezzanine Notes and the amount needed to pay certain fees and expenses of the Trust. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the Class A Notes and Mezzanine Notes and the fees and expenses payable by the Trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than any Swap Termination Payment resulting from a Swap Provider Trigger Event). On each Payment Date, the Net Monthly Excess Cashflow, if any, will be paid as follows:

(i)  to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to any Extra Principal Payment Amount, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, payable to such holders as part of the Principal Payment Amount as described under “—Allocation of Available Funds—Principal Payments” above;

(ii)  sequentially, to the holders of the Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes, Class M-9 Notes, Class M-10 Notes and Class M-11 Notes, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such class and second up to the Allocated Realized Loss Amount for each such class;

(iii)  to the holders of the Offered Notes, any Basis Risk Shortfalls, without taking into account amounts, if any, received under the Interest Rate Swap Agreement, payable in the order and priority set forth under “—Note Rates” below;

(iv)  sequentially, to the holders of the Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes, Class M-9 Notes, Class M-10 Notes and Class M-11 Notes, in that order, in an amount equal to the Deferred Interest allocable to each such class of Notes;

(v)  to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event; and

(vi)  to the Owner Trustee, any fees, expenses and indemnities not otherwise paid and then, to the holders of the Owner Trust Certificates, any remaining amounts.

On each Payment Date, after making the payments of the Available Funds as described above, the Indenture Trustee will withdraw from the Payment Account the amount deposited therein pursuant to subclause (iii) above and will distribute these amounts to the holders of the Offered Notes in the order and priority set forth under “—Note Rates” herein.

On each Payment Date, the Indenture Trustee will withdraw from the Payment Account all amounts representing prepayment charges, if any, in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Owner Trust Certificates.

Definitions

The “Accrual Period” for the Offered Notes and a given Payment Date will be the actual number of days based on a 360-day year included in the period commencing on the immediately preceding Payment Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Payment Date.

An “Allocated Realized Loss Amount” with respect to any class of Mezzanine Notes and any Payment Date is an amount equal to the sum of any Realized Loss allocated to that class of Notes on the Payment Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Payment Date as reduced by an amount equal to the increase in the related Note Balance due to the receipt of Subsequent Recoveries.

The “Basic Principal Payment Amount” means with respect to any Payment Date, the excess of (i) the Principal Remittance Amount for such Payment Date over (ii) the Overcollateralization Release Amount, if any, for such Payment Date.

The “Class M-1 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 63.90% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Class M-2 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date) and (iii) the Note Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 70.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Class M-3 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such Payment Date) and (iv) the Note Balance of the Class M-3 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 74.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Class M-4 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such Payment Date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on such Payment Date) and (vi) the Note Balance of the Class M-4 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 77.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Class M-5 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such Payment Date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on such Payment Date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on such Payment Date) and (vi) the Note Balance of the Class M-5 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 80.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Class M-6 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such Payment Date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on such Payment Date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on such Payment Date), (vi) the Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount on such Payment Date) and (vii) the Note Balance of the Class M-6 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 83.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Class M-7 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such Payment Date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on such Payment Date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on such Payment Date), (vi) the Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount on such Payment Date), (vii) the Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Payment Amount on such Payment Date) and (viii) the Note Balance of the Class M-7 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 86.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Class M-8 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such Payment Date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on such Payment Date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on such Payment Date), (vi) the Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount on such Payment Date), (vii) the Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Payment Amount on such Payment Date), (viii) the Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Payment Amount on such Payment Date) and (ix) the Note Balance of the Class M-8 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 88.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Class M-9 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such Payment Date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on such Payment Date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on such Payment Date), (vi) the Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount on such Payment Date), (vii) the Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Payment Amount on such Payment Date), (viii) the Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Payment Amount on such Payment Date), (ix) the Note Balance of the Class M-8 Notes (after taking into account the payment of the Class M-8 Principal Payment Amount on such Payment Date) and (x) the Note Balance of the Class M-9 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 90.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Class M-10 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such Payment Date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on such Payment Date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on such Payment Date), (vi) the Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount on such Payment Date), (vii) the Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Payment Amount on such Payment Date), (viii) the Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Payment Amount on such Payment Date), (ix) the Note Balance of the Class M-8 Notes (after taking into account the payment of the Class M-8 Principal Payment Amount on such Payment Date) (x) the Note Balance of the Class M-9 Notes (after taking into account the payment of the Class M-9 Principal Payment Amount on such Payment Date) and (xi) the Note Balance of the Class M-10 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 92.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Class M-11 Principal Payment Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Note Balance of the Class A Notes (after taking into account the payment of the Senior Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such Payment Date), (iv) the Note Balance of the Class M-3 Notes (after taking into account the payment of the Class M-3 Principal Payment Amount on such Payment Date), (v) the Note Balance of the Class M-4 Notes (after taking into account the payment of the Class M-4 Principal Payment Amount on such Payment Date), (vi) the Note Balance of the Class M-5 Notes (after taking into account the payment of the Class M-5 Principal Payment Amount on such Payment Date), (vii) the Note Balance of the Class M-6 Notes (after taking into account the payment of the Class M-6 Principal Payment Amount on such Payment Date), (viii) the Note Balance of the Class M-7 Notes (after taking into account the payment of the Class M-7 Principal Payment Amount on such Payment Date), (ix) the Note Balance of the Class M-8 Notes (after taking into account the payment of the Class M-8 Principal Payment Amount on such Payment Date) (x) the Note Balance of the Class M-9 Notes (after taking into account the payment of the Class M-9 Principal Payment Amount on such Payment Date), (xi) the Note Balance of the Class M-10 Notes (after taking into account the payment of the Class M-10 Principal Payment Amount on such Payment Date) and (xii) the Note Balance of the Class M-11 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 93.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

“Deferred Interest” with respect to the Mezzanine Notes and any Payment Date is equal to the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate during the related Accrual Period on any Allocated Realized Loss Amount allocated to such class, (b) any amounts described in clause (a) for such class for prior Payment Dates that remain unpaid, and (c) interest accrued for the Accrual Period related to such Payment Date on the amount in clause (b) at the Note Rate applicable to such class.

A Mortgage Loan is “Delinquent” if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan.

The “Determination Date” with respect to any Payment Date will be the 15th day of the calendar month in which such Payment Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

The “Downgrade Provisions” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

A “Due Period” with respect to any Payment Date is the period commencing on the second day of the month preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

The “Extra Principal Payment Amount” for any Payment Date, is the lesser of (x) the sum of (A) Net Monthly Excess Cashflow for such Payment Date and (B) any amounts received under the Interest Rate Swap Agreement for this purpose and (y) the Overcollateralization Deficiency Amount for such Payment Date.

“Events of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”

•	“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

•	“Merger without Assumption” (but only with respect to the Swap Provider)

each, as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Indenture Trustee Fee Rate”: 0.0050% per annum.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage.

The “Interest Remittance Amount” with respect to any Payment Date is that portion of the Available Funds for such Payment Date attributable to interest received or advanced with respect to the Mortgage Loans.

The “Monthly Interest Payable Amount” for any Payment Date and each class of Offered Notes equals the amount of interest accrued during the related Accrual Period at the related Note Rate on the Note Balance of such class immediately prior to such Payment Date.

The “Net Monthly Excess Cashflow” for any Payment Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Payment Date over (y) the sum for such Payment Date of (A) the Monthly Interest Payable Amounts for the Offered Notes, (B) the Unpaid Interest Shortfall Amounts for the Class A Notes and (C) the Principal Remittance Amount.

The “Note Balance” of any Offered Notes immediately prior to any Payment Date will be equal to the Note Balance thereof on the Closing Date (the “Original Note Balance”) reduced by the sum of all amounts actually paid in respect of principal of such class and, in the case of a Mezzanine Note, Realized Losses allocated thereto on all prior Payment Dates. The Note Balance of any class of Mezzanine Notes with respect to which there is an unpaid Allocated Realized Loss Amount may be increased by the amount of any Subsequent Recoveries as set forth in the Indenture.

An “Overcollateralization Deficiency Amount” with respect to any Payment Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Payment Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Payment Date).

An “Overcollateralization Release Amount” means, with respect to any Payment Date, the lesser of (x) the Principal Remittance Amount for such Payment Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Payment Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Payment Date) over (ii) the Overcollateralization Target Amount for such Payment Date.

The “Overcollateralization Target Amount” means with respect to any Payment Date, (x) prior to the Stepdown Date, 3.25% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date and (y) on or after the Stepdown Date, 6.50% of the aggregate Principal Balance of the Mortgage Loans on the related Payment Date, subject to a floor equal to 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date; provided however, if a Trigger Event is in effect on such Payment Date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount for the previous Payment Date. Notwithstanding the foregoing, on and after any Payment Date following the reduction of the aggregate Note Balance of the Offered Notes to zero, the Overcollateralization Target Amount will be zero.

The “Overcollateralized Amount” for any Payment Date is an amount equal to (x) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (y) the aggregate Note Balance of the Offered Notes as of such Payment Date (after giving effect to payments to be made on such Payment Date).

The “Prepayment Period” is the period commencing on the 16th day of the month preceding the month in which such Payment Date falls (or, in the case of the first Payment Date, from March 1, 2006) and ending on the 15th day of the calendar month in which such Payment Date occurs.

The “Principal Payment Amount” with respect to any Payment Date is the sum of (i) the Basic Principal Payment Amount for such Payment Date and (ii) the Extra Principal Payment Amount for such Payment Date.

The “Principal Remittance Amount” means with respect to any Payment Date, the sum of (i) all scheduled payments of principal collected or advanced by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments applied by the Servicer during such Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period and (vi) on the Payment Date on which the Offered Notes are to be redeemed in accordance with the Indenture, that portion of the Redemption Price, representing principal.

“Realized Loss” means, with respect to any defaulted Mortgage Loan that is finally liquidated (a “Liquidated Mortgage Loan”), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, insurance proceeds or condemnation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the “Net Liquidation Proceeds”) in respect of such Mortgage Loan.

The “Senior Credit Enhancement Percentage” for any Payment Date is the percentage obtained by dividing (i) the sum of (x) the aggregate Note Balance of the Mezzanine Notes and (y) the Overcollateralized Amount by (ii) the aggregate Principal Balance of the Mortgage Loans calculated prior to taking into account payments of principal on the Mortgage Loans and payment of the Principal Payment Amount to the holders of the Notes then entitled to payments of principal on such Payment Date.

The “Senior Principal Payment Amount” is an amount equal to the excess of (x) the aggregate Note Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 57.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $7,514,338.

The “Stepdown Date” means the earlier to occur of (i) the Payment Date on which the aggregate Note Balance of the Class A Notes has been reduced to zero and (ii) the later to occur of (A) the Payment Date occurring in April 2009 and (B) the first Payment Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to payment of the Principal Payment Amount to the holders of the Offered Notes then entitled to payments of principal on such Payment Date) is greater than or equal to 42.90%.

“Subsequent Recoveries” are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included (net of any amounts due the Servicer) as part of the Principal Remittance Amount for the following Payment Date and paid in accordance with the priorities described herein. In addition, after giving effect to all payments on a Payment Date, if any Allocated Realized Loss Amounts are outstanding, such amounts shall be applied to reduce the Allocated Realized Loss Amount for the class of Mezzanine Notes then outstanding with the highest payment priority by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Allocated Realized Loss Amount of the class with the next highest payment priority), and to increase the Note Balance of such class or classes of Mezzanine Notes by the same amount. Thereafter, such class or classes of Notes will accrue interest on the increased Note Balance. It is not expected that there will be any material amount of Subsequent Recoveries.

The “Strike Rate” means 4.985%.

A “Swap Default” means an Event of Default under the Interest Rate Swap Agreement.

A “Swap Early Termination” means the occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

The “Swap Provider” means The Royal Bank of Scotland plc.

A “Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The “Swap Termination Payment” means the amount, if any, owed by the Trust or the Swap Provider upon a Swap Early Termination.

A “Termination Event” under the Interest Rate Swap Agreement consists of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
“Tax Event” (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•
“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events” (as defined in the Interest Rate Swap Agreement) including if the Trust should terminate, if the Indenture or other transaction documents are amended or modified without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the Indenture, the majority holder of the Trust Certificates, if any, exercise the option to purchase the Mortgage Loans and the Interest Rate Swap Agreement is terminated in connection therewith. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

A “Trigger Event” is in effect with respect to any Payment Date on or after the Stepdown Date if either:

(i) the percentage obtained by dividing (x) the principal amount of Mortgage Loans that are Delinquent 60 days or more (including Mortgage Loans that are REO Properties, in foreclosure or bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 37.30% of the current Senior Credit Enhancement Percentage; or

(ii) cumulative realized losses as a percentage of the Mortgage Loans as of the Cut-off Date, for the related Payment Date are greater than:

Payment Date Occurring In	Percentage
April 2008 through March 2009	1.45% for the first month, plus an additional 1/12th of 1.80% for each month thereafter.
April 2009 through March 2010	3.25% for the first month, plus an additional 1/12th of 1.95% for each month thereafter.
April 2010 through March 2011	5.20% for the first month, plus an additional 1/12th of 1.50% for each month thereafter.
April 2011 through March 2012	6.70% for the first month, plus an additional 1/12th of 0.90% for each month thereafter.
April 2012 and thereafter	7.60% for each month.

The “Unpaid Interest Shortfall Amount” means (i) for each class of Offered Notes and the first Payment Date, zero, and (ii) with respect to each class of Offered Notes and any Payment Date after the first Payment Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Payable Amount for such class for the immediately preceding Payment Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class for such preceding Payment Date exceeds (b) the aggregate amount paid on such class in respect of interest pursuant to clause (a) of this definition on such preceding Payment Date, plus interest on the amount of interest due but not paid on the Offered Notes of such class on such preceding Payment Date, to the extent permitted by law, at the Note Rate for such class for the related Accrual Period.

Note Rates

The “Note Rate” on any Payment Date with respect to the Offered Notes will equal the least of (a) the interbank offered rate for one-month United States dollar deposits in the London market (the “Note Index”) as of the related LIBOR Determination Date (as defined herein) plus a related margin (the “Note Margin”), (b) 11.50% per annum and (c) the Available Funds Rate for such Payment Date. With respect to the Offered Notes, interest in respect of any Payment Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

The Note Margin with respect to the each class of Offered Notes will be the percentages set forth below.

	Margin
Class	(1)	(2)
A-1	0.070%	0.140%
A-2	0.120%	0.240%
A-3	0.180%	0.360%
A-4	0.280%	0.560%
M-1	0.350%	0.525%
M-2	0.370%	0.555%
M-3	0.390%	0.585%
M-4	0.450%	0.675%
M-5	0.480%	0.720%
M-6	0.570%	0.855%
M-7	1.150%	1.725%
M-8	1.300%	1.950%
M-9	2.200%	3.300%
M-10	2.500%	3.750%
M-11	2.500%	3.750%
_________
(1) For each Payment Date up to and including the Payment Date on which the aggregate Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and REO Properties is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date (the “Coupon Step-Up Date”).
(2) On each Payment Date after the Coupon Step-Up Date.

The “Available Funds Rate” for any Payment Date with respect to the Offered Notes is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider divided by the outstanding aggregate Principal Balance of the Mortgage Loans and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust, divided by the outstanding aggregate Principal Balance of the Mortgage Loans and (ii) 12 multiplied by a fraction the numerator of which is the aggregate Principal Balance of the Mortgage Loans as of the last day of the prior Due Period and the denominator of which is the aggregate Note Balance of the Offered Notes immediately prior to such Payment Date.

The “Adjusted Net Mortgage Rate” for any Mortgage Loan for any Payment Date will be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Payment Date occurs minus the sum of (i) the Servicing Fee Rate and (ii) the Indenture Trustee Fee Rate.

If on any Payment Date, the Note Rate for a class of Offered Notes is the Available Funds Rate, then the “Basis Risk Shortfall Amount” for such class for such Payment Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Offered Notes would have accrued on such Payment Date at its Note Rate (without regard to the Available Funds Rate), over (y) the amount of interest such class of Notes accrued for such Payment Date at the Available Funds Rate and (ii) the unpaid portion of any Basis Risk Shortfall Amount from the prior Payment Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Note Rate (without regard to the Available Funds Rate) applicable for such class for such Accrual Period. Any Basis Risk Shortfall Amount on the Offered Notes will be paid on such Payment Date or future Payment Dates from and to the extent of funds available therefor in accordance with the priorities described above under “Overcollateralization Provisions” and “—Interest Rate Swap Agreement, the Swap Provider and the Swap Account.”

On each Payment Date, to the extent required following the payment of Available Funds as described under “—Overcollateralization Provisions” above, the Indenture Trustee will pay to the Offered Notes any Basis Risk Shortfall Amounts in the following order of priority:

(i)  concurrently, to each class of Class A Notes, the related Basis Risk Shortfall Amount remaining on a pro rata basis based on such respective remaining Basis Risk Shortfall Amounts; and

(ii)  sequentially, to the Class M-1 Notes, Class M-2 Notes, Class M-3 Notes, Class M-4 Notes, Class M-5 Notes, Class M-6 Notes, Class M-7 Notes, Class M-8 Notes, Class M-9 Notes, Class M-10 Notes and Class M-11 Notes, in that order, the related Basis Risk Shortfall Amount.

Interest Rate Swap Agreement, the Swap Provider and the Swap Account

The Interest Rate Swap Agreement

On or before the Closing Date, the Trust will enter into an Interest Rate Swap Agreement with the Swap Provider. On each Payment Date, the Indenture Trustee will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which payments in respect of Unpaid Interest Shortfall Amounts, Basis Risk Shortfall Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and Allocated Realized Loss Amounts on the Mezzanine Notes will be made.

Under the Interest Rate Swap Agreement, on each Payment Date (beginning with the Payment Date in May 2006), the Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Indenture, a Fixed Swap Payment equal to the product of (x) the Strike Rate, (y) the Base Calculation Amount for that Payment Date multiplied by 250 and (z) a fraction, the numerator of which is 30, and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Indenture Trustee a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Base Calculation Amount for that Payment Date multiplied by 250, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date, and the denominator of which is 360. A net payment will be required to be made on each Payment Date (each such net payment, a “Net Swap Payment”) (a) by the Trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Trust to the extent that the floating amount exceeds the corresponding fixed amount.

The initial Base Calculation Amount (for the Payment Date in May 2006) will be approximately $5,512,924. The Interest Rate Swap Agreement will terminate immediately after the October 2011 Payment Date unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event.

The respective obligations of the Swap Provider and the Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.

Upon any Swap Early Termination, the Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the Trust on the related Payment Date, and on any subsequent Payment Dates until paid in full, generally prior to payments to Noteholders.

Upon a Swap Early Termination, the Trust, at the direction of the holders of the Owner Trust Certificates, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Trust receives a Swap Termination Payment from the Swap Provider, the Trust will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Trust is required to pay a Swap Termination Payment to the Swap Provider, the Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

Upon the triggering of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

The Swap Provider

The Royal Bank of Scotland plc (the “Swap Provider”) is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of the Swap Provider are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Swap Provider are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch, Inc. Except for the information provided in this paragraph, neither the Swap Provider nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus. The Swap Provider is an affiliate of the Underwriter.

The “significance percentage” as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced if the significance percentage of the Interest Rate Swap Agreement is 10% or more.

The Swap Account

Any Net Swap Payments made by the Swap Provider will be paid in accordance with the Indenture. The Indenture Trustee will be required to deposit into the Swap Account all amounts received from the Swap Provider. Any amounts received from the Swap Provider and not paid to the Offered Notes will be paid to the holders of the Owner Trust Certificates or its designee.

Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the Trust will be deducted from Available Funds before payments to Noteholders and will first be deposited into the Swap Account before payment to the Swap Provider.

On each Payment Date, to the extent required, following the payment of the Net Monthly Excess Cashflow as described in “—Overcollateralization Provisions,” the Indenture Trustee will withdraw from amounts in the Swap Account to pay to the Offered Notes in the following order of priority:

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Payment Date;

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

third, concurrently, to each class of Class A Notes, the related Monthly Interest Payable Amount and Unpaid Interest Shortfall Amount remaining unpaid after the payments of the Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Payable Amount and Unpaid Interest Shortfall Amount,

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes in that order, the related Monthly Interest Payable Amount and Unpaid Interest Shortfall Amount, to the extent remaining unpaid after the payments of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

fifth, to the holders of the class or classes of Offered Notes then entitled to receive payments in respect of principal, in an amount necessary to maintain the applicable Overcollateralization Target Amount after taking into account payments made pursuant to clause first under “—Overcollateralization Provisions;”

sixth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in that order, in each case up to the related Allocated Realized Loss Amount related to such Notes for such Payment Date remaining unpaid after payment of the Net Monthly Excess Cashflow;

seventh, concurrently, to each class of Class A Notes, the related Basis Risk Shortfall Amount, to the extent remaining unpaid after payments are made under “—Overcollateralization Provisions” on a pro rata basis based on such respective Basis Risk Shortfall Amounts remaining;

eighth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes, in that order, the related Basis Risk Shortfall Amount, to the extent remaining unpaid after payments are made under “—Overcollateralization Provisions”; and

ninth, any remaining amounts to the holders of the Owner Trust Certificates.

Calculation of One-Month LIBOR

On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period for the Offered Notes (each such date, a “LIBOR Determination Date”), the Indenture Trustee will determine the Note Index for such Accrual Period for the Offered Notes on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Note Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Note Index for the related Accrual Period shall be the higher of (x) the Note Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate (as defined herein).

As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); “Reference Banks” means leading banks selected by the Indenture Trustee, after consultation with the Depositor and the holders of the Owner Trust Certificates, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by or under common control with, the Servicer or any successor Servicer or the Originator; and “Reserve Interest Rate” shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee (after consultation with the Depositor) are quoting on such LIBOR Determination Date to leading European banks.

The establishment of the Note Index on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the Offered Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Defaults and Realized Losses

The yield to maturity of the Offered Notes will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

General Prepayment Considerations

The rate of principal payments, the aggregate amount of payments and the yields to maturity of the Offered Notes will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Servicer). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans that did not have prepayment charges. The Mortgage Loans are subject to the “due-on-sale” provisions included therein and each Adjustable-Rate Mortgage Loan provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See “The Mortgage Pool” herein.

Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in payments on the Offered Notes of principal amounts which would otherwise be paid over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Notes may vary from the anticipated yield will depend upon the degree to which such class of Notes is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Notes purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Notes purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to “lock in” a lower interest rate or to refinance their adjustable-rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the Adjustable-Rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Fixed-Rate Mortgage Loans may differ from that on the Adjustable-Rate Mortgage Loans because the amount of the monthly payments on the Adjustable-Rate Mortgage Loans are subject to adjustment on each Adjustment Date. Furthermore, substantially all of the Adjustable-Rate Mortgage Loans will not have their initial Adjustment Date for two years, three years or five years after the origination thereof. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

Approximately 59.71% of the Mortgage Loans (by aggregate principal balance of the Mortgage Loans as of the Cut-off Date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Under certain circumstances, as described in the Sale and Servicing Agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

Interest Only Mortgage Loans

The interest only feature of the interest only mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a mortgage loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the mortgage loan, even if market interest rates are only slightly less than the mortgage rate of such mortgage loan in order to avoid the increase in the monthly payments necessary to amortize the mortgage loan over its remaining life.

Yield Considerations Relating to Interest Payments

Interest May Be Limited by the Available Funds Rate. If the note rate of any class of Offered Notes is limited by the Available Funds Rate, such class will accrue less interest than would otherwise be the case.

To the extent the Note Rate for any class of Offered Notes on any Payment Date is limited to the Available Funds Rate, a shortfall in interest equal to the Basis Risk Shortfall Amount for such class will occur. Such shortfall will only be payable from (i) payments received under the Interest Rate Swap Agreement or (ii) Net Monthly Excess Cashflow to the extent that the Overcollateralization Target Amount has been reached, in each case subject to the priorities described under “Description of the Notes—Overcollateralization Provisions” and “—Note Rates” in this prospectus supplement.

The Available Funds Rate for the Offered Notes will be lower for Accrual Periods that are longer than 30 days, and the Note Rates on the Offered Notes are more likely to be capped at the Available Fund Rate than they would if all Accrual Periods were 30 days long.

For a discussion of other factors that could cause the Note Rate on the Offered Notes to be capped at the Available Funds Rate, see “Risk Factors—Effect of Mortgage Rates on the Offered Notes” in this prospectus supplement.

Prepayment Interest Shortfalls and Relief Act Shortfalls. When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on Mortgage Loans affected by application of the Relief Act. The Servicer is obligated to pay those interest shortfalls attributable to full prepayments by the mortgagors on the Mortgage Loans, but only to the extent of its aggregate Servicing Fee for the related Due Period. Accordingly, the effect of any principal prepayments on the Mortgage Loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or any shortfalls resulting from the application of the Relief Act will be to reduce the aggregate amount of interest collected that is available for payment to Noteholders. Any of these shortfalls will be allocated in reduction of the Net Monthly Excess Cashflow for such Payment Date. See “Risk Factors—Prepayment Interest Shortfalls and Relief Act Shortfalls” in this prospectus supplement.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Note is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Note. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Offered Notes are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under “The Mortgage Pool.”

The Maturity Date for the Offered Notes is as set forth herein under “Description of the Notes—General.” The final Payment Date with respect to the Offered Notes could occur significantly earlier than the Maturity Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Notes as described herein and (iii) the Servicer may cause a redemption of the Offered Notes as provided herein.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus supplement (the “Prepayment Assumption”) assumes a prepayment rate for the Fixed-Rate Mortgage Loans of 100% of the Fixed-Rate Prepayment Vector and a prepayment rate for the Adjustable-Rate Mortgage Loans of 100% of the Adjustable-Rate Prepayment Vector. The “Fixed-Rate Prepayment Vector” assumes a constant prepayment rate (“CPR”) of 4.6% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately 1.6727% (precisely 18.4%/11) per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of 23%. The “Adjustable-Rate Prepayment Vector” assumes (a) a CPR of 2% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.545% per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter until the 22nd month, a CPR of 30% per annum, (b) beginning in the 23rd month and in each month thereafter until the 28th month, a CPR of 50% per annum and (c) beginning in the 29th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 30% per annum. However, the prepayment rate will not exceed 90% CPR per annum in any period for any percentage of the Adjustable-Rate Vector.

CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

Each of the Prepayment Scenarios in the table below assumes the respective percentages of the Prepayment Vector described thereunder.

The tables entitled “Percent of Original Note Balance Outstanding” were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Note Balances outstanding and weighted average lives of the Offered Notes set forth in the tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the payments of principal of the Offered Notes may be made earlier or later than indicated in the table.

The percentages and weighted average lives in the tables entitled “Percent of Original Note Balance Outstanding” were determined assuming that (the “Structuring Assumptions”): (i) the Mortgage Loans have the characteristics set forth in Annex II, (ii) the closing date for the Offered Notes occurs on April 6, 2006 and the Offered Notes were sold to investors on such date, (iii) payments on the Notes are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in April 2006, in accordance with the allocation of Available Funds set forth above under “Description of the Notes—Allocation of Available Funds,” (iv) the prepayment rates are the percentages of the related Prepayment Vector set forth in the “Percent of Original Note Balance Outstanding” tables below, (v) prepayments include thirty days’ interest thereon, (vi) the Originator is not required to substitute or repurchase any of the Mortgage Loans and no optional redemption of the Offered Notes is exercised, except with respect to the entries identified by the row captioned “Weighted Average Life (years) to Optional Redemption” in the tables below, (vii) scheduled payments for the Mortgage Loans are received on the first day of each month commencing in April 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Mortgage Loans, (viii) all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest, (ix) such prepayments are received on the last day of each month commencing in March 2006, with respect to the Mortgage Loans, (x) the Note Index is at all times equal to 4.809%, (xi) the Mortgage Rate for each Adjustable-Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Initial Periodic Rate Caps, Periodic Rate Caps, Minimum Mortgage Rates and Maximum Mortgage Rates), (xii) with respect to the Adjustable-Rate Mortgage Loans, Six-Month LIBOR is equal to 5.064%, (xiii) the Servicing Fee Rate for each Mortgage Loan is equal to 0.505% per annum, (xiv) each Mortgage Loan with an interest only term greater than zero does not amortize during the remaining interest only period but following the interest only term, each such mortgage loan will amortize in amounts sufficient to repay the current principal balance of such mortgage loan over the remaining term to maturity calculated at the expiration of the interest only term, (xv) the balance of the Class P Notes is $0 and (xvi) the Fixed Swap Payment is calculated as described under “Description of the Notes— Interest Rate Swap Agreement, the Swap Provider and the Swap Account” and no Swap Termination Payment is made. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

Prepayment Scenarios(1)

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Adjustable-Rate Mortgage Loans:	50%	75%	100%	125%	150%
Fixed-Rate Mortgage Loans:	50%	75%	100%	125%	150%
_________________
(1) Percentage of the Fixed-Rate Prepayment Vector or the Adjustable-Rate Prepayment Vector, as applicable.

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the Offered Notes, and set forth the percentages of the Original Note Balance of such Offered Note that would be outstanding after each of the dates shown, at various percentages of the Prepayment Vector.

Percent of Original Note Balance Outstanding

	Class A-1 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	74	61	49	36	23
March 25, 2008	39	14	0	0	0
March 25, 2009	17	0	0	0	0
March 25, 2010	0	0	0	0	0
March 25, 2011	0	0	0	0	0
March 25, 2012	0	0	0	0	0
March 25, 2013	0	0	0	0	0
March 25, 2014	0	0	0	0	0
March 25, 2015	0	0	0	0	0
March 25, 2016	0	0	0	0	0
March 25, 2017	0	0	0	0	0
March 25, 2018	0	0	0	0	0
March 25, 2019	0	0	0	0	0
March 25, 2020	0	0	0	0	0
March 25, 2021	0	0	0	0	0
March 25, 2022	0	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	1.81	1.25	0.99	0.82	0.69
Weighted Average Life (years) to Coupon Step-Up Date(1)	1.81	1.25	0.99	0.82	0.69
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class A-2 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	40	0	0
March 25, 2009	100	14	0	0	0
March 25, 2010	83	0	0	0	0
March 25, 2011	8	0	0	0	0
March 25, 2012	0	0	0	0	0
March 25, 2013	0	0	0	0	0
March 25, 2014	0	0	0	0	0
March 25, 2015	0	0	0	0	0
March 25, 2016	0	0	0	0	0
March 25, 2017	0	0	0	0	0
March 25, 2018	0	0	0	0	0
March 25, 2019	0	0	0	0	0
March 25, 2020	0	0	0	0	0
March 25, 2021	0	0	0	0	0
March 25, 2022	0	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	4.40	2.81	2.00	1.68	1.47
Weighted Average Life (years) to Coupon Step-Up Date(1)	4.40	2.81	2.00	1.68	1.47
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class A-3 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	60	8
March 25, 2009	100	100	38	0	0
March 25, 2010	100	79	38	0	0
March 25, 2011	100	53	17	0	0
March 25, 2012	82	32	0	0	0
March 25, 2013	63	16	0	0	0
March 25, 2014	47	3	0	0	0
March 25, 2015	33	0	0	0	0
March 25, 2016	21	0	0	0	0
March 25, 2017	10	0	0	0	0
March 25, 2018	2	0	0	0	0
March 25, 2019	0	0	0	0	0
March 25, 2020	0	0	0	0	0
March 25, 2021	0	0	0	0	0
March 25, 2022	0	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	8.07	5.34	3.49	2.17	1.79
Weighted Average Life (years) to Coupon Step-Up Date(1)	8.07	5.34	3.49	2.17	1.79
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class A-4 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	60	0
March 25, 2010	100	100	100	60	0
March 25, 2011	100	100	100	60	0
March 25, 2012	100	100	100	56	0
March 25, 2013	100	100	72	37	0
March 25, 2014	100	100	52	24	0
March 25, 2015	100	83	38	16	0
March 25, 2016	100	65	27	11	0
March 25, 2017	100	50	19	6	0
March 25, 2018	100	39	14	2	0
March 25, 2019	87	31	10	0	0
March 25, 2020	73	24	6	0	0
March 25, 2021	61	18	3	0	0
March 25, 2022	51	14	*	0	0
March 25, 2023	42	11	0	0	0
March 25, 2024	35	8	0	0	0
March 25, 2025	29	5	0	0	0
March 25, 2026	23	2	0	0	0
March 25, 2027	19	0	0	0	0
March 25, 2028	15	0	0	0	0
March 25, 2029	12	0	0	0	0
March 25, 2030	9	0	0	0	0
March 25, 2031	5	0	0	0	0
March 25, 2032	2	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	17.15	12.01	8.91	5.96	2.37
Weighted Average Life (years) to Coupon Step-Up Date(1)	13.73	9.30	6.83	4.32	2.37
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-1 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	76
March 25, 2010	100	75	64	100	76
March 25, 2011	90	59	38	78	76
March 25, 2012	77	47	27	15	75
March 25, 2013	65	37	20	10	45
March 25, 2014	56	29	14	7	28
March 25, 2015	47	23	10	4	12
March 25, 2016	40	18	7	3	1
March 25, 2017	33	14	5	0	0
March 25, 2018	28	11	4	0	0
March 25, 2019	24	8	3	0	0
March 25, 2020	20	6	0	0	0
March 25, 2021	17	5	0	0	0
March 25, 2022	14	4	0	0	0
March 25, 2023	11	3	0	0	0
March 25, 2024	9	0	0	0	0
March 25, 2025	8	0	0	0	0
March 25, 2026	6	0	0	0	0
March 25, 2027	5	0	0	0	0
March 25, 2028	4	0	0	0	0
March 25, 2029	3	0	0	0	0
March 25, 2030	1	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	10.11	6.85	5.49	5.69	6.43
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.16	4.96	5.18	3.86
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-2 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	75	52	100	100
March 25, 2011	90	59	38	23	64
March 25, 2012	77	47	27	15	8
March 25, 2013	65	37	20	10	5
March 25, 2014	56	29	14	7	1
March 25, 2015	47	23	10	4	0
March 25, 2016	40	18	7	1	0
March 25, 2017	33	14	5	0	0
March 25, 2018	28	11	4	0	0
March 25, 2019	24	8	0	0	0
March 25, 2020	20	6	0	0	0
March 25, 2021	17	5	0	0	0
March 25, 2022	14	4	0	0	0
March 25, 2023	11	1	0	0	0
March 25, 2024	9	0	0	0	0
March 25, 2025	8	0	0	0	0
March 25, 2026	6	0	0	0	0
March 25, 2027	5	0	0	0	0
March 25, 2028	4	0	0	0	0
March 25, 2029	2	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	10.09	6.83	5.36	5.09	5.36
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.16	4.85	4.67	4.22
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-3 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	75	52	81	100
March 25, 2011	90	59	38	23	13
March 25, 2012	77	47	27	15	8
March 25, 2013	65	37	20	10	5
March 25, 2014	56	29	14	7	0
March 25, 2015	47	23	10	4	0
March 25, 2016	40	18	7	0	0
March 25, 2017	33	14	5	0	0
March 25, 2018	28	11	3	0	0
March 25, 2019	24	8	0	0	0
March 25, 2020	20	6	0	0	0
March 25, 2021	17	5	0	0	0
March 25, 2022	14	4	0	0	0
March 25, 2023	11	0	0	0	0
March 25, 2024	9	0	0	0	0
March 25, 2025	8	0	0	0	0
March 25, 2026	6	0	0	0	0
March 25, 2027	5	0	0	0	0
March 25, 2028	4	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	10.07	6.81	5.28	4.80	4.63
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.15	4.78	4.39	4.21
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-4 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	75	52	34	46
March 25, 2011	90	59	38	23	13
March 25, 2012	77	47	27	15	8
March 25, 2013	65	37	20	10	5
March 25, 2014	56	29	14	7	0
March 25, 2015	47	23	10	4	0
March 25, 2016	40	18	7	0	0
March 25, 2017	33	14	5	0	0
March 25, 2018	28	11	0	0	0
March 25, 2019	24	8	0	0	0
March 25, 2020	20	6	0	0	0
March 25, 2021	17	5	0	0	0
March 25, 2022	14	0	0	0	0
March 25, 2023	11	0	0	0	0
March 25, 2024	9	0	0	0	0
March 25, 2025	8	0	0	0	0
March 25, 2026	6	0	0	0	0
March 25, 2027	5	0	0	0	0
March 25, 2028	2	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	10.04	6.79	5.23	4.65	4.32
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.15	4.75	4.25	4.01
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-5 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	75	52	34	22
March 25, 2011	90	59	38	23	13
March 25, 2012	77	47	27	15	8
March 25, 2013	65	37	20	10	3
March 25, 2014	56	29	14	7	0
March 25, 2015	47	23	10	*	0
March 25, 2016	40	18	7	0	0
March 25, 2017	33	14	5	0	0
March 25, 2018	28	11	0	0	0
March 25, 2019	24	8	0	0	0
March 25, 2020	20	6	0	0	0
March 25, 2021	17	4	0	0	0
March 25, 2022	14	0	0	0	0
March 25, 2023	11	0	0	0	0
March 25, 2024	9	0	0	0	0
March 25, 2025	8	0	0	0	0
March 25, 2026	6	0	0	0	0
March 25, 2027	5	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	10.02	6.76	5.19	4.53	4.12
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.15	4.72	4.15	3.82
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-6 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	75	52	34	22
March 25, 2011	90	59	38	23	13
March 25, 2012	77	47	27	15	8
March 25, 2013	65	37	20	10	0
March 25, 2014	56	29	14	7	0
March 25, 2015	47	23	10	0	0
March 25, 2016	40	18	7	0	0
March 25, 2017	33	14	1	0	0
March 25, 2018	28	11	0	0	0
March 25, 2019	24	8	0	0	0
March 25, 2020	20	6	0	0	0
March 25, 2021	17	0	0	0	0
March 25, 2022	14	0	0	0	0
March 25, 2023	11	0	0	0	0
March 25, 2024	9	0	0	0	0
March 25, 2025	8	0	0	0	0
March 25, 2026	6	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.98	6.73	5.14	4.43	3.95
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.15	4.70	4.08	3.67
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-7 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	75	52	34	22
March 25, 2011	90	59	38	23	13
March 25, 2012	77	47	27	15	8
March 25, 2013	65	37	20	10	0
March 25, 2014	56	29	14	4	0
March 25, 2015	47	23	10	0	0
March 25, 2016	40	18	7	0	0
March 25, 2017	33	14	0	0	0
March 25, 2018	28	11	0	0	0
March 25, 2019	24	8	0	0	0
March 25, 2020	20	3	0	0	0
March 25, 2021	17	0	0	0	0
March 25, 2022	14	0	0	0	0
March 25, 2023	11	0	0	0	0
March 25, 2024	9	0	0	0	0
March 25, 2025	8	0	0	0	0
March 25, 2026	2	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.93	6.69	5.08	4.34	3.82
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.15	4.68	4.01	3.56
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-8 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	75	52	34	22
March 25, 2011	90	59	38	23	13
March 25, 2012	77	47	27	15	4
March 25, 2013	65	37	20	10	0
March 25, 2014	56	29	14	0	0
March 25, 2015	47	23	10	0	0
March 25, 2016	40	18	1	0	0
March 25, 2017	33	14	0	0	0
March 25, 2018	28	11	0	0	0
March 25, 2019	24	6	0	0	0
March 25, 2020	20	0	0	0	0
March 25, 2021	17	0	0	0	0
March 25, 2022	14	0	0	0	0
March 25, 2023	11	0	0	0	0
March 25, 2024	9	0	0	0	0
March 25, 2025	3	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.87	6.64	5.04	4.26	3.70
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.15	4.67	3.96	3.47
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-9 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	100
March 25, 2010	100	75	52	34	22
March 25, 2011	90	59	38	23	13
March 25, 2012	77	47	27	15	0
March 25, 2013	65	37	20	7	0
March 25, 2014	56	29	14	0	0
March 25, 2015	47	23	9	0	0
March 25, 2016	40	18	0	0	0
March 25, 2017	33	14	0	0	0
March 25, 2018	28	11	0	0	0
March 25, 2019	24	0	0	0	0
March 25, 2020	20	0	0	0	0
March 25, 2021	17	0	0	0	0
March 25, 2022	14	0	0	0	0
March 25, 2023	11	0	0	0	0
March 25, 2024	4	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.78	6.57	4.96	4.18	3.61
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.15	4.65	3.93	3.41
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-10 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	90
March 25, 2010	100	75	52	34	22
March 25, 2011	90	59	38	23	12
March 25, 2012	77	47	27	15	0
March 25, 2013	65	37	20	0	0
March 25, 2014	56	29	14	0	0
March 25, 2015	47	23	0	0	0
March 25, 2016	40	18	0	0	0
March 25, 2017	33	14	0	0	0
March 25, 2018	28	1	0	0	0
March 25, 2019	24	0	0	0	0
March 25, 2020	20	0	0	0	0
March 25, 2021	17	0	0	0	0
March 25, 2022	14	0	0	0	0
March 25, 2023	4	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.66	6.48	4.89	4.09	3.51
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.15	4.65	3.89	3.36
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Percent of Original Note Balance Outstanding

	Class M-11 Prepayment Scenario
Payment Date	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2007	100	100	100	100	100
March 25, 2008	100	100	100	100	100
March 25, 2009	100	100	100	100	36
March 25, 2010	100	75	52	34	22
March 25, 2011	90	59	38	23	0
March 25, 2012	77	47	27	13	0
March 25, 2013	65	37	20	0	0
March 25, 2014	56	29	6	0	0
March 25, 2015	47	23	0	0	0
March 25, 2016	40	18	0	0	0
March 25, 2017	33	2	0	0	0
March 25, 2018	28	0	0	0	0
March 25, 2019	24	0	0	0	0
March 25, 2020	20	0	0	0	0
March 25, 2021	17	0	0	0	0
March 25, 2022	4	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
Weighted Average Life (years) to Maturity(1)	9.53	6.38	4.82	4.02	3.42
Weighted Average Life (years) to Coupon Step-Up Date(1)	9.22	6.15	4.65	3.87	3.31
_________________________
(1) The weighted average life of any class of Offered Notes is determined by (i) multiplying the assumed net reduction, if any, in the Note Balance on each Payment Date of such class of Offered Notes by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Note Balance of such class of Offered Notes.
*  If applicable, indicates a number that is greater than zero but less than 0.5%.

Yield Sensitivity of the Mezzanine Notes

If the Overcollateralized Amount and each class of Mezzanine Notes with a lower payment priority have been reduced to zero, the yield to maturity on the remaining Mezzanine Notes with the lowest payment priority will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose), will be allocated to such Notes. Investors in the Mezzanine Notes should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to a class of Mezzanine Notes, such amounts with respect to such Offered Notes will no longer accrue interest and will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Notes from Net Monthly Excess Cashflow in the priorities set forth under “Description of the Notes—Overcollateralization Provisions” and “Description of the Notes—Interest Rate Swap Agreement, the Swap Provider and the Swap Account” in this prospectus supplement.

The Mezzanine Notes will not be entitled to any principal payments until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Notes will be longer than would otherwise be the case if payments of principal were allocated on a pro rata basis among the Offered Notes. As a result of the longer weighted average lives of the Mezzanine Notes, the holders of such Offered Notes have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Notes to receive no principal payments on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Mezzanine Notes, see “Yield and Prepayment Considerations” in the prospectus.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Class A Notes and Mezzanine Notes to the purchase of the Mortgage Loans transferred to the Trust.

FEDERAL INCOME TAX CONSEQUENCES

On the Closing Date, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with Indenture, Trust Agreement and other related documents, for federal income tax purposes, the Offered Notes to the extent they are issued to parties unrelated to the holder of the Owner Trust Certificates, will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Offered Notes will agree by their purchase of Offered Notes, to treat the Offered Notes as debt instruments for U.S. federal income tax purposes.

In the opinion of Thacher Proffitt & Wood LLP, assuming compliance with the agreements, for U.S. federal income tax purposes, despite the fact that the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more qualified REIT subsidiaries, or wholly-owned entities treated as “disregarded entities” under the Code, a 100% ownership interest in the Owner Trust Certificates.

The Sponsor will hold, through a wholly-owned qualified REIT subsidiary or wholly-owned entity disregarded for federal income tax purposes, a 100% ownership interest in the Owner Trust Certificates. The Sponsor filed with its federal income tax return for its taxable year ended December 31, 2002 an election to be a REIT, and that at the time of such filing it was organized in conformity with the requirements for REIT qualification set forth in the Code, and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood LLP has not independently verified the Sponsor’s qualification as a REIT, but instead has relied solely upon representations made by the Sponsor concerning its REIT status. If the Sponsor were to fail to qualify as a REIT while it or its subsidiary owns the Owner Trust Certificates, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Offered Notes. The Trust Agreement sets forth restrictions on the transferability of the Owner Trust Certificates to ensure that it will only be held by a REIT or a qualified REIT subsidiary. As an entity that is disregarded as separate from its owner for federal income tax purposes, the Trust is effectively treated as a part of the Sponsor for federal income tax purposes. Therefore, Offered Notes held by the Sponsor or a “qualified REIT subsidiary” of the Sponsor are not treated as having been issued or as being outstanding for federal income tax purposes so long as they continue to be so held. In the event any Offered Notes are held by the Sponsor or a “qualified REIT subsidiary” of the Sponsor, such Offered Notes will not be characterized as debt or equity until any such Notes are issued or sold to other parties. If such classes of Offered Notes were not characterized as debt for federal income tax purposes at a time they were so issued or sold (for example, as a result of the credit quality of any such Offered Notes having deteriorated to the point that they were properly characterized as representing equity interests in the Trust at the time when they were issued or sold), the Trust would no longer be treated as wholly-owned by the Sponsor or as a “qualified REIT subsidiary”, resulting in the adverse tax consequences discussed above. The remainder of this discussion assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

The Class M-9 Notes, the Class M-10 Notes and the Class M-11 Notes may be treated as having been issued with “original issue discount”. The remaining classes of Offered Notes will not be, treated as having been issued with “original issue discount.” See “Material Federal Income Tax Consequences” in the prospectus.

The Offered Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Offered Notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the Offered Notes, see “Material Federal Income Tax Consequences” in the prospectus.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (“ERISA Plans”) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (“Tax Favored Plans”). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (“Plans”) and persons who have certain specified relationships to such Plans (so-called “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Offered Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an Offered Note, if the assets of the Issuer are deemed to be assets of the Plan (“Plan Assets”). Under the Department of Labor Regulations (the “DOL Regulations”), generally, when a Plan makes an investment in an equity interest in another entity (such as the Issuer), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the Offered Notes. Under the DOL Regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

Although it is not free from doubt, the Issuer anticipates that, as of the date hereof, the Offered Notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan’s investment in the Offered Notes may cause the Mortgage Loans and other assets of the Trust to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. The Issuer, the Depositor, the Underwriter, the Indenture Trustee, the Note Registrar, any other provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

Because the Issuer, the Depositor, the Underwriter, the Indenture Trustee, the Note Registrar, any provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the Mortgage Loans and other assets of the Trust were deemed to include Plan Assets, prior to making an investment in the Offered Notes, prospective Plan investors should determine whether the Issuer, the Depositor, the Underwriter, the Indenture Trustee, the Note Registrar, any provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The Department of Labor (the “DOL”) has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under Prohibited Transaction Class Exemption (“PTCE”) 95-60 for the purchase and holding of the Offered Notes by an insurance company general account, Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

As mentioned above, although it is not free from doubt, the Issuer anticipates that the Offered Notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, the Issuer believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, a transferee of the Offered Notes or any interest therein who is a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any Offered Notes transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the Offered Notes are rated at least investment grade, (ii) such transferee believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes and (iii) the acquisition and holding of the Offered Notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the Offered Notes, a prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the Indenture Trustee an opinion of counsel satisfactory to the Indenture Trustee and for the benefit of the Indenture Trustee, the Issuer and the Depositor, which opinion will not be at the expense of the Trust, the Issuer, the Depositor or the Indenture Trustee, that the purchase, holding and transfer of the Offered Notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust, the Issuer, the Depositor or the Indenture Trustee, to any obligation in addition to those undertaken in the Indenture.

Any prospective Plan investor considering whether to invest in the Offered Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Offered Notes on behalf of a Plan.

The sale of any of the Offered Notes to a Plan is in no respect a representation by the Depositor or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, dated the date hereof (the “Underwriting Agreement”), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, the Class A Notes and the Mezzanine Notes, other than the Class M-9 Notes, the Class M-10 Notes and the Class M-11 Notes (the “Underwritten Notes”).

Distribution of the Underwritten Notes will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Underwritten Notes, before deducting expenses payable by the Depositor and underwriting fees, will be approximately $1,416,452,000. The Underwriter’s commission will be any positive difference between the price it pays to the Depositor for the Underwritten Notes and the amount it receives from the sale of the Underwritten Notes to the public. In connection with the purchase and sale of the Underwritten Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

The Depositor has been advised by the Underwriter that it proposes initially to offer the Underwritten Notes of each class to the public in Europe and the United States.

Until the distribution of the Underwritten Notes is completed, rules of the SEC may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Underwritten Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Underwritten Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Underwritten Notes.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Underwritten Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The Depositor has been advised by the Underwriter that it intends to make a market in the Underwritten Notes but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

The Class M-9 Notes, the Class M-10 Notes and the Class M-11 Notes (collectively, the “Retained Notes”) will be delivered to the Seller as partial consideration for the Mortgage Loans. Although there is currently no underwriting arrangement in effect for the Retained Notes, the Seller may sell the Retained Notes to the Depositor and the Retained Notes may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from any sale of the Retained Notes will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

The Depositor makes no representations as to the proper characterization of any class of Offered Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Notes constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment Considerations” in the prospectus.

LEGAL MATTERS

Certain legal matters with respect to the Offered Notes will be passed upon for the Depositor and the Underwriters by Thacher Proffitt & Wood llp, New York, New York.

RATINGS

It is a condition of the issuance of the Notes that the Offered Notes receive the following ratings at least as high as the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”; together with S&P, the “Rating Agencies”):

	S&P	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
M-1	AA+	Aa1
M-2	AA+	Aa2
M-3	AA	Aa3
M-4	AA	A1
M-5	AA-	A2
M-6	A+	A3
M-7	A	Baa1
M-8	A-	Baa2
M-9	BBB+	Baa3
M-10	BBB	NR
M-11	BBB-	NR

A securities rating addresses the likelihood of the receipt by a Noteholder of payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the notes. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Basis Risk Shortfall Amount or the possibility that a holder of an Offered Note might realize a lower than anticipated yield.

The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Notes. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes by the Rating Agencies.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Notes.

INDEX OF DEFINED TERMS

AB Servicing Criteria
Accrual Period
Adjustable-Rate Mortgage Loans
Adjustable-Rate Prepayment Vector
Adjusted Net Mortgage Rate
Adjustment Date
Advance
Advancing Person
Allocated Realized Loss Amount
Assignment Agreement
Available Funds
Available Funds Rate
Bankruptcy
Basic Principal Payment Amount
Basis Risk Shortfall Amount
beneficial owner
Book-Entry Notes
CHEC
Class A Notes
Class M-1 Principal Payment Amount
Class M-10 Principal Payment Amount
Class M-11 Principal Payment Amount
Class M-2 Principal Payment Amount
Class M-3 Principal Payment Amount
Class M-4 Principal Payment Amount
Class M-5 Principal Payment Amount
Class M-6 Principal Payment Amount
Class M-7 Principal Payment Amount
Class M-8 Principal Payment Amount
Class M-9 Principal Payment Amount
Clearstream
Clearstream Participants
Collection Account
Compensating Interest
CPR
Cut-off Date Principal Balance
Definitive Note
Delayed First Adjustment Mortgage Loan
Deleted Mortgage Loans
Delinquent
Depositor
Determination Date
DOL
DOL Regulations
Downgrade Provisions
DTC
DTC Participants
Due Date
Due Period
ERISA
ERISA Plans
Euroclear
Euroclear Operator
Euroclear Participants
European Depositaries
Events of Default
Extra Principal Payment Amount
Failure to Pay or Deliver
Financial Intermediary
Fixed-Rate Mortgage Loans
Fixed-Rate Prepayment Vector
GCM
Global Securities
Gross Margin
High Cost Loans
Homeownership Act
Illegality
IML
Indenture
Indenture Trustee Fee Rate
Index
Initial Periodic Rate Cap
Insurance Proceeds
Interest Only Period
Interest Rate Swap Agreement
Interest Remittance Amount
Issuing Entity
JPMorgan
LIBOR Business Day
LIBOR Determination Date
Liquidated Mortgage Loan
Master Agreement
Maturity Date
Maximum Mortgage Rate
Merger without Assumption
Mezzanine Notes
Minimum Mortgage Rate
Monthly Interest Payable Amount
Moody’s
Mortgage
Mortgage Loan Schedule
Mortgage Loans
Mortgage Pool
Mortgage Rate
Mortgaged Property
Net Liquidation Proceeds
Net Monthly Excess Cashflow
Net Swap Payment
Note Balance
Note Index
Note Margin
Note Owners
Note Rate
Offered Notes
One-Year LIBOR
Optional Redemption Date
Original Note Balance
Originator
Overcollateralization Deficiency Amount
Overcollateralization Release Amount
Overcollateralization Target Amount
Overcollateralized Amount
Parity Act
Payment Account
Payment Date
Periodic Rate Cap
Permitted Investment
Plan Assets
Plans
Pool Balance
Prepayment Assumption
Prepayment Interest Shortfall
Prepayment Period
Principal Balance
Principal Payment Amount
Principal Remittance Amount
PTCE
Purchase Price:
Rating Agencies
RBS Group
Realized Loss
Record Date
Redemption Price
Reference Banks
Regulation AB
REIT
Related Documents
Relevant Depositary
Relief Act
REMIC
Reserve Interest Rate
Retained Notes
Rules
S&P
Sale and Servicing Agreement
Seller
Senior Credit Enhancement Percentage
Senior Principal Payment Amount
Servicing Advance
Servicing Fee
Servicing Fee Rate
Six Month LIBOR
SMMEA
Sponsor
Stepdown Date
Strike Rate
Structuring Assumptions
Subsequent Recoveries
Substitution Adjustment:
Swap Default
Swap Early Termination
Swap Provider
Swap Provider Trigger Event
Swap Termination Payment
Tax Event
Tax Event Upon Merger
Tax Flavored Plans
Telerate Page 3750
Termination Event
Terms and Conditions
TMP
Trigger Event
Trust
Trust Agreement
U.S. Person
Underwriter
Underwriting Agreement
Underwritten Notes
Unpaid Interest Shortfall Amount

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Class A Notes and Mezzanine Notes will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC and upon request through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no ‘lock-up’ or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

 Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30 day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the Global Securities on its own behalf through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner or a foreign partnership or trust and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

Exemption or reduced rate for non-U.S. Persons subject to special U.S. federal income tax rules (Form W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN, Form W-8EXP and Form W-8ECI are generally effective until the third succeeding calendar year from the date such form is signed. However, a Form W-8BEN or Form W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on such form incorrect, provided that the withholding agent reports at least annually to the beneficial owner of Form 1042-S.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

ANNEX II

ASSUMED MORTGAGE LOAN CHARACTERISTICS

Aggregate Principal Balance ($)	Gross Mortgage Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Original Amortization Term (months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Months to Next Adjustment Date	Rate Adjustment Frequency (months)	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Original Interest Only Term (months)
247,205.12	11.850000	360	299	360	6.650000	18.850000	11.850000	5	6	2.000000	1.000000	0
88,849.20	9.250000	360	298	360	3.650000	16.250000	9.250000	4	6	2.000000	1.000000	0
57,781.83	10.990000	360	289	360	5.640000	17.990000	10.990000	1	6	2.000000	1.000000	0
65,587.89	11.000000	360	295	360	7.000000	16.490000	10.490000	1	6	2.000000	1.000000	0
1,328,823.68	10.638210	360	296	360	5.029430	17.638210	10.638210	4	6	2.000000	1.000000	0
225,609,184.82	7.867310	360	356	360	5.271890	14.835600	7.866090	20	6	2.908510	1.440750	0
1,797,597.73	6.675680	360	356	360	4.094210	13.460400	6.675680	20	6	2.835890	1.454380	24
111,607,129.94	6.739990	360	356	360	4.200820	13.739550	6.739990	20	6	3.003190	1.499690	60
471,592.26	5.877320	360	358	360	3.037560	12.877320	5.877320	22	6	3.000000	1.500000	0
155,823.55	6.490000	360	357	360	3.790000	13.490000	6.490000	21	6	3.000000	1.500000	60
5,460,513.00	7.562450	360	356	360	4.954260	14.562450	7.562450	20	6	2.979970	1.489990	0
1,652,587.12	6.104610	360	355	360	3.568840	13.104610	6.104610	19	6	3.000000	1.500000	60
554,374.57	7.383850	360	356	360	4.593630	14.383850	7.383850	20	6	3.000000	1.500000	60
1,960,566.51	8.036820	360	355	360	5.493930	15.036820	8.036820	19	6	3.000000	1.500000	0
106,000.00	6.700000	360	354	360	4.300000	13.700000	6.700000	18	6	3.000000	1.500000	60
677,729.93	9.483300	360	356	360	6.993640	16.483300	9.483300	20	6	3.000000	1.500000	0
442,896.36	6.975000	360	357	360	4.275000	13.975000	6.975000	21	6	3.000000	1.500000	0
423,224.00	5.728730	360	356	360	3.201140	12.728730	5.728730	20	6	3.000000	1.500000	60
126,901.57	8.660000	360	358	360	5.560000	15.660000	8.660000	22	6	3.000000	1.500000	0
146,741.70	8.700000	360	356	360	6.300000	15.700000	8.700000	20	6	3.000000	1.500000	0
183,679.13	6.700000	360	358	360	3.750000	13.700000	6.700000	22	6	3.000000	1.500000	0
755,800.00	6.046890	360	355	360	3.646890	13.046890	6.046890	19	6	3.000000	1.500000	60
774,272.98	7.230060	360	356	360	4.520600	14.230060	7.230060	20	6	3.000000	1.500000	0
87,999.93	6.300000	360	356	360	3.600000	13.300000	6.300000	20	6	3.000000	1.500000	60
9,474,152.79	6.909190	360	355	360	4.402290	13.887300	6.909190	19	6	2.978110	1.500000	0
24,501,020.48	6.564820	360	356	360	3.964630	13.564820	6.564820	20	6	3.000000	1.500000	60
59,841,687.12	7.162730	360	356	360	4.714690	14.060590	7.161790	20	6	2.927550	1.474130	0
3,950,895.87	6.366930	360	355	360	4.018630	13.204950	6.366930	19	6	2.740840	1.500000	24
61,030,569.52	6.430820	360	356	360	3.892520	13.411480	6.430820	20	6	2.981390	1.499640	60
133,049,263.70	7.192710	360	356	360	4.623560	14.187130	7.192710	20	6	3.000000	1.494010	0
651,970.65	5.915460	360	355	360	3.405940	12.915460	5.915460	19	6	3.000000	1.500000	24
54,815,750.41	6.342620	360	356	360	3.819020	13.342620	6.342620	20	6	3.000000	1.500000	60

10,413,783.13	7.383250	360	357	480	4.570290	14.264380	7.383250	21	6	2.845140	1.500000	0
1,927,656.43	6.697470	360	358	480	3.775300	13.697470	6.697470	22	6	3.000000	1.500000	0
9,719,651.71	6.935260	360	357	480	4.337720	13.736110	6.935260	21	6	2.942810	1.498790	0
15,774,253.01	6.578080	360	358	480	3.666600	13.578080	6.578080	22	6	3.000000	1.504330	0
30,711,837.58	8.139910	360	356	360	5.997180	15.126230	8.130440	32	6	2.181030	1.475490	0
289,099.33	7.250930	360	354	360	5.500930	14.250930	7.250930	30	6	1.500000	1.500000	36
19,593,895.44	7.212430	360	356	360	5.080950	14.152510	7.212430	32	6	2.443410	1.492730	60
224,000.00	5.850000	360	356	360	3.450000	12.850000	5.850000	32	6	3.000000	1.500000	60
103,349.67	7.450000	360	353	360	5.250000	14.450000	7.450000	29	6	3.000000	1.500000	0
167,168.00	6.890000	360	357	360	4.190000	13.890000	6.890000	33	6	3.000000	1.500000	60
175,920.00	7.200000	360	356	360	4.800000	14.200000	7.200000	32	6	3.000000	1.500000	60
1,264,395.78	6.563910	360	355	360	4.051550	13.563910	6.563910	31	6	3.000000	1.468440	0
161,500.00	6.500000	360	355	360	3.950000	13.500000	6.500000	31	6	3.000000	1.500000	36
6,780,050.87	6.310410	360	356	360	3.744570	13.310410	6.310410	32	6	3.000000	1.500000	60
2,714,482.39	6.684470	360	355	360	4.254260	13.684470	6.684470	31	6	3.000000	1.500000	0
306,000.00	6.050000	360	354	360	6.430000	13.050000	6.050000	30	6	3.000000	1.500000	36
4,620,011.19	6.412780	360	356	360	3.894000	13.412780	6.412780	32	6	3.000000	1.500000	60
89,963,774.92	7.159570	360	356	360	4.625030	14.147560	7.159570	32	6	2.998010	1.494000	0
2,257,616.14	6.061610	360	355	360	4.122940	12.882220	6.061610	31	6	2.939860	1.440370	36
69,865,468.19	6.480890	360	356	360	3.906090	13.480890	6.480890	32	6	2.996050	1.501970	60
906,932.67	6.151630	360	358	480	3.300670	13.151630	6.151630	34	6	3.000000	1.500000	0
146,400.00	7.875000	360	358	480	6.375000	14.875000	7.875000	34	6	1.500000	1.500000	60
683,015.91	6.512880	360	357	480	3.562880	13.512880	6.512880	33	6	3.000000	1.500000	0
1,239,359.54	7.461400	360	358	480	4.511400	14.461400	7.461400	34	6	3.000000	1.500000	0
8,040,260.18	6.703690	360	357	480	3.809420	13.703690	6.703690	33	6	3.000000	1.500000	0
5,867,144.29	5.875230	360	356	360	2.250000	11.875230	5.875230	56	12	2.000000	2.000000	0
102,115.37	5.990000	360	357	360	2.250000	11.990000	5.990000	57	12	2.000000	2.000000	60
391,583.74	10.640490	360	299	360	6.274940	17.182870	10.182870	5	6	1.000000	1.000000	0
593,673.89	9.438400	360	337	360	5.776780	15.235410	8.400010	5	6	1.346130	1.346130	0
954,575.95	6.559460	360	354	360	4.769980	13.559460	6.559460	5	6	1.500000	1.500000	0
15,341.25	12.949030	85	23	85	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
378,429.83	8.179410	73	65	73	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
45,864.79	7.250000	60	54	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
381,533.15	10.250000	180	118	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
118,853.58	11.000000	180	118	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
43,947.22	11.990000	180	120	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

54,280.44	11.500000	180	120	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
104,005.79	11.250000	180	116	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
285,509.09	10.707680	180	115	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
5,564,633.84	10.656000	180	117	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,187,216.81	11.101720	180	121	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
98,976.43	10.934890	180	117	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
129,977.18	12.045040	165	100	165	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
13,454.55	13.500000	180	117	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,114,336.28	11.678830	166	104	166	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
14,072,722.09	9.478250	167	139	167	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
169,122.52	10.337670	180	178	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
77,645.29	8.863970	138	134	138	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
49,232.24	7.450000	180	175	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
6,950,693.47	7.486070	174	170	174	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
174,848.91	11.218650	240	161	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,494,576.52	10.777860	246	184	246	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
11,142,712.18	9.288130	249	220	249	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
72,178.18	12.230000	300	290	300	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
184,000.00	7.440000	240	236	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
5,007,183.62	7.372970	249	245	249	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
470,850.00	6.729560	240	236	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
1,736,865.14	6.543900	360	357	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,225,790.16	6.845590	360	357	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
559,196.97	6.200000	360	356	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
8,483,693.71	6.766280	360	357	480	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
184,221.45	9.990000	360	299	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
159,456.02	9.661690	360	299	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
46,527.32	11.350000	360	292	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
280,081.48	11.227960	360	294	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
783,656.65	11.561350	360	295	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
946,174.32	10.682200	360	296	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,579,735.11	10.184340	360	297	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
15,612,688.67	10.477650	360	297	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
102,938,917.01	8.338330	360	344	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
4,610,621.44	6.788120	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
323,392.63	6.446160	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

237,600.94	6.900000	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
243,000.00	5.990000	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
2,148,557.65	7.507080	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
154,809.59	8.450000	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
127,745.83	7.620000	360	358	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
158,506.89	6.750000	360	355	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
5,398,824.02	7.964220	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
642,320.00	6.911600	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
3,994,492.09	6.996160	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
1,204,396.00	6.333670	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
163,074,452.08	7.006220	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
24,579,476.20	6.560650	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	60
318,533.03	9.903130	70	66	70	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
20,977.82	12.400000	180	116	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,994,377.74	10.432320	180	176	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
141,644.80	9.897200	180	174	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
558,671.43	10.057110	180	176	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
481,701.20	9.259120	180	175	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
48,570.04	12.336040	159	93	159	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
36,787.82	13.106330	170	108	170	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
330,719.39	11.838050	176	114	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
6,723,105.08	11.398300	165	147	165	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
48,986.20	9.550000	120	115	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
27,208.08	10.450000	180	176	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,823,524.83	9.860070	171	166	171	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
28,100.79	14.250000	240	175	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
9,240.80	12.750000	240	178	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
200,444.99	13.648410	240	173	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
5,998,180.29	11.064830	241	229	241	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
109,747.03	10.368110	240	236	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
198,964.26	9.898020	240	236	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
39,823.48	9.200000	240	236	240	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
3,102,898.31	9.823150	243	238	243	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
258,663.50	12.762850	360	298	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
45,779,618.24	10.987410	360	355	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
29,941.06	9.550000	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
397,425.22	11.565010	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
270,376.25	9.948880	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
115,793.32	8.942340	360	357	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,248,334.83	10.404020	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
2,344,156.03	9.752730	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0
47,286,698.11	10.129370	360	356	360	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0

ANNEX III

INTEREST RATE SWAP SCHEDULE

Payment Date	Base Calculation Amount ($)
April 25, 2006	N/A
May 25, 2006	5,512,924.00
June 25, 2006	5,417,020.00
July 25, 2006	5,315,180.00
August 25, 2006	5,204,592.00
September 25, 2006	5,082,848.00
October 25, 2006	4,949,692.00
November 25, 2006	4,808,008.00
December 25, 2006	4,661,864.00
January 25, 2007	4,512,668.00
February 25, 2007	4,360,228.00
March 25, 2007	4,210,332.00
April 25, 2007	4,068,460.00
May 25, 2007	3,933,888.00
June 25, 2007	3,805,992.00
July 25, 2007	3,683,224.00
August 25, 2007	3,565,308.00
September 25, 2007	3,451,996.00
October 25, 2007	3,343,072.00
November 25, 2007	2,996,808.00
December 25, 2007	1,592,628.00
January 25, 2008	1,533,680.00
February 25, 2008	1,480,116.00
March 25, 2008	1,428,128.00
April 25, 2008	1,378,572.00
May 25, 2008	1,331,268.00
June 25, 2008	1,286,044.00
July 25, 2008	1,242,764.00
August 25, 2008	1,201,048.00
September 25, 2008	1,160,856.00
October 25, 2008	1,121,044.00
November 25, 2008	1,003,700.00
December 25, 2008	644,712.00
January 25, 2009	609,852.00
February 25, 2009	577,416.00
March 25, 2009	547,292.00
April 25, 2009	591,152.00
May 25, 2009	613,368.00
June 25, 2009	596,176.00
July 25, 2009	578,108.00
August 25, 2009	561,152.00
September 25, 2009	545,204.00
October 25, 2009	530,224.00
November 25, 2009	516,140.00
December 25, 2009	502,428.00
January 25, 2010	487,060.00
February 25, 2010	476,068.00
March 25, 2010	463,396.00
April 25, 2010	451,048.00
May 25, 2010	439,016.00
June 25, 2010	424,900.00
July 25, 2010	415,872.00
August 25, 2010	404,748.00
September 25, 2010	393,912.00
October 25, 2010	381,212.00
November 25, 2010	369,184.00
December 25, 2010	359,300.00
January 25, 2011	349,668.00
February 25, 2011	340,284.00
March 25, 2011	329,208.00
April 25, 2011	322,244.00
May 25, 2011	313,584.00
June 25, 2011	305,152.00
July 25, 2011	296,936.00
August 25, 2011	287,468.00
September 25, 2011	281,144.00
October 25, 2011	273,556.00
November 25, 2011	0.00

Prospectus

Mortgage-Backed/Asset-Backed Securities

(Issuable in Series)

Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp.

Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust or debt obligations secured by trust assets.

•	Each series of securities will consist of one or more classes.

•	Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

•
A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

•
No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Trust and Its Assets

As specified in the related prospectus supplement, the assets of a trust will include one or more of the following:

•	mortgage loans secured generally by senior liens on one- to four-family residential properties,

•	closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

•	mortgage loans secured by senior liens on multifamily residential properties,

•	conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

•
home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

•	private label mortgage-backed or asset-backed securities.

Offers of the Securities

Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Consider carefully the risk factors beginning on page 6 of this prospectus.
    The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
    This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

April 4, 2006

Table of Contents

Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement

Risk Factors

The Trust Fund
The Mortgage Loans—General
Single Family Loans
Home Equity Loans
Multifamily Loans
Manufactured Housing Contracts
Home Improvement Contracts
Agency Securities
Private Label Securities
Incorporation of Certain Information by Reference

Static Pool Information

Use of Proceeds

The Sponsor

The Depositors

Loan Program
Underwriting Standards
FICO Scores
Qualifications of Sellers
Representations by Sellers; Repurchases or Substitutions

Description of the Securities
General
Distributions on Securities
Advances
Purchase Obligations
Reports to Securityholders

Credit Enhancement and Other Support
General
Subordination
Pool Insurance Policies
Primary Mortgage Insurance Policies
FHA Insurance; VA Guarantees
Special Hazard Insurance Policies
Bankruptcy Bonds
FHA Insurance on Multifamily Loans
Reserve Accounts
Cross Support
Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements
Derivatives

Yield and Prepayment Considerations

Operative Agreements
Assignment of Trust Fund Assets
Payments on Loans; Deposits to Security Account
Pre-Funding Account
Sub-Servicing of Loans
Collection Procedures
Hazard Insurance
Realization upon Defaulted Mortgage Loans
Servicing and Other Compensation and Payment of Expenses
Evidence as to Compliance
Certain Matters Regarding the Master Servicer and the Depositors
Events of Default; Rights upon Event of Default
Amendment
Termination; Optional Termination; Calls
The Trustee

Material Legal Aspects of the Loans
General
Foreclosure
Repossession of Manufactured Homes
Rights of Redemption
Equitable Limitations on Remedies
Anti-Deficiency Legislation and Other Limitations on Lenders
Homeownership Act and Similar State Laws
Due-on-Sale Clauses
Prepayment Charges; Late Fees
Applicability of Usury Laws
Servicemembers Civil Relief Act
Environmental Risks
The Home Improvement Contracts
Installment Contracts
Junior Mortgages; Rights of Senior Mortgagees
The Title I Program

Material Federal Income Tax Consequences
General
Taxation of Debt Securities
Non-REMIC Certificates
Single Class of Senior Certificates
Multiple Classes of Senior Certificates
Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates
Sale or Exchange of a Senior Certificate
Non-U.S. Persons
Information Reporting and Backup Withholding
REMIC Certificates
General
Tiered REMIC Structures
Regular Certificates
Residual Certificates
Prohibited Transactions and Other Taxes
Liquidation and Termination
Administrative Matters
Tax-Exempt Investors
Non-U.S. Persons
Tax-Related Restrictions on Transfers of Residual Certificates

Reportable Transactions

Penalty Avoidance

State Tax Considerations

ERISA Considerations
Insurance Company General Accounts
Prohibited Transaction Class Exemption 83-1
Underwriter Exemption

Legal Investment Considerations

Method of Distribution

Legal Matters

Financial Information

Available Information

Reports to Securityholders

Ratings

Glossary of Terms

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 165 of this prospectus where you will find definitions of the capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

_____________________

You may obtain additional information by contacting either depositor. The mailing address of the depositor’s principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Incorporation of Certain Information by Reference” on page 33 of this prospectus.
____________________

Risk Factors

You should carefully consider the following information, together with the information set forth under “Risk Factors” in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

Principal prepayments on the
loans may adversely affect the
average life of, and rate of return
on, your securities                  You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•	the extent of prepayments on the loans in the trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;

•	how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;

•	if any party has an option to terminate the related trust early or to call your securities, the effect of the exercise of the option;

•	the rate and timing of defaults and losses on the assets in the related trust; and

•	repurchases of assets in the related trust as a result of material breaches of representations and warranties made by the depositor or master servicer.

The rate of prepayment of the loans included in, or underlying the assets held in, each trust may affect the average life of the securities.

Only the assets of the related
trust are available to pay your
securities                       Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. If the assets of the related trust are not sufficient, you may suffer a loss on your securities. Moreover, at the times specified in the related prospectus supplement, assets of the trust may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

The depositor’s obligations are limited to its representations and warranties concerning the trust assets. Because the depositor has no significant assets, if it is required to repurchase trust assets due to the breach of a representation or warranty, the depositor’s source of funds for the repurchase would be limited to:

•	moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

•	funds from a reserve account or other credit enhancement established to pay for asset repurchases.

Credit enhancement may not be
adequate to prevent losses on
your securities                    Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Overcollateralization: The mortgage loans are expected to generate more interest than is needed to pay interest on the related securities because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average interest rate on the related securities. If the mortgage loans generate more interest than is needed to pay interest on the related securities the “excess spread” will be used to make additional principal payments on those securities, which will reduce the total outstanding principal balance of those securities below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to securityholders by absorbing the security’s share of losses from liquidated mortgage loans. However, there can be no guaranty that enough excess spread will be generated on the mortgage loans to maintain the required level of overcollateralization. The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

Subordination: This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinate securities, beginning with the class with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the senior securities. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior securities.

The weighted average lives of, and the yields to maturity on the subordinate securities will be progressively more sensitive, based on their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinate securities. As a result of such reductions, less interest will accrue on such class of subordinated securities than would otherwise be the case. Once a realized loss is allocated to a subordinated security, no interest will be distributable with respect to such written down amount.

Subordinated securities will not be entitled to any principal distributions during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated securities will be longer than would otherwise be the case if distributions of principal were allocated among all of the securities at the same time. As a result of the longer weighted average lives of the subordinated securities, the holders of such securities have a greater risk of suffering a loss on their investments. Further, because such securities might not receive any principal if certain delinquency or loss levels occur, it is possible for such securities to receive no principal distributions even if no losses have occurred on the mortgage pool.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

Derivatives: Payments made by the derivative contract counterparty will be used first, to cover basis risk shortfalls on the related securities with any remaining amounts to be used as net monthly excess cashflow as described in the prospectus supplement. However, if the derivative contract counterparty defaults on its obligations, then there may be insufficient funds to cover basis risk shortfalls on the bonds or interest on the bonds, and the amount of net monthly excess cashflow may be reduced. As a result, investors in the securities will be subject to the credit risk of the derivative contract counterparty.

Net amounts payable under the derivative contracts are based on the parameters described in the prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

Net monthly excess cashflow, including amounts from the derivative contracts, will provide some protection against any basis risk shortfalls on the securities, subject to the priorities described in the prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the interest rate on a class of securities is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the derivative contracts.

The interest accrual period may
reduce the effective yield
on your securities                  Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Mortgage loans originated according
to non-agency underwriting
guidelines may have higher
expected delinquencies               If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest- only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A “Mortgage Loans: If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt- A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to- value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the mortgage loan
origination process may result
in higher expected delinquencies          Various factors in the process of originating the mortgage loans in the trust fund may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust fund.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher seventies of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust fund includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust fund.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust fund, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. economic
conditions may adversely affect
the performance of mortgage
loans, particularly adjustable
payment loans of various
types                          Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

• mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

• “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

• “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

• “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

• “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest- only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long- term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest- only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.

These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “nonconforming” or “Alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage Loans with Interest-Only Payments” and “—Special Risks of Mortgage Loans that Provide for Negative Amortization “for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Legal and other factors could
reduce the amount and delay
the timing of recoveries
on defaulted loans                  The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

•	an overall decline in the residential real estate markets where the properties are located,

•	failure of borrowers to maintain their properties adequately, and

•	natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the borrower’s property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Risks related to mortgage loans
with interest-only payments              If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust fund may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust fund will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types “for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks related to mortgage loans
that provide for negative
amortization                         If specified in the related prospectus supplement, the trust fund may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “-— Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Loans secured by junior liens are
subject to additional risks                 If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the trust’s ability as a practical matter to foreclose on any junior lien will be limited.

Risks related to any interest
rate swap agreement                   If the related prospectus supplement specifies that the trust fund or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust fund makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of creditworthiness of
swap counterparty on ratings
of securities                 If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, in the event that the trust fund, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust fund includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special risks for certain
classes of securities                   The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—-the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust fund; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust fund.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military action and terrorist attacks       The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust fund or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non- government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

The Servicers’ collections procedures
may affect the timing of collections
on the mortgage loans                In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust fund. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust fund’s receipt of interest or principal payments.

Risks relating to defaults or
resignation of the Master Servicer
or Servicer                           If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securitybolders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Risk of delinquencies due
to servicing transfers                Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Bankruptcy or insolvency proceedings
could delay or reduce payments
on the securities                   Each transfer of a mortgage loan to Lehman Brothers Holdings Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Loans to lower credit quality
borrowers are more likely
to experience late payments
and defaults and increase your
risk of loss                           Trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

•	customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or

•	customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

As much as 20% (by principal balance) of the trust assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

Early or multiple payment defaults
may be indicative of higher rates
of delinquencies and losses
in the future                         As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust fund may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage loans with high original
loan-to-value ratios may present
a greater risk of loss                 As specified in the related prospectus supplement, some of the mortgage loans included in the trust fund may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to- value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Geographic concentration of
mortgage loans                    The mortgage loans to be included in the trust fund may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

• Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

• Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

• Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust fund, see the geographic distribution table or tables in the prospectus supplement.

Failure to perfect security
interests in manufactured
homes may result in losses
on your securities                  Each manufactured housing conditional sales contract or installment loan agreement that is included in a trust fund will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee’s interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the trust could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

Multifamily and mixed use loans
Generally are riskier than single
family loans                          Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

•	Multifamily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower.

•	Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.

•	Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.

•	Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations.

In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

Default risk on high balance
mortgage loans                    If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust fund may have a principal balance as of the cut-off date in excess of $l,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

Loans with balloon payments
may increase your risk of loss           Certain loans may not be fully amortizing and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Mortgage loan interest rates may
limit interest rates on the variable
rate securities                    The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust fund or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust fund and any payments owed on derivative instruments. The mortgage loans to be included in the trust fund will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust fund may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

• The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust fund may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

• The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

• To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

If amounts in any pre-funding
account are not used to
purchase trust assets, you will
receive a prepayment on the
related securities                   The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued. In this case, the transferred funds may be used only to acquire additional assets for the trust during a set period after the issuance. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

Violations of applicable federal
laws may reduce or delay
mortgage loan collections              The loans may also be subject to federal laws relating to the origination and underwriting. These laws

•	require certain disclosures to the borrowers regarding the terms of the loans;

•
prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

•	regulate the use and reporting of information related to the borrower’s credit experience; and

•
require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the trust) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

Originators and servicers may be
subject to litigation or
governmental proceedings               The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. If any such proceeding were determined adversely to an originator or servicer of mortgage loans included in the trust fund and were to have a material adverse effect on its financial condition, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

Proceeds of liquidated loans
generally are paid first to
providers of trust services                There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

Mortgaged properties may be
subject to environmental risks
that could result in losses                 Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

You may have difficulty
selling your securities or
obtaining your desired price             No market will exist for the securities before they are issued. In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

Ratings of the securities do not
address all investment risks and
must be viewed with caution             Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

•	any decrease in the adequacy of the value of the trust assets or any related credit enhancement,

•	an adverse change in the financial or other condition of a credit enhancement provider, or

•	a change in the rating of the credit enhancement provider’s long-term debt.

The securities may not be
suitable investments                   The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust fund may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest- only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

The Trust Fund

The trust fund for each series of certificates will be held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each trust fund will consist of one or more pools of the following asset types:

•	Single Family Loans,

•	Home Equity Loans,

•	Multifamily Loans,

•	Manufactured Housing Contracts,

•	Home Improvement Contracts,

•	Agency Securities or

•	Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets, as specified in the related prospectus supplement.

Whenever the terms “pool,” “certificates” and “notes” are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular trust fund consisting primarily of the loans in that pool. Similarly, the term “pass-through rate” refers to the pass-through rate borne by the certificates of a particular series, the term “interest rate” refers to the coupon borne by notes of a particular series and the term “trust fund” refers to the related trust fund.

Unless the context indicates otherwise, the term “loan” includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term “underlying loan” refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

The securities will be entitled to payment from the assets of the related trust fund as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other trust fund established by the depositor.

The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading “Loan Program— Underwriting Standards” and as more specifically provided in a related prospectus supplement.

Because the securities issued by a trust will be secured by assets transferred to that trust by one of the depositors you should construe all references in this prospectus to the “depositor” as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

The following sections contain a brief description of the assets expected to be included in the trust funds. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Mortgage Loans—General

The loans in each trust fund are secured by the related mortgaged properties. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

All of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

•	Interest may be payable at

•	a fixed rate,

•
a rate that adjusts from time to time in relation to an index that will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and that will be specified in the related prospectus supplement,

•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

•	a rate that otherwise varies from time to time, or

•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

•	Principal may be

•	payable on a level debt service basis to fully amortize the loan over its term,

•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a “balloon” payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may

•	be fixed for the life of the loan,

•	increase over a specified period of time, or

•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

•	the type of mortgaged property securing each loan,

•	the original terms to maturity of the loans,

•	the largest principal balance and the smallest principal balance of the loans,

•	the earliest origination date and latest maturity date of the loans,

•	the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

•	the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

•	the geographical location of the related mortgaged properties on a state-by-state basis.

The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

•
a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the “manufacturer invoice price”),

•	the actual cost of any accessories depending on the size of the unit, and

•	the cost of state and local taxes, filing fees and up to three years’ prepaid hazard insurance premiums.

The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers’ Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

•	excessive building resulting in an oversupply of rental housing stock,

•	a decrease in employment reducing the demand for rental units in an area,

•	federal, state or local regulations and controls affecting rents, prices of goods and energy,

•	environmental restrictions,

•	increasing labor and material costs, and

•	the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor’s rights with respect to those representations and warranties. See“Operative Agreements—Assignment of Trust Fund Assets” in this prospectus.

The obligations of the master servicer with respect to the mortgage loans will consist principally of:

•
its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings “Mortgage Loan Program—Representations by Sellers; Repurchases” and “Operative Agreements— Sub-Servicing by Sellers” and “—Assignment of Trust Fund Assets”; and

•
its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading “Description of the Certificates—Advances.”

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

Single Family Loans will consist of loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years.

Home Equity Loans

Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

Multifamily Loans will consist of loans or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. All Multifamily Loans will have original terms to stated maturity of not more than 40 years.

Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for the cooperative’s mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

When we use the term “manufactured home” in this prospectus, we mean, as stated in 42 U.S.C. § 5402(6), “a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related trust fund, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related trust fund, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. The Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Agency Securities

Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae Certificate held in a trust fund will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-“buydown” mortgage loans are available in respect of graduated payment or “buydown” mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans and the sale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. A Freddie Mac Certificate may be issued under either Freddie Mac’s Cash Program or its Guarantor Program.

Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans. Under the Guarantor Program, the pool of loans backing a Freddie Mac Certificate may include only whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder’s pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the related seller and Freddie Mac.

Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders’ instructions.

Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in a trust fund.

Private Label Securities

General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

•	pass-through certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

•	collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

•	other Private Label Securities.

Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. The PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition, the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

•	no loan will have had a loan-to-value ratio at origination in excess of 95%;

•	each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

•	each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

•	no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

•	each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

Additional Information. If the trust fund for a series of securities includes Private Label Securities, the related prospectus supplement will specify

•	the aggregate approximate principal amount and type of Private Label Securities to be included in the trust fund,

•	the maximum original term-to-stated maturity of the PLS,

•	the weighted average term-to-stated maturity of the PLS,

•	the pass-through or certificate rate of the PLS,

•	the weighted average pass-through or interest rate of the PLS,

•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

•
certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

•	the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

•	the terms on which mortgage loans may be substituted for those originally underlying the PLS.

In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the loans, and

•	the minimum and maximum stated maturities of the underlying loans at origination.

Incorporation of Certain Information by Reference

We incorporate in this prospectus by reference all documents and reports, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the applicable depositor, Greenwich Capital Acceptance, Inc. (GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent that the documents or reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including the depositor with respect to each trust fund, that file electronically with the SEC.

Static Pool Information

For each trust fund discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

The Sponsor

The sponsor will be Greenwich Capital Financial Products, Inc. for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on November 16, 1990 as a wholly owned subsidiary corporation of Greenwich Capital Holdings, Inc. and is an affiliate of each of the depositors. The sponsor was organized for the purpose of issuing securities through its affiliates Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., private secondary mortgage market conduits.

The sponsor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

From January 2000 through and including December 2005, the Sponsor has securitized mortgage loans with an aggregate principal balance of approximately $92.5 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Sponsor securitized mortgage loans with an aggregate principal balance of approximately $0.8, $0.3, $2.4, $10.7, $30.4 and $47.9 billion, respectively. Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

The sponsor is a purchaser of seasoned, program exception, and non-performing residential mortgages. These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement. Portfolios may include second liens, REO and on a limited basis, non-residential properties. Products purchased include both fixed rate and ARM programs for Alt A, Jumbo (Prime) and Subprime mortgages as well as fixed rate Second Liens. All loans acquired by the sponsor are subject to due diligence prior to purchase. Portfolios are reviewed for issues including, but not limited to, credit, documentation, litigation, default and servicing related concerns as well as a thorough compliance review with loan level testing. Broker Price Opinions (BPOs) are also obtained on a selective basis. See “The Originators—Underwriting Guidelines” in the prospectus supplement for additional information.

The sponsor has been securitizing residential mortgage loans since 1990.

The Depositors

Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

The depositors do not have, nor are they expected in the future to have, any significant assets.

From January 2000 through and including December 2005, the Depositor has securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion. During the calendar years 2000, 2001, 2002, 2003, 2004 and 2005, the Depositor securitized mortgage loans with an aggregate principal balance of approximately $0.7, $1.1, $3.6, $10.3, $16.9 and $22.7 billion, respectively. Such issuances have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

In conjunction with Greenwich Capital Financial Products, Inc.’s acquisition of seasoned, program exception, and non-performing residential mortgages, the applicable depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositors will have no duties or responsibilities with respect to the pool assets or the securities.

Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

Loan Program

The depositor will have purchased the loans, either directly or through affiliates, from sellers. The loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading “—Underwriting Standards” below.

Underwriting Standards

Each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor’s affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower’s employer. The verification reports the borrower’s length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project’s cashflow, expenses, capitalization and other operational information in determining the property’s value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

•
to meet the borrower’s monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

•	to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores generally will have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used by an originator along with information such as, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Sellers

Each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

•	be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

•	maintain satisfactory facilities to originate and service the loans,

•	be a seller/servicer approved by either Fannie Mae or Freddie Mac, and

•	be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

Representations by Sellers; Repurchases or Substitutions

Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

•
Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney’s certificate of title may be substituted.

•	The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect except as provided in the mortgage loan file.

•
Each mortgage is a valid and enforceable first lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

•
The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

•
Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

•	The mortgaged property was free from damage and was in acceptable condition.

•	There were no delinquent tax or assessment liens against the mortgaged property.

•	Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

•
There are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions).

•	No mortgage loan is more than 90 days delinquent as to any scheduled payment of principal and/or interest.

•
The information set forth in the mortgage loan schedule provided by the seller is true and correct in all material respects and the information provided to the Rating Agencies, including the mortgage loan level detail, is true and correct according to the Rating Agency requirements.

•
Each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in a trust fund if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

The seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the trust with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

•
to repurchase that loan from the trust fund at a purchase price equal to 100% of the loan’s unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

•	substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

If a REMIC election is to be made with respect to a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related trust fund or from any holder of the related residual certificate. See“Description of the Securities—General” in this prospectus.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading “Operative Agreements—Assignment of Trust Fund Assets” in this prospectus.

Description of the Securities

Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish a trust fund for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the trust includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related trust fund. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. If the trust fund includes loans, the trust fund and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

The securities of each series will

•	be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

•
evidence specified beneficial ownership interests in the trust fund assets, in the case of a series of certificates, or be secured by the pledge of the trust fund assets, in the case of a series of notes, and

•	not be entitled to payments in respect of the assets included in any other trust fund established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

To the extent provided in the related operative agreements, each trust fund will consist of the following:

•	the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as “retained interest”;

•
those assets as from time to time are required to be deposited in the related security account as defined under the heading “Operative Agreements—Payments on Loans; Deposits to Security Account” in this prospectus;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•
primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, a trust fund may also include one or more of the following:

•	reinvestment income on payments received on the trust fund assets,

•	a reserve fund,

•	a pool insurance policy,

•	a special hazard insurance policy,

•	an interest rate swap or yield supplement agreement,

•	a currency swap,

•	a market value swap,

•	a bankruptcy bond,

•	one or more letters of credit,

•	a surety bond,

•	guaranties, or

•	similar instruments or other agreements.

Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related trust fund. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the trust fund assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code may result in “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code. See“ERISA Considerations” in this prospectus.

As to each series of securities, an election may be made to treat the related trust fund, or designated portion of the trust fund, as a “real estate mortgage investment conduit” (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer will be entitled to reimbursement for any such payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See“Credit Enhancement and Other Support” in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term “Available Funds” for each distribution date will equal the sum of the following amounts:

(i)
the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related trust fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

•	all payments which were due on or before the cut-off date;

•
all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

•	all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

•
amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

•
amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading “—Advances” immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

•
that portion of each collection of interest on a particular loan in the trust fund which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

(ii)	the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under “—Advances” immediately below and deposited by it in the security account;

(iii)	if applicable, amounts withdrawn from a reserve account;

(iv)	any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

(v)	if applicable, the amount of any prepayment interest shortfall.

Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the trust fund will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

•	the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

•	all distributions reported to securityholders of that class as allocable to principal increased by

•	in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

•	in the case of adjustable rate certificates, the effect of any negative amortization.

The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See “Credit Enhancement and Other Support—Subordination” in this prospectus.

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer’s determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See“—Distributions on Securities” above.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

A purchase commitment is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified trust assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events . A remarketing agreement is an obligation of a remarketing agent to sell specified trust assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified trust assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•
the amount, if any, of the distribution allocable to principal (by class), separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

•
with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

•
the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

•	the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

•
the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

•
the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date, and loss information for the period;

•
the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

•
if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class; and

•	the pass-through rate as of the day prior to the immediately preceding distribution date.

Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

•	other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

Reports, whether monthly or annual, will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

Credit Enhancement and Other Support

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. In addition, derivative instruments whose primary purpose is not to provide credit enhancement may be utilized to reduce or alter risks associated with changes in interest rates or currency fluctuations, or to ensure that securityholders receive payment of the full face amount of their securities if those securities are subject to mandatory action. Credit enhancement may take the form of one or more of the following:

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	the subordination of one or more classes of the securities of that series and any provision for excess interest or overcollateralization,

•	the establishment of one or more reserve accounts,

•	an interest rate swap (or cap, floor or collar) or a yield supplement agreement,

•	a currency swap,

•	a market value swap,

•	the use of a cross-support feature, or

•	a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

•	reducing the ownership interest of the holders of the related subordinated securities,

•	a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

•	as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

The related prospectus supplement may also limit the following:

•	the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

•	the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

•	the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

•	on each distribution date,

•	for specified periods, or

•
until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

•	in the order of their scheduled final distribution dates,

•	in accordance with a schedule or formula,

•	in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

•	hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•
if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

•
to purchase the property securing the defaulted loan at a price equal to the loan’s principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

•
to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

•	the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

•	failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan’s servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Primary Mortgage Insurance Policies

The related prospectus supplement may specify a mortgage loan (the “PMI Mortgage Loan”) is backed by a primary mortgage insurance policy (the “PMI Policy”). This PMI policy will be issued by the primary mortgage insurance policy insurer named in the prospectus supplement (the “PMI Insurer”). The PMI Policy covers loss by reason of default in payment on the insured’s mortgage loan. A PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default. The PMI Policy usually contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

Unless otherwise specified in the related prospectus supplement, the PMI Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan, as of the effective date of coverage; (iii) any claim involving a PMI Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

The PMI Policy generally will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

FHA Insurance; VA Guarantees

Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor’s control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures’ interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture’s principal amount.

The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan’s assignment to the VA.

With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

•
loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

•	loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See“Operative Agreements—Hazard Insurance” in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

•	the cost to repair or replace the mortgaged property, and

•
upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See“Material Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related trust fund.

The reserve account for a series of securities will be funded in one of the following ways:

•
by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

•	by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

•	in such other manner as the prospectus supplement may specify.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, “permitted investments” will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the related prospectus supplement, a trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

•	to maintain timely payments or provide additional protection against losses on the assets included in the trust fund,

•	to pay administrative expenses, or

•	to establish a minimum reinvestment rate on the payments made in respect of the assets included in the trust fund or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities and that are used solely in conjunction with auctions.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap Agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related trust fund may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

•
make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

•	make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See“Operative Agreements—Collection Procedures” and “Material Legal Aspects of the Mortgage Loans” in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

•	30 days’ interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer’s servicing fee accrues, over

•	the amount of interest actually received on that loan during the due period, net of the master servicer’s servicing fee.

If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of a trust fund to effect early retirement of the related series of securities. See“Operative Agreements—Termination; Optional Termination; Optional Calls” in this prospectus.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of trust fund assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an “insolvency trustee”) is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average “strip rate” as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

Operative Agreements

Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. As to each series of securities, the related material agreements, including each agreement required to be filed under Regulation AB, will be filed with the Commission in a current report on Form 8-K following the issuance of the securities. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate a trust fund that is comprised of loans. Although an agreement governing a trust fund that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

Assignment of Trust Fund Assets

Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related trust will be registered electronically through the MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related trust fund:

•	the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

•
in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a “mortgage”) with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

•	in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

•
an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS® System; and

•	any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.

With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

•	the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

•	the original security agreement,

•	the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	an executed financing agreement and the relevant stock certificate,

•	related blank stock powers, and

•	any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller’s obligation to the extent described in this prospectus under “Mortgage Loan Program—Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller’s obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

Notwithstanding the provisions of the foregoing two paragraphs, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in a trust fund to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in a trust fund to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See “The Trust Fund—Private Label Securities.” The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer and each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain with respect to the related trust fund a security account which is a separate account or accounts for the collection of payments on the assets in the trust fund. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

•
It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

•	It must be an account the deposits in which are fully insured by the FDIC.

•
It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

•	It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

A security account established by a sub-servicer must meet the requirements listed above and must be otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under “—Sub-Servicing by Sellers,” less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise provided in the prospectus supplement, the master servicer will have sole discretion to determine the particular investments made so long as they comply with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

On a daily basis, the master servicer or servicer, as applicable, will deposit in the certificate account for each trust fund, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or servicer or on behalf of either entity subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

•	all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•	Insurance Proceeds;

•	Liquidation Proceeds;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•
all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under “Loan Program—Representations by Sellers; Repurchases or Substitutions” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan repurchased as described in this prospectus under “—Termination; Optional Termination” below;

•	all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under “—Hazard Insurance” below;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

•	all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Sub-Servicing of Loans

Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

•	collecting payments from borrowers and remitting collections to the master servicer;

•
maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer’s right to approve settlements in advance;

•	maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

•
processing assumptions or substitutions, although the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies;

•	supervising foreclosures;

•	inspecting and managing mortgaged properties under certain circumstances;

•	maintaining accounting records relating to the loans; and

•	to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under “—Payments on Loans; Deposits to Security Account” above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See“— Servicing and Other Compensation and Payment of Expenses” below.

Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer, if specified in the applicable agreement, may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

The trustee, securities administrator or master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related trust fund. Consistent with the preceding sentence, the master servicer may, in its discretion,

•	waive any assumption fee, late payment or other charge in connection with a loan; and

•
to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related trust fund.

Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See“Material Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See“Material Legal Aspects of the Loans” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•
the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See“Credit Enhancement and Other Support—Special Hazard Insurance Policies” in this prospectus.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

•	all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

•	amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

•	claim payments previously made by the primary insurer, and

•	unpaid premiums.

Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

•	fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

•	failure to construct the related mortgaged property in accordance with specified plans,

•	physical damage to the mortgaged property and

•	lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

•	to advance or discharge all hazard insurance policy premiums;

•	to advance

•	real estate property taxes,

•	all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

•	mortgaged property sales expenses,

•	any outstanding liens on the mortgaged property (as defined in the policy) and

•	foreclosure costs, including court costs and reasonable attorneys’ fees,

•	in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

•
in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

•	to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

•	the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the trust fund may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted loan together with accrued interest. See“Credit Enhancement and Other Support” in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer’s primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation:

•	payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

•	payment of the fees and disbursements of the trustee and independent accountants;

•	payment of expenses incurred in connection with distributions and reports to securityholders; and

•	payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

The operative agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each related party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each operative agreement will also provide that the each party participating in the servicing function will deliver, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each operative agreement will also provide for delivery to the related trustee or master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the operative agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one operative agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositors

The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer’s resignation become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related trust fund or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

•	any loss, liability or expense related to any specific loan in the trust fund or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

•
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related trust fund and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under each agreement:

•
any failure by the master servicer, trustee, servicer or securities administrator to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

•	any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

•
any failure by the master servicer, trustee, servicer or securities administrator duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•
events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the trust fund in the event that payments are insufficient to make the payments required under the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the trust fund and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

•	the holder has previously given to the trustee written notice of default;

•
the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

•	the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under the indenture for each series of notes:

•	failure to pay for five days or more any principal or interest on any note of that series;

•
failure by the depositor or the trust to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•
the material breach of any representation or warranty made by the depositor or the trust in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy insolvency, receivership or liquidation of the depositor in the trust; or

•	any other event of default specified in the indenture.

If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

•	the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

•	the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee’s costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer, the trustee and other applicable parties, without the consent of any of the securityholders, for the following purposes:

•	to cure any ambiguity,

•	to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

•	to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

•	reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

•	reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

•
the final payment or other liquidation of the last of the assets of the trust fund subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the trust fund, and

•
the purchase from the trust fund by the servicer or the master servicer, as applicable, or such other party as may be specified in the related prospectus supplement, of all of the remaining trust fund assets and all property acquired in respect of those assets.

See“Material Federal Income Tax Consequences” in this prospectus.

Unless otherwise specified in the related prospectus supplement, any purchase of trust fund assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the trust fund, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

If specified for the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate principal balance of the certificates as of the Closing Date, the certificates will be identified with the word “Callable.” With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes provides for such a purchase at 25% or more of the aggregate principal balance of the notes as of the Closing Date, the notes will be identified with the word “Callable.” In the case of a mandatory call, an auction call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement. The trustee shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related pooling and servicing agreement or servicing agreement, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related operative agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the operative agreement.

As provided in the pooling and servicing agreement or servicing agreement, if an event of default shall occur, the trustee may, by notice to the master servicer or servicer, terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer thereafter arising under the operative agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. On or after the receipt by the master servicer or servicer of the notice, all authority and power of the master servicer or servicer under the operative agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) will pass to and be vested in the trustee. The trustee will act to carry out the duties of the master servicer or servicer, including the obligation to make any advance the nonpayment of which was an event of default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer or servicer of a notice of termination, the trustee (or such other successor master servicer or servicer) will be the successor master servicer or servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer by the terms and provisions of the applicable agreement arising on and after its succession. The trustee, in its capacity as successor to the master servicer or servicer, will assume all the obligation to make advances. The trustee, however, will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. The pooling and servicing agreement or servicing agreement will provide for a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. The trustee (or such other successor master servicer) shall be entitled to such compensation as the master servicer or servicer would have been entitled to hereunder if the notice of termination had not been given. If the trustee is unwilling to act as successor master servicer or servicer or if the trustee is legally unable so to act, the trustee will be required under the related operative agreement to appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than the amount set forth in the prospectus supplement as the successor to any part of the responsibilities, duties or liabilities of the master servicer or servicer. The appointment of any such successor master servicer or servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the related securities by the rating agencies as evidenced by a letter to such effect from the rating agencies. Pending appointment of a successor to the master servicer or servicer, unless the trustee is prohibited by law from so acting, the trustee shall act in such capacity as hereinabove provided. The successor may be entitled to receive compensation out of payments on mortgage loans in an amount equal to the compensation which the master servicer or servicer would otherwise have received pursuant to the applicable agreement (or such other compensation as the trustee and such successor shall agree, not to exceed the servicing fee). The appointment of a successor master servicer or servicer shall not affect any liability of the predecessor master servicer which may have arisen under the applicable agreement prior to its termination as master servicer or servicer to pay any deductible under an insurance policy or to reimburse the trustee), nor shall any successor master servicer or servicer be liable for any acts or omissions of the predecessor master servicer or servicer or for any breach by its predecessor of any of its representations or warranties contained in the applicable agreement or in any related document or agreement. Under the terms of the pooling and servicing agreement or servicing agreement, all reasonable servicing transfer costs may be paid by the predecessor master servicer or servicer upon presentation of reasonable documentation of such costs, and if such predecessor master servicer or servicer defaults in its obligation to pay such costs, such costs may be paid by the successor master servicer or the trustee (in which case the successor master servicer, the servicer or the trustee, as applicable, shall be entitled to reimbursement from the assets of the trust fund).

If the trustee succeeds to any duties of the master servicer or servicer respecting the mortgage loans, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the operative agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as successor in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the operative agreements relating to the master servicer or servicer, however, shall apply to it in its capacity as successor.

Upon any termination or appointment of a successor to the master servicer or the servicer the trustee shall give prompt written notice thereof to security holders of record pursuant to the agreements and to the rating agencies if required by the pooling and servicing agreement or servicing agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the distribution account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may at any time resign and be discharged from the trust by giving written notice thereof to the depositor, the servicer, each rating agency and other applicable parties. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by holders of securities evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

Single Family Loans, Multifamily Loans and Home Equity Loans. The loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

•	the obligation of the borrower to repay the loan it represents, and

•	the grant of a security interest in a manufactured home to secure repayment of the loan.

The Manufactured Housing Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee’s ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See“—Junior Mortgages, Rights of Senior Mortgages” below.

Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See“—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor’s abandonment or with the obligor’s consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor’s principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

•
reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

•	reduce the monthly payments due under the mortgage loan,

•	change the rate of interest of the mortgage loan, and

•	alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. Remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the related trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys’ fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

The depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower’s obligation to make the required payments under the Manufactured Housing Contract.

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

•	the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

•
the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

Due-on-Sale Clauses

Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any trust fund if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty.

Some states, such as California, provide similar protection to National Guard members called up to active service and reservists called to active duty as that provided by the Relief Act. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act or a similar state law could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender’s inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an “owner” or “operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of “owner” or “operator” those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner” or “operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the trust fund generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the trust fund, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

The pooling and servicing agreement will provide that the master servicer, acting on behalf of the trust fund, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower’s creditworthiness which support approval of the loan.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender’s insurance coverage reserve account.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. The “claimable amount” means an amount equal to 90% of the sum of:

•	the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

•
the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

•	the uncollected court costs;

•	the attorney’s fees not to exceed $500; and

•	the expenses for recording the assignment of the security to the United States.

The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

Material Federal Income Tax Consequences

The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, any of Sidley Austin llp, Thacher Proffitt & Wood llp or McKee Nelson llp, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a “section” or “sections” shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

If a REMIC election is not made, in the opinion of tax counsel the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A trust fund that qualifies as a “grantor trust” for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

•	the trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

•	owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described below.

A trust fund that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the trust fund will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related trust fund. The trust fund would then be treated as a partnership and could be a publicly traded partnership. If the trust fund were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute “qualifying income” not derived in the conduct of a financial business. Nevertheless, if the trust fund were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust’s income but might be subject to certain limitations on their ability to deduct their share of the trust’s expenses.

Taxation of Debt Securities

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and

•
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

In the opinion of tax counsel, “compound interest securities” (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with “original issue discount” or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of

•	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

•	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

•	events that have occurred before the end of the accrual period, and

•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See“—Non-REMIC Certificates—B. Multiple Classes of Senior Certificates—Stripped Bonds and Stripped Coupons” below.

Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

•
in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the debt security. Such adjusted basis generally will equal the seller’s purchase price for the debt security, increased by the OID and market discount included in the seller’s gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a debt security will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

•	the debt security is part of a straddle;

•	the debt security is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

•
the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

•	the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Non-REMIC Certificates

Single Class of Senior Certificates

Characterization. The trust fund may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust fund represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder’s method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the trust fund. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder’s adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the “coupon stripping” rules of the Code discussed below.

Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

•
a senior certificate owned by a “domestic building and loan association” within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent “loans . . . secured by an interest in real property which is . . . residential property” within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

•
a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

•	a senior certificate owned by a REMIC will be an “obligation . . . which is principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

The assets constituting certain trust funds may include “buydown” mortgage loans. The characterization of any investment in “buydown” mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such “buydown” mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in “buydown” mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust fund that includes “buydown” mortgage loans.

Premium. The price paid for a senior certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the trust fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers are encouraged to consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury’s OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See“—B. Multiple Classes of Senior Certificates—Senior Certificates Representing Interests in Loans Other than ARM Loans—Accrual of Original Issue Discount” below.

Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a “market discount.” Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder’s gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See“—Regular Certificates—Original Issue Discount and Premium” below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

Stripped Bonds and Stripped Coupons

General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a trust fund is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (“stripped bond certificates”), while the second class of senior certificates will represent the right to some or all of the interest on such portion (“stripped coupon certificates”).

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See“—Single Class of Senior Certificates—Original Issue Discount” above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

•	the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

•	no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the trust fund’s mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate’s stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust fund. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material are encouraged to consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be “obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Senior Certificates Representing Interests in Loans Other Than ARM Loans

General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans. OID on each senior certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under “—Accrual of Original Issue Discount” below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under “— Accrual of Original Issue Discount” below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

•
any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The “adjusted issue price” of a senior certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a senior certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a “teaser” rate) would still need to be accrued.

Senior Certificates Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related trust fund includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans (“stripped ARM obligations”) to holders in a manner it believes to be consistent with the rules described under the heading “— Senior Certificates Representing Interests in Loans Other Than ARM Loans” above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate’s principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

Final regulations issued on June 11, 1996 with respect to OID under section 1275 include “contingent payment regulations” covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor’s capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading “—Stripped Bonds and Stripped Coupons” above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the “applicable Federal rate” (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder’s adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

Sale or Exchange of a Senior Certificate

Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller’s purchase price for the senior certificate, increased by the OID and market discount included in the seller’s gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

•	the senior certificate is part of a straddle;

•	the senior certificate is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Senior certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

•
the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund);

•	the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding

The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

REMIC Certificates

General

The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, “—Prohibited Transactions and Other Taxes”) below, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under “—Residual Certificates” below), the Code provides that a trust fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the trust fund will qualify as a REMIC and the related certificates will be considered to be regular interests (“regular certificates”) or residual interests (“residual certificates”) in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in section 7701(a)(19)(C) of the Code;

•	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

•
interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of “buydown” mortgage loans contained in “—Non-REMIC Certificates—Single Class of Senior Certificates” above. REMIC certificates held by a real estate investment trust will not constitute “Government Securities” within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code.

A “qualified mortgage” for REMIC purposes is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are “single family residences” under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the “subsidiary REMIC” and the “master REMIC”) for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

•
whether the REMIC certificates will be (i) “real estate assets” within the meaning of section 856(c)(4)(A) of the Code or (ii) “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code; and

•	whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

Regular Certificates

General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the “stated redemption price at maturity” of a regular certificate and its “issue price.” Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.” The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

•	the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

•
a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for certain regular certificates to be issued as “super-premium” certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under “—Accrued Interest Certificates” below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under “—Premium” below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under “—Premium” below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate’s actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

Generally, a regular certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

•	any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the “adjusted issue price” of the regular certificates at the beginning of the accrual period.

The “adjusted issue price” of a regular certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a regular certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

•
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

•	any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

•	the interest is unconditionally payable at least annually;

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

•
interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under “—Original Issue Discount and Premium” above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of

•
the regular certificate’s stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

over

•	the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See“—Original Issues Discount and Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate’s stated redemption price at maturity multiplied by the regular certificate’s weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates are encouraged to consult their own tax advisors on this point.

Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder’s adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221 of the Code.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

•
the amount that would have been includible in such holder’s income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

•	the amount actually includible in the holder’s income.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors are encouraged to consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

Regular certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates. Regular certificates that are “payment lag” certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are “pass-through interest holders.” Generally, a single-class REMIC is defined as (i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “applicable amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

•
the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the trust fund or the beneficial owners of the related residual certificates);

•	the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

•
the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See“—Prohibited Transactions and Other Taxes” below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See“—Sale or Exchange of Residual Certificates” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under “—Non-Interest Expenses of the REMIC” below, other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC’s taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC’s initial basis in its assets. See“—Sale or Exchange of Residual Certificates” below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see“— Allocation of the Income of the REMIC to the Residual Certificates” above.

Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC’s taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder’s adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a “negative value” residual interest.

Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Non-Interest Expenses of the REMIC. The REMIC’s taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are “pass-through interest holders.” Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual’s adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See“— Regular Certificates—Non-Interest Expenses of the REMIC” above.

Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

•
will be treated as “unrelated business taxable income” within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see“Tax-Exempt Investors” below); and

•	is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See“—Non-U.S. Persons” below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

•	the income of the residual certificateholder for that calendar quarter from its residual certificate over

•	the sum of the “daily accruals” for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual certificate at the beginning of the calendar quarter and 120% of the “Federal long-term rate” in effect at the time the residual certificate is issued. For this purpose, the “adjusted issue price” of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The “Federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder’s adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a “single class REMIC,” however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the “wash sale” rules described below). A holder’s adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder’s adjusted basis in the newly acquired asset.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Prohibited Transactions and Other Taxes

The REMIC is subject to a tax at a rate equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder’s adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an “excess inclusion.” See“—Residual Certificates— Excess Inclusions” above.

Non-U.S. Persons

Amounts paid to residual securityholders who are not U.S. Persons (see“—Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See“— Residual Certificates—Excess Inclusions” above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See“—Residual Certificates—Excess Inclusions” above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, see“—Tax-Related Restrictions on Transfers of Residual Certificates” below.

Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

•	an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer multiplied by

•	the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A “disqualified organization” means

•
the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

•	any organization (other than certain farmers’ cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income,”

•	a rural electric or telephone cooperative, and

•	electing large partnerships.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

•	the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

•	the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means

•	a regulated investment company, real estate investment trust or common trust fund,

•	a partnership, trust or estate, and

•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A “non-economic residual certificate” is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents,

•
the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

•
the transferor conducted a reasonable investigation of the transferee’s financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

•
the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

•
the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and

•	the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:

•
at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

•
the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

•
a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

•	any consideration given to the transferee to acquire the interest (the inducement payment),

•	future distributions on the interest, and

•	any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee’s cost of borrowing.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee’s income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State Tax Considerations

In addition to the federal income tax consequences described in this prospectus under “Material Federal Income Tax Considerations” above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security,” or if equity participation by “benefit plan investors” is not “significant.” In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by “benefit plan investors” is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities the underlying assets of which include assets of the benefit plan by reason of investment in the entity by the benefit plan.

If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.” There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

Insurance Company General Accounts

The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy. In general, to meet the safe harbor, an insurer must

•	disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

•
allow Plans to terminate or discontinue a policy on 90 days’ notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

•	give Plans written notice of “insurer-initiated amendments” 60 days before the amendments take effect.

Prohibited Transaction Class Exemption 83-1

Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan is encouraged to consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a “swap”), a yield maintenance agreement (a “cap”) or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Underwriter Exemption

On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67 Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

•	the investment pool consists only of assets of a type which have been included in other investment pools;

•
securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and

•
securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be “subordinated” to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor’s, Moody’s Investors Service, Inc. or Fitch Ratings. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

•	the obligations are residential or home equity loans, and

•
the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

•	the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the “Restricted Group,” which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date (the “DOL Pre-Funding Period”), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

Any Plan fiduciary which proposes to cause a Plan to purchase securities is encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” (“TB 73a”), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

Method of Distribution

The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securites may be effected through one or more resecuritization transactions, in accordance with Rule 190.

Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

Legal Matters

The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281, or by McKee Nelson llp, 1919 M Street, NW, Washington, DC 20036, as specified in the related prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N. E., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC. Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to provide any financial reports to securityholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance,” required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site of the trustee for the related transaction as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission.

Reports to Securityholders

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Operative Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Ratings

It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Glossary of Terms

Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer’s normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

Multifamily Loans: First lien mortgage loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

Single Family Loans: First lien mortgage loans, secured by one- to four-family residential properties.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;

•
a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•	an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

$1,454,024,000 (APPROXIMATE)

NEWCASTLE MORTGAGE SECURITIES TRUST 2006-1
Issuing Entity

NEWCASTLE INVESTMENT CORP.
Sponsor

FINANCIAL ASSET SECURITIES CORP.
Depositor

CENTEX HOME EQUITY COMPANY, LLC
Originator and Servicer

ASSET-BACKED NOTES, SERIES 2006-1

_______________________

PROSPECTUS SUPPLEMENT

[RBS Greenwich Capital Logo]

_______________________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Notes, Series 2006-1 in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Asset-Backed Notes, Series 2006-1 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Notes, Series 2006-1 will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

April 4, 2006